Exhibit 10.1

DEED OF LEASE

by and between

TAMARES 7950 OWNER LLC

(Landlord)

And

APPIAN CORPORATION

(Tenant)

at

VALO PARK

7950 Jones Branch Drive

Tysons, Virginia

April 17, 2018

TABLE OF CONTENTS

	ARTICLE 1. ORIGINAL PREMISES; PROPERTY & COMMON AREAS;	1
1.1	PREMISES	1
1.2	PROJECT AND COMMON AREAS	2
1.3	PARKING	3
1.4	PROJECT AMENITIES	3
1.5	CONDITION OF ORIGINAL PREMISES	3
1.6	BASE BUILDING REQUIRED CONDITION	4
1.7	LEASE TERM	4
1.8	TENANT FIT-OUT PERIOD	4
1.9	COMMENCEMENT DATE	4
1.10	RENT COMMENCEMENT DATE	4
1.11	BASE RENT FOR ORIGINAL PREMISES	5
1.12	PARKING PERMIT FEES	5
1.13	ADDITIONAL RENT	5
1.14	TENANT’S SHARE	6
1.15	FIFTH FLOOR MUST-TAKE SPACE	6
1.16	FIXED DATE EXPANSION OPTIONS	8
1.17	UNILATERAL EXPANSION OPTION	18
1.18	RIGHT OF FIRST REFUSAL	22
1.19	OPTION ON TENANTED SPACE	24
1.20	RIGHT OF FIRST OFFER	28
1.21	EXTENSION TERM	29
1.22	RENT PAYMENT ADDRESS	30
1.23	LEASE YEAR	30
1.24	DEED OF LEASE	30

	ARTICLE 2. SECURITY DEPOSIT	30
2.1	LETTER OF CREDIT AS SECURITY	30
2.2	ADJUSTMENTS TO SECURITY DEPOSIT AMOUNT	31
2.3	LETTER OF CREDIT REQUIREMENTS	33
2.4	ADVANCE DEPOSIT	35
2.5	NO SEPARATE ACCOUNT	35

	ARTICLE 3. USES; TENANT COVENANTS	35
3.1	PERMITTED USES	35
3.2	OTHER GENERAL USE COVENANTS	35

	ARTICLE 4. ENVIRONMENTAL PROVISIONS; RECYCLING	36
4.1	ENVIRONMENTAL PROTECTION	36
4.2	TENANT INDEMNITY	36
4.3	LANDLORD REPRESENTATION AND INDEMNITY	36
4.4	RECYCLING REGULATIONS	37
4.5	AMERICANS WITH DISABILITIES ACT	37

	ARTICLE 5. LATE CHARGES; INTEREST	37
5.1	LATE CHARGES	37
5.2	INTEREST	38

	ARTICLE 6. REPAIRS AND MAINTENANCE	38
6.1	LANDLORD’S OBLIGATIONS	38
6.2	TENANT’S OBLIGATIONS	38

	ARTICLE 7. UTILITIES AND SERVICES	39
7.1	SERVICES	39

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7.2	ADDITIONAL SERVICES	39
7.3	EXCESS UTILITY CONSUMPTION	40
7.4	FITNESS FACILITY	40
7.5	INTERRUPTION OF SERVICES	40

	ARTICLE 8. OPERATING EXPENSES	41
8.1	OPERATING EXPENSES GENERALLY	41
8.2	CAP ON CONTROLLABLE OPEX	41
8.3	CONTINGENT OPERATING EXPENSE CREDIT	41
8.4	ESTIMATED PAYMENTS	42
8.5	ANNUAL RECONCILIATION	42
8.6	OPERATING EXPENSES DEFINED	42
8.7	EXCLUSIONS FROM OPERATING EXPENSES	44
8.8	ADJUSTMENT	46
8.9	FURTHER ADJUSTMENT	46
8.10	TENANT’S AUDIT RIGHTS	46

	ARTICLE 9. REAL ESTATE TAXES	47
9.1	REAL ESTATE TAXES GENERALLY	47
9.2	ESTIMATED PAYMENT	47
9.3	REAL ESTATE TAXES DEFINED	47
9.4	ANNUAL RECONCILIATION	48

	ARTICLE 10. ADDITIONAL PROVISIONS; OPERATING EXPENSES AND REAL ESTATE TAXES	48
10.1	PARTIAL YEAR; END OF TERM	48
10.2	OTHER TAXES	49
10.3	CONTESTING REAL ESTATE TAXES	49
10.4	TENANT’S RIGHT TO CONTEST REAL ESTATE TAXES	49

	ARTICLE 11. INSURANCE	50
11.1	TENANT’S COVERAGE REQUIREMENTS	50
11.2	RATING; CERTIFICATES; CANCELLATION	51
11.3	OTHER	51
11.4	LANDLORD’S COVERAGE REQUIREMENTS	52

	ARTICLE 12. WAIVER OF SUBROGATION	52

	ARTICLE 13. DAMAGE OR DESTRUCTION	53
13.1	DAMAGE	53
13.2	TERMINATION	53
13.3	BUSINESS INTERRUPTION	54
13.4	REPAIRS	54
13.5	END OF TERM CASUALTY	54
13.6	RELOCATION TO INTERIM SPACE	54

	ARTICLE 14. MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES	55
14.1	FLOOR LOAD; CHANGES TO BUILDING SYSTEMS	55
14.2	EMERGENCY GENERATOR	55
14.3	ALTERATIONS	56
14.4	REMOVAL OF SPECIALTY ALTERATIONS AT END OF TERM	56
14.5	FAILURE TO REMOVE	57

	ARTICLE 15. ROOFTOP SPECIAL EQUIPMENT	57
15.1	ROOF ACCESS FOR SATELLITE AND ANTENNAE EQUIPMENT	57
15.2	INSTALLATION	58
15.3	TENANT’S COVENANTS	58
15.4	LANDLORD’S OBLIGATIONS	59
15.5	HAZARDOUS MATERIALS/INSPECTIONS	59

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15.6	DEFAULT	59
15.7	REMOVAL AT END OF TERM	59

	ARTICLE 16. ACCESS	59
16.1	LANDLORD’S ACCESS RIGHTS	59
16.2	FAILURE OF ACCESS DUE TO TENANT	60

	ARTICLE 17. INDEMNIFICATION	60
17.1	TENANT’S INDEMNIFICATION	60
17.2	LANDLORD’S INDEMNIFICATION	60
17.3	SURVIVAL	61

	ARTICLE 18. ASSIGNMENT AND SUBLETTING	61
18.1	CONSENT	61
18.2	PERMITTED TRANSFERS	61
18.3	DESK SHARING	62
18.4	REQUIRED INFORMATION	63
18.5	FEES; DOCUMENTS	63
18.6	NO RELEASE	63
18.7	TENANT LIABILITY	64
18.8	PROFIT	64
18.9	CERTAIN RIGHTS SUBJECT TO DIMINUTION	64
18.10	CERTAIN RIGHTS SUBJECT TO FORFEITURE	65

	ARTICLE 19. ADVERTISING; SIGNAGE RIGHTS	65
19.1	SIGNAGE GENERALLY	65
19.2	CERTAIN SIGNAGE RIGHTS OF TENANT	65
19.3	TENANT’S COVENANTS; DAMAGE TO TENANT’S ROOFTOP BRANDING	66
19.4	ADDITIONAL SIGNAGE RIGHTS	66
19.5	BUILDING DIRECTORY	66
19.6	RESTRICTIONS ON LANDLORD’S RIGHT TO GRANT SIGNAGE RIGHTS; GANNET SIGNAGE	66
19.7	REMOVAL OF EXISTING ADVERTISING	67

	ARTICLE 20. LIENS	67

	ARTICLE 21. DEFAULT	68
21.1	TENANT’S DEFAULT	68
21.2	REMEDIES	68
21.3	RIGHT OF RE-ENTRY	70
21.4	WAIVER OF CERTAIN RIGHTS	71

	ARTICLE 22. SUBORDINATION	71
SUBORDINATION		71

	ARTICLE 23. SURRENDER OF POSSESSION	72

	ARTICLE 24. NON-WAIVER	72

	ARTICLE 25. HOLDOVER	72

	ARTICLE 26. CONDEMNATION	73
26.1	DEFINITIONS	73
26.2	TAKING	73
26.3	AWARD	74

	ARTICLE 27. NOTICES	74

	ARTICLE 28. MORTGAGEE PROTECTION	74
28.1	NOTICE OF DEFAULT	74
28.2	NEW FINANCING	75

	ARTICLE 29. COSTS AND ATTORNEYS’ FEES	75

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	ARTICLE 30. BROKERS	75
30.1	TENANT’S REPRESENTATION	75
30.2	LANDLORD’S REPRESENTATION	76

	ARTICLE LANDLORD’S LIABILITY; TENANT’S RIGHT OF SELF-HELP	76
31.1	LANDLORD’S LIABILITY; EXCULPATION	76
31.2	TENANT’S SELF-HELP RIGHTS	76

	ARTICLE 32. ESTOPPEL CERTIFICATES	78

	ARTICLE 33. FINANCIAL INFORMATION	78

	ARTICLE 34. TRANSFER OF LANDLORD’S INTEREST	79

	ARTICLE 35. RIGHT TO PERFORM	79

	ARTICLE 36 COMMON AREAS; TENANT’S RIGHTS	79
36.1	DEFINITION	79
36.2	LANDLORD’S CONTROL	79
36.3	CHANGES AND ADDITIONS	80
36.4	TENANT’S RIGHT OF CONSULTATION – ARCHITECTURAL MATTERS	80
36.5	TENANT’S RIGHTS – PROJECT F&B MATTERS	81

	ARTICLE 37. SALES AND AUCTIONS	81

	ARTICLE 38. STORAGE SPACE	82

	ARTICLE 39. ACCESS; SECURITY	82

	ARTICLE 40. AUTHORITY	83

	ARTICLE 41. NO ACCORD OR SATISFACTION	83

	ARTICLE 42. GENERAL PROVISIONS	83
42.1	ACCEPTANCE	83
42.2	MARGINAL HEADINGS, ETC.	83
42.3	CHOICE OF LAW	83
42.4	SUCCESSORS AND ASSIGNS	83
42.5	RECORDATION	83
42.6	QUIET POSSESSION	83
42.7	INABILITY TO PERFORM; FORCE MAJEURE	84
42.8	PARTIAL INVALIDITY	84
42.9	CUMULATIVE REMEDIES	84
42.10	WAIVER OF CONSEQUENTIAL DAMAGES	84
42.11	ENTIRE AGREEMENT	84
42.12	SURVIVAL	84
42.13	TIME	84
42.14	SUCCESSORS	84
42.15	NO PARTNERSHIP	84
42.16	NO REPRESENTATIONS BY LANDLORD	84
42.17	EXHIBITS AND SCHEDULES	85
42.18	PRONOUNS	85
42.19	CAPTIONS	85
COUNTERPARTS		85
42.21	EXAMINATION OF LEASE	85
42.22	INTERPRETATION	85
42.23	RULE AGAINST PERPETUITIES	85
42.24	CONFIDENTIALITY	85
42.25	OFAC	86
42.26	RESIDENT AGENT	86

	ARTICLE 43. RULES AND REGULATIONS	86

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	ARTICLE 44. WAIVER OF COUNTERCLAIM AND TRIAL BY JURY	86

	ARTICLE 45. RIGHT OF FIRST OFFER TO PURCHASE PROJECT	87
45.1	RIGHT OF FIRST OFFER TO PURCHASE	87
45.2	EXCLUDED SALES	87
45.3	PURCHASE AGREEMENT	87
45.4	LANDLORD’S RIGHTS	88
45.5	FURTHER CONDITIONS PRECEDENT	88

EXHIBITS

TWELFTH FLOOR PREMISES	EXHIBIT A-1

ELEVENTH FLOOR PREMISES	EXHIBIT A-2

TENTH FLOOR PREMISES	EXHIBIT A-3

NINTH FLOOR PREMISES	EXHIBIT A-4

EIGHTH FLOOR PREMISES	EXHIBIT A-5

SEVENTH FLOOR PREMISES	EXHIBIT A-6

SIXTH FLOOR PREMISES	EXHIBIT A-7

FIFTH FLOOR MUST-TAKE PREMISES	EXHIBIT A-8

NINTH FLOOR EXPANSION SPACE	EXHIBIT A-9

EIGHTH FLOOR EXPANSION SPACE	EXHIBIT A-10

SEVENTH FLOOR EXPANSION SPACE	EXHIBIT A-11

UNILATERAL EXPANSION SPACE	EXHIBIT A-12

TENANTED SPACE (GANNETT SPACE)	EXHIBIT A-13

TENANTED SPACE (OCTAGON SPACE)	EXHIBIT A-14

TENANTED SPACE (FN SPACE)	EXHIBIT A-15

TENANTED SPACE (INSPERITY SPACE)	EXHIBIT A-16

SERVER CLOSET	EXHIBIT A-17

STORAGE SPACE	EXHIBIT A-18

SITE PLAN	EXHIBIT B-1

FOURTH FLOOR OUTDOOR SPACE	EXHIBIT B-1.1

DEPICTION OF LIGHTED SIGNS	EXHIBIT B-1.2

LOCATION FOR LIGHTED SIGNS	EXHIBIT B-1.3

MONUMENT SIGNAGE	EXHIBIT B-1.4

TENANT’S ROOFTOP ADVERTISING AREA	EXHIBIT B-1.5

EXISTING GANNETT SIGNAGE	EXHIBIT B-1.6

EXISTING MARKETING SIGNS TO BE REMOVED	EXHIBIT B-1.7

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LOCATION OF TENANT’S LOBBY SIGNAGE	EXHIBIT B-1.8

LOCATION OF RESERVED PARKING SPACES	EXHIBIT B-2

DESCRIPTION OF PHASE I IMPROVEMENTS	EXHIBIT B-3

DESCRIPTION OF PHASE II IMPROVEMENTS	EXHIBIT B-4

TENANT’S F&B RIGHTS	EXHIBIT B-5

BASE BUILDING WORK LETTER	EXHIBIT C-1

PROJECT AMENITIES	EXHIBIT C-1.1

WORK LETTER	EXHIBIT C-2

INSURANCE REQUIREMENTS FOR TENANT’S CONTRACTORS	EXHIBIT C-3

RULES AND REGULATIONS	EXHIBIT D

DECLARATION OF LEASE COMMENCEMENT	EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE	EXHIBIT F

FORM OF LETTER OF CREDIT	EXHIBIT G

EXERCISE FACILITY CONSENT AND WAIVER OF LIABILITY	EXHIBIT H

DETERMINATION OF FAIR MARKET RENTAL VALUE	EXHIBIT I

FORM OF REQUIRED SNDA	EXHIBIT J

LANDLORD’S CLEANING SPECIFICATIONS	EXHIBIT K

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SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE	DESCRIPTION
(References are to the Lease)
1. Effective Date:	April 17, 2018
2. Landlord:	TAMARES 7950 OWNER LLC, a Delaware limited liability company

3. Address of Landlord (Article 27):

Tamares 7950 Owner LLC

c/o Tamares Real Estate Holdings Inc..

1500 Broadway

24th Floor

New York, NY 10036

Attn: Itrat Sayeed

With a copy to:

Braunstein Turkish LLP

7600 Jericho Turnpike

Suite 402

Woodbury, NY 11797

Attn: Michael Braunstein, Esq.

4. Tenant:	APPIAN CORPORATION
a Delaware corporation

5. Address of Tenant (Article 27):	Prior to the Commencement Date: Appian Corporation 1875 Explorer Street 4th Floor Reston, Virginia 20190 Attn: Glenda W. Montemayor Director Real Estate & Facilities

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And:

Appian Corporation

1875 Explorer Street

4th Floor

Reston, Virginia 20190

Attn: Chief Financial Officer

With a copy to:

Cooley LLP

11951 Freedom Drive

Reston, Virginia 20190-5656

Attn: Michelle Garcia Schulman

After the Commencement Date:

Appian Corporation

At the Premises

Attn: Glenda W. Montemayor

Director Real Estate & Facilities

And:

Appian Corporation

At the Premises

Attn: Chief Financial Officer

With a copy to:

Cooley LLP

11951 Freedom Drive

Reston, Virginia 20190-5656

Attn: Michelle Garcia Schulman

6. Premises (Section 1.1):	Approximately 176,222 rentable square feet of space comprising the entire rentable area of the twelfth (12th), eleventh (11th), tenth (10th), ninth (9th), eighth (8th), seventh (7th) and sixth (6th) floors of the South Tower, as set forth in Exhibit A-1 through Exhibit A-7 attached to this Lease. Upon the Fifth Floor Must-Take Space Commencement Date, the Premises shall

ix	Summary

be expanded to include the Fifth Floor Must-Take Space (pursuant to, and as such term is defined in, Section 1.15 of the Lease) and shall contain 205,027 rentable square feet. The Premises shall also be expanded upon Tenant’s exercise from time to time of the Fixed Date Expansion Options, the Unilateral Expansion Option, the Right of First Refusal and/or Tenanted Space Option (pursuant to, and as such terms are defined, respectively, in Section 1.16, Section 1.17, Section 1.18 and Section 1.19 of the Lease).

7. Building (Section 1.2):	That certain building comprised of the North and South towers of the project known as Valo Park, located at 7950 Jones Branch Drive, Tysons, Virginia.
8. Term:

8.1 Lease Term/Renewal Rights (Section 1.7, Section 1.21):	The initial Term shall be One Hundred Fifty (150) full calendar months following the Commencement Date (the “Initial Term”), subject to Tenant’s right to extend the initial Term (i) for up to two (2) consecutive periods of five (5) years each in accordance with Section 1.21 and (ii) pursuant to the final and penultimate sentences of Section 1.17.4, Section 1.18.2, and Section 1.19.4 in connection with Tenant’s exercise of the Unilateral Expansion Option, the Right of First Refusal and/or Tenant Space Option.

8.2 Commencement Date: (Section 1.9)	Provided that Landlord delivers possession of the Original Premises to Tenant in the condition required pursuant to Section 1.5 (“Delivery”) no later than December 1, 2018 for Tenant’s construction of the Original Premises Approved TI Package (defined in Exhibit C-2), the “Commencement Date” shall be the earlier of (x) Tenant’s beneficial occupancy of the Premises for the conduct of its business therein, and (y) May 1, 2019, subject to day-for-day extension for any Landlord Delay (as defined in Exhibit C-2). Delivery shall not occur prior to October 1, 2018, and on the date following written notice from Tenant as follows: (i) if Tenant desires Delivery to occur on October 1, 2018,

x	Summary

Tenant shall notify Landlord of such by July 31, 2018; (ii) if Tenant desires Delivery to occur on November 1, 2018, Tenant shall notify Landlord of such by August 31, 2018, and (iii) if Tenant has not advised Landlord of its desired date of Delivery by August 31, 2018, then Delivery will occur on December 1, 2018. For the avoidance of doubt, Delivery may occur on such shorter notices as Landlord and Tenant may mutually agree.

8.3 Rent Commencement Date (Section 1.10):	The “Rent Commencement Date” is the date that is fifteen (15) months from the Commencement Date as such Rent Commencement Date may be extended by Landlord in accordance with the terms of the Work Letter (pursuant to, and as such term is defined in Exhibit C-2 attached to the Lease).

8.4 Lease Expiration Date:	The last day of the 150th full calendar month following the Commencement Date, subject, however, to Tenant’s exercise of the Renewal Option (pursuant to, and as such term is defined in, Section 1.21 of the Lease) and to the final and penultimate sentences of Section 1.17.4, Section 1.18.2, and Section 1.19.4 (the “Expiration Date” or “Lease Expiration Date”).

9. Base Rent (Section 1.11):	The annual Base Rent for the Original Premises and Fifth Floor Must-Take Premises (monthly installments of which may be referred to herein as “Monthly Base Rent”) for the initial Lease Year of the Term shall be Thirty and 70/100 ($30.70) Dollars per square foot. Thereafter, as of the first twelve (12) month anniversary of the Rent Commencement Date and each annual anniversary thereafter, the Base Rent shall be increased to an amount equal to three percent (3%) of the Base Rent for the immediately preceding Lease Year. To the extent Tenant exercises any of its Expansion Rights (defined in Section 1.19.1) prior to the Lease Terms Deadline (defined in Section 1.16.4), the Monthly Base Rent for the space covered by such Expansion Rights shall be the then escalated Monthly Base Rent determined as set forth above. Tenant shall also pay Base Rent for the Storage Space from and after the Rent Commencement Date in accordance with Article 38.

xi	Summary

9.1 Base Rent for Original Premises:	The following table sets forth the annual Base Rent and Monthly Base Rent for the Original Premises during the Initial Term.

Months of Lease Term	Annualized Base Rent	Monthly Installment of Base Rent	$/RSF/Year
1-27*	$5,410,015.40	$450,834.62	$30.70
28-39	$5,572,315.86	$464,359.66	$31.62
40-51	$5,739,485.34	$478,290.44	$32.57
52-63	$5,911,669.90	$492,639.16	$33.55
64-75	$6,089,019.99	$507,418.33	$34.55
76-87	$6,271,690.59	$522,640.88	$35.59
88-99	$6,459,841.31	$538,320.11	$36.66
100-111	$6,653,636.55	$554,469.71	$37.76
112-123	$6,853,245.65	$571,103.80	$38.89
124-135	$7,058,843.02	$588,236.92	$40.06
136-147	$7,270,608.31	$605,884.03	$41.26
148-150	$7,488,726.56	$624,060.55	$42.50

*	Subject to abatement for the first fifteen (15) months of the initial Lease Term pursuant to Section 1.11 of the Lease, as such abatement period may be extended by Landlord in accordance with the terms of the Work Letter (pursuant to, and as such term is defined in Exhibit C-2 attached to the Lease).

9.2 Base Rent for Fifth Floor Must-Take Space:	The following table sets forth the annual Base Rent and Monthly Base Rent for the Fifth Floor Must-Take Space during the Initial Term.

Months of Lease Term	Annualized Base Rent	Monthly Installment of Base Rent	$/RSF/Year
1-27*	$884,313.50	$73,692.79	$30.70
28-39	$910,842.91	$75,903.58	$31.62
40-51	$938,168.19	$78,180.68	$32.57
52-63	$966,313.24	$80,526.10	$33.55
64-75	$995,302.64	$82,941.89	$34.55
76-87	$1,025,161.71	$85,430.14	$35.59
88-99	$1,055,916.57	$87,993.05	$36.66
100-111	$1,087,594.06	$90,632.84	$37.76
112-123	$1,120,221.88	$93,351.82	$38.89
124-135	$1,153,828.54	$96,152.38	$40.06
136-147	$1,188,443.40	$99,036.95	$41.26
148-150	$1,224,096.70	$102,008.06	$42.50

*	Subject to abatement for a portion of this period determined pursuant to Section 1.15.4 below based upon the date upon which the Fifth-Floor Must Take Space Commencement Date occurs.

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10. Tenant’s Share (Section 1.14)	24.99% (176,222 rentable square feet within the Original Premises/705,092 rentable square feet within the Building); provided, however, that effective from and after the Fifth Floor Must-Take Space Commencement Date, Tenant’s Share shall equal 29.08% (205,027 rentable square feet within the Premises/705,092 rentable square feet within the Building). Tenant’s Share shall be increased in connection with Tenant’s Exercise of any of the Fixed Date Expansion Options, the Unilateral Expansion Option, the Right of First Refusal and/or Tenanted Space Option (pursuant to, and as such terms are defined, respectively, in Section 1.16, Section 1.17, Section 1.18 and Section 1.19 of the Lease).

11. Parking (Section 1.3, Section 1.12):

11.1 Parking Rights:	Tenant shall receive three (3.0) parking permits (each, a “Parking Permit”) per 1,000 square feet of the Premises, initially yielding parking permits for 529 parking spaces based on the rentable square footage of the Original Premises, of which (i) 509 parking spaces shall be unreserved parking spaces and (ii) 20 of which parking spaces shall be exclusive parking spaces as identified by signage or paint and located as depicted on Exhibit B-2 attached hereto; and upon the Fifth Floor Must-Take Space Commencement Date shall yield 615 parking spaces of which (i) 592 parking spaces shall be unreserved parking spaces and (ii) 23 of which parking spaces shall be exclusive parking spaces as depicted on Exhibit B-2 attached hereto. As the Premises are expanded, Tenant shall continue to receive parking spaces based on the same ratio as provided for the Original Premises.

11.2 Parking Permit Fees for Original Premises:	Commencing on the 73rd month of the Term, Tenant shall pay to Landlord as Additional Rent on the first (1st) day of each month occurring during the Term a fee of $86.98 per Parking Permit per month (“Parking Permit Fees”). On the 85th month

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during the Lease Term, and annually thereafter, Parking Permit Fees shall be increased by 2.5%. The following table sets forth the annual Parking Permit Fees and monthly parking permit fees for the Original Premises and the Fifth-Floor Must Take Space during the Initial Term (calculated on the basis of 614 parking permits).

Months of Lease Term	Annual Installment of Parking Permit Fees	Monthly Installment of Parking Permit Fees	$/Parking Permit/Month
1-72	$0	$0	$0
73-84	$641,912.40	$53,492.70	$86.98
85-96	$657,960.21	$54,830.02	$89.15
97-108	$674,409.22	$56,200.77	$91.38
109-120	$691,269.45	$57,605.79	$93.67
121-132	$708,551.18	$59,045.93	$96.01
133-144	$726,264.96	$60,522.08	$98.41
145-150	$744,421.59	$62,035.13	$100.87

*	Parking shall be free of charge for the first seventy-two (72) months of the initial Lease Term pursuant to Section 1.12 of the Lease.

Landlord and Tenant shall enter into an amendment to this Lease upon Tenant’s exercise of any of Tenant’s Expansion Rights to restate the above table based upon the number of Parking Permits allocated to Tenant based upon the rentable square feet of Premises then demised to Tenant under this Lease based on three (3.0) Parking Permits per 1,000 square feet of the Premises (provided that the failure of Landlord and Tenant to enter into such an amendment shall have no effect on the Parking Permit Fees payable by Tenant in accordance with the terms of this Lease).

12. Brokers (Article 30):	CBRE, Inc. representing Landlord, and Cushman & Wakefield, U.S., Inc. representing Tenant.

xiv	Summary

DEED OF LEASE

THIS DEED OF LEASE (“Lease”) is made as of the 17th day of April, 2018, by and between TAMARES 7950 OWNER LLC, a Delaware limited liability company (“Landlord”), and APPIAN CORPORATION, a Delaware corporation (“Tenant”).

RECITALS:

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the premises described below, subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

NOW THEREFORE Landlord and Tenant hereby agree to the following:

ARTICLE 1

ORIGINAL PREMISES; PROPERTY & COMMON AREAS;

PARKING; MUST-TAKE SPACE; EXPANSION RIGHTS

1.1 Premises. The initial premises demised by this Lease (the “Original Premises”) will consist of approximately one hundred seventy six thousand two hundred twenty two (176,222) rentable square feet of space measured in accordance with the ANSI/BOMA Z65.1-2017 Method of Measurement applying a fixed core factor of fifteen percent (15%) and an amenity factor of ten percent (10%) (the “Measurement Standard”). The Original Premises is comprised of (i) five thousand nine hundred sixty six (5,966) rentable square feet of space on the twelfth (12th) floor of the South Tower in the location depicted on Exhibit A-1 attached hereto (the “Twelfth Floor Premises”), (ii) twenty six thousand nine hundred seventy two (26,972) rentable square feet of space on the eleventh (11th) Floor of the South Tower in the location depicted on Exhibit A-2 attached hereto (the “Eleventh Floor Premises”), (iii) twenty eight thousand eight hundred five (28,805) rentable square feet of space on the tenth (10th) floor of the South Tower in the location depicted on Exhibit A-3 attached hereto (the “Tenth Floor Premises”), (iv) twenty eight thousand eight hundred five (28,805) rentable square feet of space on the ninth (9th) floor of the South Tower in the location depicted on Exhibit A-4 attached hereto (the “Ninth Floor Premises”), (v) twenty eight thousand eight hundred five (28,805) rentable square feet of space on the eighth (8th) floor of the South Tower in the location depicted on Exhibit A-5 attached hereto (the “Eighth Floor Premises”), (vi) twenty eight thousand eight hundred five (28,805) rentable square feet of space on the seventh (7th) floor of the South Tower in the location depicted on Exhibit A-6 attached hereto (the “Seventh Floor Premises”), and (vii) twenty eight thousand sixty four (28,064) rentable square feet of space on the sixth (6th) floor of the South Tower in the location depicted on Exhibit A-7 attached hereto (the “Sixth Floor Premises” and together with the Seventh Floor Premises, Eighth Floor Premises, Ninth Floor Premises, Tenth Floor Premises, Eleventh Floor Premises and Twelfth Floor Premises, collectively, the “Premises”). Subject at all times to Landlord’s access rights, Tenant shall be

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entitled to a non-exclusive license that is irrevocable during the Term at no additional charge to use the server room in the area of the sixth (6th) floor of the South Tower depicted on Exhibit A-17 (the “Server Room”) for the storage and operation of Tenant’s computer servers and related equipment. Notwithstanding the foregoing, Landlord shall not grant to any other tenant at the Project rights to use the Server Room. Landlord shall retain the right to continue to use the Server Room for the storage, maintenance and operation of the Building equipment presently located therein as such may be supplemented or replaced by Landlord from time to time in Landlord’s sole and absolute judgment. Tenant shall cooperate at Tenant’s sole cost and expense with all reasonable requests by Landlord in connection with the exercise by Landlord of such rights. Landlord shall have no liability for loss, damage, disruption or theft of Tenant’s computer servers and related equipment stored in the Server Room, unless caused by Landlord’s gross negligence or willful misconduct. Pursuant to the foregoing license, Tenant shall have the right to a proportionate share of all sleeve risers in the South Tower from the Building’s DMARC to the Server Room and the Premises for the connection of Tenant’s required communication services to the Premises, which communication services shall be provided by the vendor(s) of Tenant’s choice and Landlord shall cooperate in accommodating such service (without additional charge to Tenant or Tenant’s vendor unless Landlord incurs costs related thereto) and shall provide reasonable access to and within the Project for said services, provided such services do not interfere with the communication services presently serving the Project. Landlord shall cause a portion of the Server Closet as exists on the date of this Lease to be demised and included within the Sixth Floor Premises as depicted on Exhibit A-6. Tenant shall reimburse Landlord fifty percent (50%) of the actual and reasonable costs incurred by Landlord in connection therewith.

1.2 Project and Common Areas. The land upon which the Building is situated, which is generally depicted on the diagram attached hereto as Exhibit B-1 (the “Site Plan”) and incorporated herein by reference, shall be referred to hereinafter as the “Land”. The Land, the Building, the Common Areas (as defined below), and the adjacent parking garage are collectively referred to herein as the “Project”. The location and dimensions of the Original Premises are shown on the conceptual floor plan attached hereto as Exhibit A-1 through Exhibit A-7, inclusive, and incorporated herein by reference. No easements, including an easement for light or air, is incorporated in or intended to be conveyed with the Premises. For the purposes hereof, the term “Building” means the approximately 705,092 rentable square foot structure located on the Land, which consists of the North Tower and the South Tower. “North Tower” means the portion of the Building adjacent to Dulles Toll Road consisting of nine (9) floors. “South Tower” means the portion of the Building adjacent to Jones Branch Drive consisting of twelve (12) floors. The rentable square footage of the Building has been computed in accordance with the Measurement Standard except that the outdoor space depicted on Exhibit B-1.1 (the “Fourth Floor Outdoor Space”) has been excluded from such computation. Tenant shall not be responsible for any Operating Costs incurred by Landlord in connection with the maintenance of, or any capital expenditures incurred by Landlord in improving or altering, the Fourth Floor Outdoor Space. The rentable square footages for the Premises, the Building and all Expansion Rights (as defined in Section 1.19.1) space as set forth in this Lease and in the Exhibits attached hereto shall be fixed for all purposes of this Lease and shall not subject to re-measurement.

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1.3 Parking. Tenant shall have the right (together with Landlord and its agents, employees and contractors, and together with the rights of other tenants in the Building and the Project) to use, from the parking areas available to the Project in the parking structure and surface parking on the Project and Common Areas, three (3.0) parking permits for each one thousand (1,000) rentable square feet of the Premises. Except as set forth in Section 11.1 of the Summary, such parking right shall be non-exclusive, and on an unreserved basis, and Tenant agrees not to overburden the Building’s parking facilities. Landlord shall provide in the leases for other tenants at the Project and/or in the rules and regulations applicable to the Building that no tenant shall overburden the Building’s parking facilities and Landlord shall enforce such provisions in a uniform and commercially reasonable manner. Notwithstanding anything in this Lease to the contrary, if Tenant desires additional parking permits beyond the permits in Section 11.2 of the Summary, Tenant shall have the right to secure them from Landlord at market terms and subject to availability, in each case as determined by Landlord in Landlord’s sole but reasonable judgment; provided however, that for so long as Tenant has not assigned this Lease (other than a Permitted Assignment) and shall have not entered into a Disqualifying Sublease, Tenant’s rights to such additional parking permits shall be superior to the rights of any non-tenants of the Project to obtain parking permits and to the rights of Building tenants to obtain parking permits in excess of three (3) per one thousand (1,000) square feet of space being leased in the Project (the “Superior Additional Parking Rights”). In addition, in no event shall Landlord grant reserved parking spaces to another tenant of the Project in a ratio that is higher than the ratio being provided to Tenant. Tenant shall have the right, but not the obligation, to erect signage or paint Tenant’s reserved parking spaces to indicate the same are to be exclusively used by Tenant at Tenant’s sole cost and expense. Landlord shall not issue Parking Permits to tenants or other third parties to such an extent that Landlord would then be unable to provide Parking Permits to Tenant in accordance with the allocation ratio set forth above for the Original Premises, the Fifth Floor Must-Take Space or any space covered by an Expansion Right that Tenant has exercised in accordance with the terms of this Lease. Tenant shall pay to Landlord the Parking Permit Fees set forth in Section 1.12 below.

1.4 Project Amenities. The amenities described on Exhibit C-1.1 (the “Project Amenities”) shall be provided at the Project during the Term and shall be operational as of the Commencement Date. Costs and expenses incurred by Landlord in connection with providing the Project Amenities (the “Amenities OpEx”) shall be Operating Expenses (as such term is defined in Section 8.6 below), subject to the limitations and exclusions on Operating Expenses set forth in Section 8.6 and Section 8.7 below. Landlord shall have the right from time to time following the Commencement Date to alter or make substitutions to the Project Amenities; provided however that, so long as Tenant has not assigned the Lease other than pursuant to a Permitted Transfer and has not entered into a Rights Reduction Sublease or Disqualifying Sublease (pursuant to, and as such terms are defined in Section 18.9 and Section 18.10), Tenant shall have the right to approve any material alterations or substitutions to the Project Amenities, such approval not to be unreasonably withheld, conditioned or delayed. If the Restaurant (as defined in Exhibit B-5) is not open for business by November 1, 2020, as such date may be extended by reason of Tenant Delays (as defined in and as provided for in Exhibit B-5), Tenant shall be entitled to reduce the monthly Base Rent accruing from and after such date in the amount of Ten Thousand and No/100 Dollars ($10,000.00) per month.

1.5 Condition of Original Premises. Except as expressly set forth in this Lease and in the Work Letter (defined in Exhibit C-2), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Original Premises, and Tenant shall accept the Original Premises broom clean, with all Building systems serving the Original Premises in good condition and working order, and otherwise in its AS IS condition on the Lease Commencement Date.

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1.6 Base Building Required Condition. Except as otherwise set forth in Section 1.5 regarding all Building systems serving the Premises being in good condition and working order, Section 4.3 regarding compliance with Environmental Laws, Section 4.5 regarding compliance with ADA Requirements, and Section 6.1 regarding Landlord’s on-going repair and maintenance obligations, and as expressly provided in the Base Building Work Letter (defined in Exhibit C-1) (collectively, “Landlord’s Delivery Conditions”), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Building, and Tenant shall accept the Building in its AS IS condition on the Lease Commencement Date.

1.7 Lease Term. The term of this Lease (the “Term” or “Lease Term”) shall commence on the Commencement Date as set forth in Section 8.2 of the Summary and shall expire on the Lease Expiration Date set forth in Section 8.4 of the Summary. Tenant’s renewal rights are set forth in Section 1.21. Certain other extension rights are set forth in Section 1.17.4, Section 1.18.2, and Section 1.19.4.

1.8 Tenant Fit-Out Period. The period from the date of Delivery (as defined in Section 8.2 of the Summary) and the Commencement Date is sometimes referred to herein as the “Tenant Fit-Out Period”. All applicable provisions of this Lease shall apply during the Tenant Fit-Out Period, including but not limited to Article 11 (Insurance), Article 17 (Indemnity), Article 20 (Liens), and Article 43 (Rules and Regulations); provided however that, during the Tenant Fit-Out Period, Tenant shall not be liable for Base Rent, Tenant’s Share of Operating Expenses or Real Estate Taxes, the cost of electricity, water, sewer, heating and air conditioning, freight elevator usage, operator costs, staging area usage, use of the Building’s loading docks, security guard service, Building engineer oversight or review or Landlord supervisory fees. Notwithstanding the foregoing to the contrary, Tenant shall pay or reimburse to Landlord within thirty (30) days following demand (i) Landlord’s standard charges for after-hours engineering, operator, or Building staff services requested by Tenant or reasonably required by Landlord, and (ii) reasonably incurred, necessary and actual out-of-pocket review costs payable to third party architects and engineers.

1.9 Commencement Date. The Commencement Date is set forth in Section 8.2 of the Summary. Landlord and Tenant hereby agree to execute a declaration, in the form attached hereto as Exhibit E (the “Declaration”) to confirm the Commencement Date. Tenant’s failure to execute said Declaration shall not affect the Commencement Date, or the Lease Expiration Date, as the same may be determined by the terms of this Lease.

1.10 The Rent Commencement Date shall be as set forth in Section 8.3 of the Summary.

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1.11 Base Rent for Original Premises. The base rent payable by Tenant hereunder (“Base Rent”) for the Original Premises is set forth in Section 9 of the Summary. The Base Rent is in addition to (and not to be reduced by) any payment of Additional Rent (as hereinafter defined) hereunder. Base Rent shall be payable monthly, in equal monthly installments, in advance, on the first day of each calendar month of the Term, without prior notice, demand, deduction or offset, except as otherwise specifically set forth in this Lease. Base Rent and Additional Rent under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. Notwithstanding anything to the contrary contained herein and provided there does not exist a monetary or material non-monetary Event of Default by Tenant hereunder (or if a monetary or material non-monetary Event of Default then exists, the right to abatement shall toll until such monetary or material non-monetary Event of Default, as applicable, has been cured in full, provided that Landlord has not exercised its remedies under Article 21), Landlord hereby agrees to abate Tenant’s obligation to pay the monthly Base Rent and Tenant’s Share of Operating Expenses and Real Estate Taxes otherwise payable by Tenant for the Original Premises (the “Abated Rent”) for the first fifteen (15) months of the initial Lease Term commencing as of the Commencement Date (the “Original Premises Abated Rent Period”). During the Original Premises Abated Rent Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 21 below, then as a part of the recovery set forth in Article 21 below, the Abated Rent shall be amortized on a straight-line basis over the Term, assuming equal monthly payments, and Landlord shall be entitled to recover the unamortized portion of the same (i.e., the monthly payments as so determined) falling within the remaining Term hereof.

1.12 Parking Permit Fees. Tenant shall pay to Landlord Parking Permit Fees as set forth in Section 11.2 of the Summary as Additional Rent hereunder. Parking Permit Fees shall be payable monthly, in equal monthly installments, in advance, on the first day of each calendar month of the Term, without prior notice, demand, deduction or offset. Notwithstanding anything to the contrary contained herein, Tenant’s parking shall be free of charge for the first seventy-two (72) months of the initial Lease Term commencing as of the Commencement Date (the “Abated Parking Permit Fees”). In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 21 below, then as a part of the recovery set forth in Article 21 below, the Abated Parking Permit Fees shall be amortized on a straight-line basis over the Term, assuming equal monthly payments, and Landlord shall be entitled to recover the unamortized portion of the same (i.e., the monthly payments as so determined) falling within the remaining Term hereof.

1.13 Additional Rent. Tenant’s Share (as hereinafter defined) of Real Estate Taxes (as defined in Article 9) and Operating Expenses (as defined in Section 8.6) and any other sum owed or reimbursable by Tenant to Landlord under this Lease (excluding Base Rent) shall be considered additional rent hereunder (collectively “Additional Rent”), and shall be payable without demand, set-off or deduction, except as otherwise specifically set forth in this Lease. Estimates of those items of Additional Rent described Article 8 and Article 9 of this Lease shall be payable monthly, in advance, on the first day of each calendar month of the Term commencing with the Rent Commencement Date, together with Tenant’s monthly payment of Base Rent, without demand, set-off or deduction, except as otherwise specifically set forth in this Lease. Except for monthly installments of estimated Additional Rent as set forth in Article 8 and Article 9 of this Lease, or as otherwise provided in this Lease, all payments of Additional Rent shall be paid no later than thirty (30) days after the date Landlord notifies Tenant in writing of the amount thereof. In the event of any dispute concerning the computation of the amount of any Additional Rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute and such payment shall be without prejudice to Tenant’s right to continue to challenge the disputed computation. As used herein, the term “Rent” shall mean Base Rent and Additional Rent.

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1.14 Tenant’s Share. “Tenant’s Share” shall mean a fraction, the numerator of which is the total rentable square footage of the Premises as determined in accordance with Section 1.1 hereof, and the denominator of which is the total rentable square footage of the Building. Based upon the estimated square footage of the Building and the Premises as set forth in Section 1.1 and Section 1.2 above, Tenant’s Share as of the date of this Lease shall be 24.99%. Tenant’s Share shall be adjusted as provided for hereafter in Sections 1.15.6, Section 1.16.6, Section 1.17.5, Section 1.18.3, and Section 1.19.5 and in connection with Tenant’s exercise of the ROFO.

1.15 Fifth Floor Must-Take Space.

1.15.1 Addition of Fifth Floor Must-Take Space to the Premises. Upon the Fifth Floor Must-Take Space Commencement Date (as hereinafter defined), the Premises shall be expanded to include the Fifth Floor Must-Take Space, upon the terms and conditions set forth in this Section 1.15.

1.15.2 Description of Fifth Floor Must-Take Space; As used in this Lease, the “Fifth Floor Must-Take Space” shall mean that certain space containing approximately twenty-eight thousand eight hundred five (28,805) rentable square feet (measured in accordance with the Measurement Standard) comprising the entire rentable area of the fifth (5th) floor of the South Tower, and depicted on Exhibit A-8 attached hereto.

1.15.3 Fifth Floor Must-Take Space Term. The Fifth Floor Must-Take Space shall become part of the Premises for all purposes under this Lease effective as of the earlier of (i) the date upon which Tenant commences business operations in the Fifth Floor Must-Take Space, and (ii) the date which is the first (1st) day of the thirteenth (13th) month after the Commencement Date (the “Fifth Floor Must-Take Space Commencement Date”). The lease term for the Fifth Floor Must-Take Space (the “Fifth Floor Must-Take Space Term”) shall commence upon the Fifth Floor Must-Take Space Commencement Date and shall expire co-terminously with the Term for the Premises, as may be extended pursuant to the terms of this Lease. Upon Tenant’s request, Landlord shall provide Tenant with access to the Fifth Floor Must-Take Space in advance of the Fifth Floor Must-Take Space Commencement Date for Tenant to construct its initial Alterations, install furniture, fixtures, equipment, and cabling, and otherwise ready the Fifth Floor Must-Take Space for beneficial occupancy.

1.15.4 Base Rent for Fifth Floor Must-Take Space. The Base Rent payable for the Fifth Floor Must-Take Space during the Fifth Floor Must-Take Space Term shall be as set forth in Section 9.2 of the Summary and shall commence on the Fifth Floor Rent Commencement Date (defined below). Notwithstanding anything to the contrary contained herein and provided there does not exist a monetary or material non-monetary Event of Default by Tenant hereunder (or if a monetary or material non-monetary Event of Default

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then exists, the right to abatement shall toll until such monetary or material non-monetary Event of Default, as applicable, has been cured in full, provided that Landlord has not exercised its remedies under Article 21), Landlord hereby agrees to abate Tenant’s obligation to pay the monthly Base Rent and Tenant’s Share of Operating Expenses and Real Estate Taxes otherwise payable by Tenant for the Fifth Floor Must-Take Space (the “Fifth Floor Abated Rent”) for a period (the “Fifth Floor Abated Rent Period”) equal to the Original Premises Abated Rent Period as pro-rated in accordance with the ratio that the Fifth Floor Must-Take Space Term bears to the Lease Term (if the result contains an integer, such integer shall be converted to an appropriate number of days). For example, if the Fifth Floor Must-Take Space Commencement Date occurs on the date specified in clause (ii) of Section 1.15.3 above, the Fifth Floor Must-Take Space Term would be 138 months, the Lease Term is 150 months, the Original Premises Abated Rent Period is 15 months, and the resultant Fifth Floor Abated Rent Period would be 13 months and 24 days (i.e., 138/150 = .92; .92 x 15 = 13.8; 13.8 converted to months and days = 13 months and 24 days). During the Fifth Floor Abated Rent Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 21 below, then as a part of the recovery set forth in Article 21 below, the Fifth Floor Abated Rent shall be amortized on a straight-line basis over the Fifth Floor Must-Take Space Term, assuming equal monthly payments, and Landlord shall be entitled to recover the unamortized portion of the same (i.e., the monthly payments as so determined) falling within the remaining Fifth Floor Must-Take Space Term.

1.15.5 The “Fifth Floor Rent Commencement Date” shall occur on the date immediately succeeding the last day of the Fifth Floor Abated Rent Period.

1.15.6 Tenant’s Share. Upon the Fifth Floor Must-Take Space Commencement Date, Tenant’s Share (as defined below and set forth in Section 1.14 above) shall be increased to 29.08% to take into account the addition of the Fifth Floor Must-Take Space as provided in this Section 1.15.

1.15.7 Required Condition of Fifth Floor Must-Take Space. Except for compliance with Landlord’s Delivery Conditions and as otherwise set forth in this Section 1.15.7, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Fifth Floor Must-Take Space, and Tenant shall accept the Fifth Floor Must-Take Space broom clean, with all Building systems serving the Fifth Floor Must-Take Space in good condition and working order, and otherwise in its AS IS condition on the Fifth Floor Must-Take Space Commencement Date. Notwithstanding the foregoing, to help Tenant pay for the fees and costs of architect, engineer, project manager, and all tenant improvement-related costs, communications cabling, security systems, back-up power systems, audio-visual systems and signage costs of the Fifth Floor Must-Take Space, and provided that Tenant may apply a certain portion of the Fifth Floor Tenant Improvement Allowance to moving, furniture and equipment with regard Tenant’s occupancy of the Fifth Floor Must-Take Space as provided in the Work Letter, Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (the “Fifth Floor Tenant Improvement Allowance”) in the amount of up to, but not to exceed, the Original Premises

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Tenant Improvement Allowance (on a per rentable square foot basis) as pro-rated in accordance with the ratio that the Fifth Floor Must-Take Space Term bears to the Lease Term (with the results of all calculations rounded to the nearest hundredth). For example, if the Fifth Floor Must-Take Space Commencement Date occurs on January 1, 2020, the Fifth Floor Must-Take Space Term would be one hundred forty-two (142) months, the Lease Term is one hundred fifty (150) months, the Original Premises Tenant Improvement Allowance per rentable square foot is $90.00, and the resultant Fifth Floor Tenant Improvement Allowance would be $2,454,186 (i.e., 142/150 = .95; .95 x 90 = 85.20; 85.20 x 28,805 = $2,454,186). Tenant shall not be required to pay any of the following with regard to the Fifth Floor fit-out: the cost of electricity, water, sewer, heating and air conditioning, freight elevator usage, operator costs, staging area usage, use of the Building’s loading docks, security guard service, Building engineer oversight or review, or Landlord supervisory fees. Notwithstanding the foregoing to the contrary, Tenant shall pay or reimburse to Landlord within thirty (30) days following demand (i) Landlord’s standard charges for after-hours engineering, operator, or Building staff services requested by Tenant or reasonably required by Landlord, and (ii) reasonably incurred, necessary and actual out-of-pocket review costs payable to third party architects and engineers. All of the terms and conditions set forth in the Work Letter shall apply to the Fifth Floor Tenant Improvements and Fifth Floor Tenant Improvement Allowance, mutatis mutandis. Tenant shall have the right (the “Must-Take Accelerated Fit-Out Right”) to construct the Fifth Floor Must-Take Space together with the Original Premises Tenant Improvements, in which case Landlord shall provide the Fifth Floor Tenant Improvement Allowance (based on the Fifth Floor Must-Take Space Commencement Date described in clause (ii) of Section 1.15.3) to Tenant together with the Original Premises Tenant Improvement Allowance in accordance with the terms of the Work Letter. Tenant shall deliver written notice to Landlord not less than thirty (30) days prior to commencing any work of its intent to exercise the Must-Take Accelerated Fit-Out Right. If the Fifth Floor Must-Take Space Commencement Date becomes effective earlier than the date used to calculate the Fifth Floor Tenant Improvement Allowance as provided in this Section 1.15.7, Tenant shall be entitled to receive, subject to all of the terms and conditions of Exhibit C-2, an increase in the Fifth Floor Tenant Improvement Allowance based on what the Fifth Floor Tenant Improvement Allowance would have been as a result of the earlier Fifth Floor Must-Take Space Commencement Date, and Tenant shall be entitled to credit the additional Fifth Floor Tenant Improvement Allowance against the next installment of Rent that becomes due and owing.

1.15.8 Other Terms. Effective from and after the Fifth Floor Must-Take Commencement Date, the definition of Premises shall be expanded to include the Fifth Floor Must-Take Space and thereafter, except as specifically set forth in this Section 1.15, all other terms of this Lease shall apply to the Fifth Floor Must-Take Space as part of the Premises, and all calculations which are based upon the rentable square footage of the Premises shall be recalculated to take into account the greater rentable square footage resulting from the expansion (by way of example rather than limitation, the calculation of the number of Tenant’s Parking Permits).

1.16 Fixed Date Expansion Options.

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1.16.1 Addition of Fixed Date Expansion Space to the Premises. So long as Tenant has not assigned the Lease other than pursuant to a Permitted Transfer and has not entered into a Rights Reduction Sublease or Disqualifying Sublease (pursuant to, and as such terms are defined in Section 18.9 and Section 18.10), Tenant shall have the right and option to cause the Premises to be expanded to include the Seventh Floor Expansion Space (the “Seventh Floor Expansion Option”), the Eighth Floor Expansion Space (the “Eighth Floor Expansion Option”) and the Ninth Floor Expansion Space (the “Ninth Floor Expansion Option”) (each of the foregoing, sometimes referred to herein as a “Fixed Date Expansion Option” and collectively as, the “Fixed Date Expansion Options”) or any combination of one or more of the foregoing, by delivery to Landlord of written notice stating such election (an “Expansion Option Exercise Notice”) by no later than one (1) year prior to the respective Expansion Space Delivery Date set forth in Section 1.16.11 below, time being of the essence. Tenant may exercise its expansion rights individually (per expansion floor), successively, or collectively, provided that Tenant complies with the notice requirements set forth herein. Upon timely delivery of an Expansion Option Exercise Notice, the Fixed Date Expansion Space described therein shall be added to the Premises upon the terms and conditions set forth in this Section 1.16. If there exists a monetary or material non-monetary Event of Default by Tenant hereunder on the date of the giving of the Expansion Option Exercise Notice, then, at Landlord’s election (which shall be exercised within ten (10) Business Days after receipt of the Expansion Option Exercise Notice, or shall be deemed waived), the Expansion Option Exercise Notice shall be ineffective as to the subject Fixed Date Expansion Space.

1.16.2 Description of Fixed Date Expansion Space; As used in this Lease, the Fixed Date Expansion Space consists of approximately ninety-one thousand six hundred seventy-three (91,673) rentable square feet of space measured in accordance with the Measurement Standard comprised of (i) the entire ninth (9th) floor of the North Tower containing approximately twenty-five thousand nine hundred twenty-five (25,925) rentable square feet and depicted on Exhibit A-9 attached hereto (the “Ninth Floor Expansion Space”), (ii) the entire eighth (8th) floor of the North Tower containing approximately thirty-two thousand eight hundred sixty-five (32,865) rentable square feet and depicted on Exhibit A-10 attached hereto (the “Eighth Floor Expansion Space”), and (iii) the entire seventh (7th) floor of the North Tower containing approximately thirty-two thousand eight hundred eighty-three (32,883) rentable square feet and depicted on Exhibit A-11 attached hereto (the “Seventh Floor Expansion Space” and together with the Eighth Floor Expansion Space and the Ninth Floor Expansion Space, the “Fixed Date Expansion Space”).

1.16.3 Fixed Date Expansion Space Term. Subject to Tenant’s right to delay the Ninth Floor Expansion Space Delivery Date and Eighth Floor Expansion Space Delivery Date pursuant to the terms of Section 1.16.12 and Section 1.16.13, the lease term for each of the Seventh Floor Expansion Space (the “Seventh Floor Expansion Space Term”), the Eighth Floor Expansion Space (the “Eighth Floor Expansion Space Term”) and the Ninth Floor Expansion Space (the “Ninth Floor Expansion Space Term”) shall commence upon the earlier of (x) Tenant’s beneficial occupancy of such Fixed Date Expansion Space for the conduct of its business therein, and (y) one hundred five (105) days following Landlord’s delivery of such Fixed Date Expansion Space to Tenant which in no event shall occur prior to the applicable Expansion Space Delivery Date pursuant to Section 1.16.11 below unless

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Tenant agrees to an earlier date (as applicable, the “Fixed Date Expansion Space Commencement Date”) and shall expire co-terminously with the Term for the Premises, as may be extended pursuant to the terms of this Lease. Tenant shall be provided access to the Fixed Date Expansion Space during the aforesaid one hundred five (105) day period for the purposes of constructing the Fixed Date Expansion Space Tenant Improvements (defined below), installing furniture, fixtures, equipment, and cabling, and otherwise readying the Fixed Date Expansion Space for beneficial occupancy. Notwithstanding anything in this Lease to the contrary, unless Landlord and Tenant otherwise agree, the Fixed Date Expansion Delivery Date for any Fixed Date Expansion Space shall be the respective Expansion Space Delivery Date set forth in Section 1.16.11 below, subject to Tenant’s right to delay the applicable Expansion Space Delivery Date pursuant to the terms of Section 1.16.12 and Section 1.16.13. Landlord’s failure to deliver possession of any Fixed Date Expansion Space by the Expansion Space Delivery Date set forth in Section 1.16.11 below due to the holdover or unlawful possession of such space by an Interim Tenant (defined in Section 1.16.16 below), shall in no way affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding the foregoing, in the event that an Interim Tenant does not vacate a Fixed Date Expansion Space in accordance with the terms of its Lease, Landlord shall promptly and diligently pursue all of Landlord’s remedies under the Interim Tenant’s lease, at law and in equity, to remove the Interim Tenant from the relevant Fixed Date Expansion Space.

1.16.4 Base Rent for Fixed Date Expansion Space. The Base Rent payable for a Fixed Date Expansion Space during the relevant Fixed Date Expansion Space Term shall be as set forth in Section 9 of the Summary if Tenant has delivered the applicable Expansion Option Exercise Notice prior to the date that is twenty-four (24) months following the Commencement Date (the “Lease Terms Deadline”), time being of the essence. If Tenant delivers the applicable Expansion Option Exercise Notice on or after the Lease Terms Deadline, time being of the essence, the Base Rent payable for the applicable Fixed Date Expansion Space during the applicable Fixed Date Expansion Space Term shall be an amount equal to the fair market rental value of the relevant Fixed Space Expansion Space, taking into account all relevant factors (the “FMV”). It is hereby agreed that if Landlord and Tenant fail to agree on the FMV of the Fixed Date Expansion Space which is the subject of Tenant’s Expansion Option Exercise Notice within thirty (30) days after Landlord’s receipt of Tenant’s Expansion Option Exercise Notice (time being of the essence) during which period Landlord and Tenant shall negotiate said FMV diligently and in good faith, Tenant shall have the right to rescind its Expansion Option Exercise Notice by delivering written notice to Landlord (a “Rescission Notice”) within five (5) Business Days following the expiration of the aforesaid thirty (30) day period (time being of the essence). If Tenant does not timely deliver a Rescission Notice pursuant to the immediately preceding sentence, Tenant shall have no further right to rescind the Expansion Option Exercise Notice and Tenant shall be deemed to have initiated the proceedings for the determination of FMV as set forth in Exhibit I of this Lease. If Tenant timely delivers a Rescission Notice, the Fixed Date Expansion Option which is the subject of the Rescission Notice shall be cancelled and Tenant shall have no further rights under this Section 1.16 with regard to that particular Fixed Date Expansion Space. Notwithstanding anything to the contrary contained herein and provided there does not exist a monetary or material non-monetary Event of Default by Tenant hereunder (or if a monetary or material non-monetary Event of Default then exists, the right

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to abatement shall toll until such monetary or material non-monetary Event of Default, as applicable, has been cured in full, provided that Landlord has not exercised its remedies under Article 21), Landlord hereby agrees to abate Tenant’s obligation to pay the Monthly Base Rent and Tenant’s Share of Operating Expenses and Real Estate Taxes otherwise payable by Tenant for any Fixed Date Expansion Space (the “Fixed Date Expansion Space Abated Rent”) for a period (the “Fixed Date Expansion Space Abated Rent Period”), (x) if the Expansion Option Exercise Notice is delivered by the Lease Terms Deadline, time of the essence, equal to the Original Premises Abated Rent Period as pro-rated in accordance with the ratio that the lease term for such Fixed Date Expansion Space bears to the Lease Term (if the result contains an integer, such integer shall be converted to an appropriate number of days), or (y) if the Expansion Space Exercise Notice is not delivered by the Lease Terms Deadline, time of the essence, as determined as part of the determination of the FMV in accordance with this Section. During the Fixed Date Expansion Space Abated Rent Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 21 below, then as a part of the recovery set forth in Article 21 below, Landlord shall be entitled to recover the unamortized balance of the Fixed Date Expansion Space Abated Rent.

1.16.5 The “Fixed Date Expansion Space Rent Commencement Date” shall occur, with respect to any Fixed Date Expansion Space, on the date immediately succeeding the last day of the Fixed Date Expansion Space Abated Rent Period for such Fixed Date Expansion Space.

1.16.6 Tenant’s Share. Upon each applicable Expansion Space Rent Commencement Date, Tenant’s Share (as defined below and set forth in Section 1.14 above) shall be increased to take into account the addition of the applicable Fixed Date Expansion Space as provided in Section 1.16.

1.16.7 Adjustment to Security Deposit. Tenant shall provide Landlord with an amendment or replacement to the Letter of Credit increasing the Security Deposit as described in Section 2.2.2 below within thirty (30) days following the determination of FMV in accordance with the terms of this Lease and in any event before Tenant commences work in the Fixed Date Expansion Space. The First Reduced LC Amount, Second Reduced LC Amount, Third Reduced LC Amount and Fourth Reduced LC Amount shall each be adjusted accordingly as set forth in Section 2.2.2.

1.16.8 Required Condition of the Fixed Date Expansion Space. Except for compliance with Landlord’s Delivery Conditions and as otherwise set forth in this Section 1.16.8, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Fixed Date Expansion Space and Tenant shall accept the Fixed Date Expansion Space broom clean, with all Building systems serving the Fixed Date Expansion Space in good condition and working order, and otherwise in its AS IS condition on the Fixed Date Expansion Space Commencement Date. Notwithstanding the foregoing, to help Tenant pay for the fees and costs of Tenant’s architect, engineer, project manager, and all tenant improvement-related costs, communications cabling, security systems, back-up power

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systems, audio-visual systems and signage costs of any Fixed Date Expansion Space, and provided that Tenant may apply a certain portion of the Fixed Date Expansion Space Tenant Improvement Allowance to moving, furniture and equipment with regard Tenant’s occupancy of the Fixed Date Expansion Space as provided in the Work Letter (collectively, the “Fixed Date Expansion Space Tenant Improvements”), Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance with respect to such Fixed Date Expansion Space (each a “Fixed Date Expansion Space Tenant Improvement Allowance”) as follows. If the Expansion Option Exercise Notice for such Fixed Date Expansion Space is delivered by the Lease Terms Deadline, time of the essence, the Fixed Date Expansion Space Tenant Improvement Allowance for such Fixed Date Expansion Space shall be in the amount of up to, but not to exceed, the Original Premises Tenant Improvement Allowance (an a rentable square foot basis) as pro-rated in accordance with the ratio that the Fixed Date Expansion Space Term bears to the Lease Term (with the results of all calculations rounded to the nearest hundredth). For example, if the Fixed Date Expansion Space Commencement Date for the Ninth Floor Expansion Space occurs on May 1, 2021, the Fixed Date Expansion Space Term for the Ninth Floor Expansion Space would be 126 months, the Lease Term is 150 months, the Original Premises Tenant Improvement Allowance per rentable square foot is $90.00, and the resultant Fixed Date Expansion Space Tenant Allowance would be $1,959,930 (i.e., 126/150 = .84; .84 x 90 = 75.60; 75.60 x 25,925 = $1,959,930). Tenant shall not be required to pay any of the following with regard to the Fixed Date Expansion Space fit-out: the cost of electricity, water, sewer, heating and air conditioning, freight elevator usage, operator costs, staging area usage, use of the Building’s loading docks, security guard service, Building engineer oversight or review, or Landlord supervisory fees. Notwithstanding the foregoing to the contrary, Tenant shall pay or reimburse to Landlord within thirty (30) days following demand (i) Landlord’s standard charges for after-hours engineering, operator, or Building staff services requested by Tenant or reasonably required by Landlord, and (ii) reasonably incurred, necessary and actual out-of-pocket review costs payable to third party architects and engineers. If the Expansion Option Exercise Notice for such Fixed Date Expansion Space is delivered after the Lease Terms Deadline, time of the essence, the Fixed Date Expansion Space Tenant Improvement Allowance shall be in the amount determined by the procedures for establishing FMV as set forth in Section 1.16.4. All of the terms and conditions set forth in the Work Letter shall apply to the Fixed Date Expansion Space Tenant Improvements and Fixed Date Expansion Space Tenant Improvement Allowance, mutatis mutandis.

1.16.9 Other Terms. Effective from and after each Fixed Date Expansion Space Commencement Date, the definition of Premises shall be expanded to include the relevant Fixed Date Expansion Space and thereafter, except as specifically set forth in this Section 1.16 all other terms of this Lease shall apply to the relevant Fixed Date Expansion Space as part of the Premises, and all calculations which are based upon the rentable square footage of the Premises shall be recalculated to take into account the greater rentable square footage resulting from the expansion (by way of example rather than limitation, the calculation of the number of Tenant’s Parking Permits).

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1.16.10 Amendment to Lease. Upon the valid exercise by Tenant of a Fixed Date Expansion Option, Landlord shall deliver to Tenant a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Fixed Date Expansion Space as determined in accordance with the provisions of this Section 1.16, which amendment (if factually accurate) Tenant shall execute and return to Landlord within ten (10) Business Days after Tenant’s receipt thereof, provided, however, that Landlord and Tenant’s failure to enter into such amendment shall not impair or delay any of Landlord’s or Tenant’s other rights or obligations under this Section 1.16.

1.16.11 Expansion Space Delivery Dates. The Ninth Floor Expansion Space Delivery Date, Eighth Floor Expansion Space Delivery Date, and Seventh Floor Expansion Space Delivery Date (each an “Expansion Space Delivery Date”) shall be as set forth below subject to: (i) Tenant’s right to extend the time deadline for the delivery of the Expansion Option Exercise Notice for the Eighth Floor Expansion Space and the Ninth Floor Expansion Space, which would correspondingly extend the Eighth Floor Expansion Space Delivery Date and/or the Ninth Floor Expansion Space Delivery Date pursuant to the provisions of Section 1.16.12 and Section 1.16.13 below, (ii) Landlord’s right to accelerate the Seventh Floor Expansion Space Delivery Date pursuant to the provisions of Section 1.16.14 below, and (iii) the automatic extension of the Seventh Floor Expansion Space Delivery Date in accordance with Section 1.16.15 below.

Fixed Date Expansion Space	Expansion Space Delivery Date

Ninth Floor Expansion Space

May 1, 2021

(the “Ninth Floor Expansion Space Delivery Date”)

If Tenant wants the Ninth Floor Expansion Space on May 1, 2021, the Expansion Option Exercise Notice is due from Tenant to Landlord by May 1, 2020 (See Section 1.16.1)

If Tenant wants to delay exercising this Ninth Floor expansion right, the First Delay Notice is due from Tenant to Landlord by May 1, 2020, and thereafter (subject to Tenant’s right to further delay as set forth below), if Tenant wants the Ninth Floor Expansion Space on May 1, 2022, the Expansion Option Exercise Notice is due from Tenant to Landlord by May 1, 2021, thereby making the First Extended Expansion Space Delivery Date: May 1, 2022 (See Section 1.16.12)

If Tenant has previously delivered the First Delay Notice as required herein, and if Tenant wants to further delay exercising this Ninth Floor expansion right, the Second Delay Notice is due from Tenant to Landlord by May 1, 2021, and thereafter, if Tenant wants the Ninth Floor Expansion Space on May 1, 2023, the Expansion Option Exercise Notice is due from Tenant to Landlord by May 1, 2022, thereby making the Final Expansion Space Delivery Date: May 1, 2023 (See Section 1.16.13)

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Fixed Date Expansion Space	Expansion Space Delivery Date
Eighth Floor Expansion Space

May 1, 2022

(the “Eighth Floor Expansion Space Delivery Date”)

If Tenant wants the Eighth Floor Expansion Space on May 1, 2022, the Expansion Option Exercise Notice is due from Tenant to Landlord by May 1, 2021 (See Sections 1.16.1 and Section 1.16.11)

If Tenant wants to delay exercising this Eighth Floor expansion right, the First Delay Notice is due from Tenant to Landlord by May 1, 2021, and thereafter, (subject to Tenant’s right to further delay as set forth below), if Tenant wants the Eighth Floor Expansion Space on May 1, 2023, the Expansion Option Exercise Notice is due from Tenant to Landlord by May 1, 2022, thereby making the First Expansion Space Delivery Date: May 1, 2023 (See Section 1.16.12)

If Tenant has previously delivered the First Delay Notice as required herein, and if Tenant wants to further delay exercising this Eighth Floor expansion right, the Second Delay Notice is due from Tenant to Landlord by May 1, 2022, and thereafter, if Tenant wants the Eighth Floor Expansion Space on May 1, 2024, the Expansion Option Exercise Notice is due from Tenant to Landlord by May 1, 2023, thereby making the Final Expansion Space Delivery Date: May 1, 2024 (See Section 1.16.13)

Seventh Floor Expansion Space

September 1, 2022

(as may be automatically extended to August 31, 2027 pursuant to Section 1.16.15 or accelerated by Landlord pursuant to Section 1.16.14, the “Seventh Floor Expansion Space Delivery Date”)

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1.16.12 Tenant’s Right to Delay Certain Expansion Space Delivery Dates. Notwithstanding anything to the contrary contained in Section 1.16.11 above, Tenant shall have the right to delay either or both of the Eighth Floor Expansion Space Delivery Date and the Ninth Floor Expansion Space Delivery Date by delivery of written notice (the “First Delay Notice”) to Landlord. To be effective, the First Delay Notice must be delivered to Landlord at least one (1) year prior to the Expansion Space Delivery Date being delayed by the First Delay Notice, time being of the essence with respect thereto, and shall expressly specify which Expansion Space Delivery Date(s) Tenant has elected to delay in accordance with the first sentence of this Section 1.16.12. A timely delivered First Delay Notice shall delay both (i) the date by which Tenant must deliver the applicable Expansion Option Exercise Notice and, if such Expansion Option Exercise Notice is thereafter given, (ii) the relevant Expansion Space Delivery Date. If Tenant delivers a First Delay Notice pursuant to this Section 1.16.12, then the Expansion Space Delivery Date for the Fixed Date Expansion Space specified in the First Delay Notice shall be the date which is one (1) year following the respective Expansion Space Delivery Date, as set forth in Section 1.16.11 above (the “First Extended Expansion Space Delivery Date”). If Tenant fails to timely deliver a First Delay Notice for the Eighth Floor Expansion Space or the Ninth Floor Expansion Space conforming to the requirements set forth in this Section 1.16.12, or if Tenant has timely delivered a First Delay Notice in accordance with this Section 1.16.12 but does not deliver an Expansion Option Exercise Notice for the Eighth Floor Expansion Space or the Ninth Floor Expansion Space on or before one (1) year prior to the respective First Extended Expansion Space Delivery Date (subject to Tenant’s right to deliver a Second Delay Notice in accordance with Section 1.16.13 below), then all of Tenant’s Expansion Rights shall be null and void and of no further force or effect and shall be replaced with the ROFO as set forth in Section 1.20.

1.16.13 Tenant’s Rights to Further Delay Certain Expansion Space Delivery Dates Subject to Landlord’s Right to Trigger ROFR. Notwithstanding anything to the contrary contained in Section 1.16.11 or Section 1.16.12, Tenant shall have the option to further delay either or both of the Eighth Floor Expansion Space Delivery Date and the Ninth Floor Expansion Space Delivery Date by delivery of written notice (the “Second Delay Notice”) to Landlord. To be effective, the Second Delay Notice must be delivered to Landlord at least one (1) year prior to the First Extended Expansion Space Delivery Date being delayed by the Second Delay Notice, time being of the essence with respect thereto, and shall expressly specify which First Extended Expansion Space Delivery Date(s) Tenant has elected to delay in accordance with the first sentence of this Section 1.16.13. If Tenant delivers a Second Delay Notice pursuant to this Section 1.16.13, then the Expansion Space Delivery Dates for the Fixed Date Expansion Space specified in the Second Delay Notice shall be the date which is one (1) year following the applicable First Extended Expansion

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Space Delivery Date (the “Final Fixed Date Expansion Space Delivery Date”). If Tenant fails to timely deliver a Second Delay Notice for the Eighth Floor Expansion Space or the Ninth Floor Expansion Space conforming to the requirements set forth in this Section 1.16.13, or if Tenant has timely delivered a Second Delay Notice in accordance with this Section 1.16.13 but does not deliver an Expansion Option Exercise Notice for the Eighth Floor Expansion Space or the Ninth Floor Expansion Space on or before one (1) year prior to the respective Final Fixed Date Expansion Space Delivery Date, then all of Tenant’s Expansion Rights shall be null and void and of no further force or effect and shall be replaced with the ROFO as set forth in Section 1.20. Notwithstanding anything in this Lease to the contrary, at any time from and after the First Extended Expansion Space Delivery Date, Landlord shall have the right to deliver a Pending Deal Notice, in which case the parties shall proceed in accordance with Section 1.18.1.

1.16.14 Landlord’s Right to Accelerate the Seventh Floor Expansion Space Delivery Date. The Seventh Floor Expansion Space is presently occupied by Octagon, Inc. (“Octagon”) pursuant to that certain Lease Agreement dated March 1, 2012 between Landlord’s predecessor-in-interest and Octagon, which was amended by that certain First Amendment to Lease Agreement dated May 31, 2012 and further amended by that certain Second Amendment to Lease Agreement dated February 2, 2015 (as so amended, the “Octagon Lease”). Notwithstanding anything to the contrary contained in Section 1.16.11 above, if (i) Octagon surrenders possession of the Seventh Floor Expansion Space pursuant to a written lease termination and surrender agreement, or (ii) following Landlord’s termination of the Octagon Lease in accordance with its terms due to an event of default thereunder, Octagon vacates or is dispossessed of the Seventh Floor Expansion Space in accordance with Applicable Laws (clause (i) and clause (ii), each an “Octagon Surrender”), Landlord shall accelerate the Seventh Floor Expansion Space Delivery Date by delivery of written notice (the “Acceleration Notice”) to Tenant. If Landlord delivers an Acceleration Notice pursuant to this Section 1.16.14, then the Seventh Floor Expansion Space Delivery Date shall be the date set forth by Landlord in the Acceleration Notice, which shall be at least eighteen (18) months following the Commencement Date and at least twelve (12) months after the date of the Acceleration Notice (and the foregoing periods shall, if applicable, run concurrently). Notwithstanding anything in this Lease to the contrary, if Landlord delivers an Acceleration Notice, Tenant shall deliver the Expansion Option Exercise Notice for the Seventh Floor Expansion Space, if at all, no later than the later of the date that is (x) ten (10) Business Days following Landlord’s delivery of an Acceleration Notice, and (y) one (1) year prior to the Seventh Floor Expansion Space Delivery Date specified by Landlord in the Acceleration Notice. If Tenant timely exercises the Seventh Floor Expansion Option following receipt of an Acceleration Notice, then, the Expansion Space Commencement Date shall occur (subject to extensions) as provided for in Section 1.16.3 (but no sooner than the later of twelve (12) months following the date of delivery of the Acceleration Notice and eighteen (18) months following the Commencement Date). Notwithstanding anything in this Lease to the contrary, if following Landlord’s delivery of an Acceleration Notice, Tenant does not deliver an Expansion Option Exercise Notice for the Seventh Floor Expansion Space within the aforesaid ten (10) Business Day period, the Seventh Floor Expansion Space shall remain subject to the Unilateral Expansion Option, the ROFR and the Tenanted Space Option.

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1.16.15 Automatic Delay of the Seventh Floor Expansion Space Delivery Date. If Octagon exercises the renewal option set forth in the Octagon Lease (an “Octagon Renewal”), then the Seventh Floor Expansion Space Delivery Date shall be delayed to August 31, 2027. Landlord shall promptly deliver to Tenant written notice of the occurrence of an Octagon Renewal (an “Octagon Delay Notice”).

1.16.16 Landlord’s Right to Enter into Interim Leases for Fixed Date Expansion Space. Landlord shall have the right, without Tenant’s consent, to enter into a lease for any Fixed Date Expansion Space for the period prior to its respective Expansion Space Delivery Date (an “Interim Fixed Date Expansion Space Lease”) with any third party (an “Interim Tenant”), provided that the final lease expiration date of such Interim Fixed Date Expansion Space Lease shall occur no later than the date that is thirty (30) days prior to the Expansion Space Delivery Date for such Fixed Date Expansion Space (as then may have been extended by Tenant in accordance with this Section 1.16). If the Interim Tenant is an Ecosystem Partner (defined below), the following provisions shall apply. Landlord shall provide written notice to Tenant of Landlord’s intent to enter into an Interim Fixed Date Expansion Space Lease with an Ecosystem Partner (an “Interim Lease Notice”), which Interim Lease Notice shall set forth the amount of the tenant improvement allowance, if any, to be provided to such Ecosystem Partner under the Interim Fixed Date Expansion Space Lease (the “Interim Lease TI Funds”). Upon receipt of an Interim Lease Notice, Tenant shall have the right (the “Accelerated Fit-Out Right”) to immediately construct the Fixed Date Expansion Space Tenant Improvements in such Fixed Date Expansion Space on behalf of itself and on behalf of the Ecosystem Partner and, in connection therewith, to cause Landlord to provide the Interim Lease TI Funds, if any, directly to Tenant together with the Fixed Date Expansion Space Tenant Improvement Allowance that would be provided to Tenant under Section 1.16.8 above assuming that the Fixed Date Expansion Space Commencement Date is the date immediately following the expiration of the Interim Fixed Date Expansion Space Lease with the Ecosystem Partner (collectively, the “Aggregate Fixed Date Expansion Space TI Allowance”). The Accelerated Fit-Out Right shall be exercised by Tenant, if at all, by delivery to Landlord of notice of such election (“Accelerated Fit-Out Exercise Notice”) within ten (10) Business Days following Tenant’s receipt of an Interim Lease Notice, time being of the essence. Tenant’s Accelerated Fit-Out Exercise Notice shall also constitute Tenant’s Expansion Option Exercise Notice for the applicable Fixed Date Expansion Space, subject to Tenant’s rights to delay the Fixed Date Expansion Space Delivery Date of such space. If following Landlord’s delivery of all or any portion of the Aggregate Fixed Date Expansion Space TI Allowance, Tenant delivers a First Delay Notice and/or a Second Delay Notice, the Aggregate Fixed Date Expansion Space TI Allowance shall be recalculated assuming that the applicable Fixed Date Expansion Space Commencement Date is the First Extended Expansion Space Delivery Date or Final Extended Expansion Space Delivery Date, as applicable (the “Adjusted Fixed Date Expansion Space TI Allowance”). Landlord shall reduce the remaining Aggregate Fixed Date Expansion Space TI Allowance, if any, by the difference between the Aggregate Fixed Date Expansion Space TI Allowance and Adjusted Fixed Date Expansion Space TI Allowance. If the remaining amount of the Aggregate Fixed Date Expansion Space TI Allowance is less than such difference, Tenant shall pay the shortfall to Landlord within thirty (30) days following Landlord’s demand therefor. Landlord shall ensure that the Interim Fixed Date Expansion Space Lease provides for and is coordinated with Tenant’s rights under this Section 1.16.16. Tenant shall construct the Fixed

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Date Expansion Space Tenant Improvements in accordance with a commercially reasonable schedule and shall be responsible for any delays in substantially completing the Fixed Date Expansion Space Tenant Improvements by the dates set forth thereon, provided that such delays were not caused by Landlord. For the purposes hereof, the term “Ecosystem Partner” shall mean any company that Landlord and Tenant, each acting in their sole and absolute discretion, mutually agree is an Ecosystem Partner.

1.17 Unilateral Expansion Option.

1.17.1 So long as Tenant has not assigned the Lease other than pursuant to a Permitted Transfer (as defined in Section 18.2 below) and has not entered into a Disqualifying Sublease (as defined in Section 18.10 below), Tenant shall have the option (the “Unilateral Expansion Option”) to lease any space in the Project that is vacant (the “Unilateral Expansion Space”) subject to the terms and conditions of this Section 1.17. A table setting forth the location and rentable square footage of the Unilateral Expansion Space (measured in accordance with the Measurement Standard) as of the date hereof is set forth on Exhibit A-12 attached hereto. Landlord shall amend Exhibit A-12 from time to time without Tenant’s consent by delivering to Tenant an updated Exhibit A-12 initialed and dated by Landlord, in order to add space that has become vacant in the Project or to remove vacant space for which Landlord shall have delivered a Pending Deal Notice in accordance with Section 1.18 below. Landlord shall use good faith efforts to amend Exhibit A-12 and to deliver a copy of such amended Exhibit A-12 to Tenant within ten (10) Business Days of a change in the substance thereof. Tenant’s Expansion Rights (as defined in Section 19.1) shall have priority over any errors or omissions in Exhibit A-12, and any inconsistencies between Tenant’s Expansion Rights and the contents of Exhibit A-12 shall be reconciled in favor of Tenant’s Expansion Rights as set forth in this Lease. Notwithstanding the foregoing, Unilateral Expansion Space shall not include (i) the Seventh Floor Expansion Space (except as set forth in Section 1.16.14), the Eighth Floor Expansion Space and the Ninth Floor Expansion Space (which shall be governed by Section 1.16 above), and (ii) any space in the Building as to which Landlord shall have delivered a Pending Deal Notice in accordance with Section 1.18 below, provided that if Landlord has not entered into a lease on the material terms set forth in such Pending Deal Notice within one hundred eighty (180) days, Landlord shall again comply with the terms set forth in Section 1.18 below before proceeding with such Pending Deal, and provided further that if the Pending Deal has been abandoned as reasonably determined by Landlord, Landlord shall provide notice thereof to Tenant within five (5) Business Days of such abandonment, and the space in the Building described in the Pending Deal Notice shall again be deemed to be Unilateral Expansion Space, provided however that Tenant’s rights hereunder shall not be predicated upon the receipt of such notice from Landlord. Tenant shall exercise the Unilateral Expansion Option from time to time by delivering written notice to Landlord (a “Unilateral Expansion Right Exercise Notice”). To be effective, a Unilateral Expansion Right Exercise Notice shall specify the portions of the Unilateral Expansion Space that Tenant is electing to lease pursuant to the terms of this Section 1.17, which portions shall be designated by Tenant in a manner corresponding to Exhibit A-12 and shall consist of full or, with respect to the South Tower only, half floor increments and if more than one floor, only contiguous space on contiguous floors (provided that if Tenant designates a half-floor in the South Tower, the portion of the floor left for Landlord to lease must meet all codes and be reasonably marketable space).

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Notwithstanding the foregoing, Tenant shall have the right to notify Landlord upon the giving of the Unilateral Expansion Right Exercise Notice that Tenant desires to exercise the Unilateral Expansion Right with respect to a half-floor in the North Tower, in which case Landlord shall specify in writing which half will be made available to Tenant. Tenant shall have the right to deliver a Rescission Notice within three (3) Business Days following receipt of Landlord’s notice designating such half if Tenant does not wish to proceed. If Tenant delivers a Unilateral Expansion Right Exercise Notice, the Premises shall be expanded to include the Unilateral Expansion Space set forth in the Unilateral Expansion Right Exercise Notice on the Unilateral Expansion Space Commencement Date upon the terms and conditions set forth in this Section 1.17. If there exists a monetary or material non-monetary Event of Default by Tenant hereunder on the date of the giving of the Unilateral Expansion Right Exercise Notice, then, at Landlord’s election (which shall be exercised within ten (10) Business Days after receipt of the Unilateral Expansion Right Exercise Notice, or shall be deemed waived), the Unilateral Expansion Right Exercise Notice shall be ineffective as to the subject Unilateral Expansion Space.

1.17.2 Base Rent for Unilateral Option Space. The Base Rent payable for the Unilateral Expansion Space during the Unilateral Expansion Space Term shall be as set forth in Section 9 of the Summary, provided that Tenant has delivered the applicable Unilateral Expansion Right Exercise Notice prior to the Lease Terms Deadline, time being of the essence. If Tenant delivers the applicable Unilateral Expansion Right Exercise Notice on or after the Lease Terms Deadline, time being of the essence, then the Base Rent payable for the Unilateral Expansion Space during the Unilateral Expansion Space Term shall be the FMV of the Unilateral Expansion Space, as determined in accordance with Section 1.16.4 above. It is hereby agreed that if Landlord and Tenant fail to agree on the FMV of the Unilateral Expansion Space within thirty (30) days after Landlord’s receipt of Tenant’s Unilateral Expansion Right Exercise Notice (the parties agreeing to negotiate the FMV diligently and in good faith during such 30-day time period, time being of the essence), Tenant shall have the right to deliver a Rescission Notice within five (5) Business Days following the expiration of the aforesaid thirty (30) day period (time being of the essence). If Tenant timely delivers a Rescission Notice, Tenant shall have no further rights under this Section 1.17 with regard to that particular offering of that particular Unilateral Expansion Space. If Tenant does not timely deliver a Rescission Notice pursuant to the immediately preceding sentence, Tenant shall have no further right to rescind the Unilateral Expansion Right Exercise Notice with regard to the subject Unilateral Expansion Space and Tenant shall be deemed to have initiated the proceedings for the determination of FMV as set forth in Exhibit I of this Lease. Notwithstanding anything to the contrary contained herein and provided a monetary or material non-monetary Event of Default has not occurred and is continuing (or if a monetary or material non-monetary Event of Default then exists, the right to abatement shall toll until such monetary or material non-monetary Event of Default, as applicable, has been cured in full, provided that Landlord has not exercised its remedies under Article 21), Landlord hereby agrees to abate Tenant’s obligation to pay monthly Base Rent and Tenant’s Share of Operating Expenses and Real Estate Taxes otherwise payable by Tenant for any Unilateral Expansion Space (the “Unilateral Expansion Space Abated Rent”) for a period (the “Unilateral Expansion Space Abated Rent Period”), (x) if the Unilateral Expansion Right Exercise Notice is delivered by the Lease Terms Deadline, time being of the essence, equal to the Original Premises Abated Rent Period as pro-rated in accordance with the ratio that the

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lease term for such Unilateral Expansion Space bears to the Lease Term, or (y) if the Unilateral Expansion Right Exercise Notice is not delivered by the Lease Terms Deadline, time being of the essence, as determined as part of the determination of FMV in accordance with Section 1.16.4. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 21 below, then as a part of the recovery set forth in Article 21 below, Landlord shall be entitled to recover the unamortized balance of the Unilateral Expansion Space Abated Rent.

1.17.3 Unilateral Expansion Space Rent Commencement Date. The “Unilateral Expansion Space Rent Commencement Date” shall occur, with respect to any Unilateral Expansion Space, on the date immediately succeeding the last day of the Unilateral Expansion Space Abated Rent Period for such Unilateral Expansion Space.

1.17.4 Unilateral Expansion Space Term. The lease term for any Unilateral Expansion Space with respect to which Tenant has timely delivered a Unilateral Expansion Right Exercise Notice (the “Unilateral Expansion Space Term”) shall commence upon the earlier of (x) Tenant’s beneficial occupancy of such Unilateral Expansion Space for the conduct of its business therein, and (y) the later of (i) one hundred five (105) days following Landlord’s delivery of the Unilateral Expansion Space to Tenant or (ii) if Unilateral Expansion Space is added to Exhibit A-12 sooner than the scheduled expiration date of the existing lease for such Unilateral Expansion Space (e.g., upon an early surrender of such space) and Tenant delivers a Unilateral Expansion Right Exercise Notice for such Unilateral Expansion Space within sixty (60) days following the date of delivery of the amended Exhibit A-12, two hundred ten (210) days following the date of Tenant’s receipt of the amended Exhibit A-12 which adds the Unilateral Expansion Space thereto (the “Unilateral Expansion Space Commencement Date”) and shall expire co-terminously with the Term for the Premises, as may be extended pursuant to the terms of this Lease, subject, however to the final sentence of this Section 1.17.4. Tenant shall be provided access to the Fixed Date Expansion Space during the aforesaid one hundred five (105) day period (or if applicable two hundred ten (210) day period) for the purposes of constructing the Unilateral Expansion Space Tenant Improvements (defined below), installing furniture, fixtures, equipment, and cabling, and otherwise readying the Unilateral Expansion Space for beneficial occupancy. Notwithstanding anything in this Section 1.17.4 to the contrary, if at the time Unilateral Expansion Right Exercise Notice is delivered under Section 1.17.1 above, the Unilateral Expansion Commencement Date would occur during the last three (3) full years of the Initial Term of this Lease, then the Initial Term for the balance of the Premises shall be extended such that the Unilateral Expansion Space Term shall be for a full three (3) years. Notwithstanding anything to the contrary set forth in this Lease, if the Initial Term of the Lease has been extended in accordance with the immediately preceding sentence, or if Tenant desires to exercise a Unilateral Expansion Right during a Renewal Term, it shall be a condition precedent to the valid exercise of such Unilateral Expansion Right that within thirty (30) days following the delivery of the Unilateral Expansion Right Exercise Notice, Landlord and Tenant, each acting in good faith but in their respective sole and absolute judgment, agree on the Unilateral Expansion Space Term for the subject Unilateral Expansion Space and for the balance of the Premises, it being the intent of the parties that under such circumstances Landlord and Tenant shall engage on a longer term renewal/expansion for the entire Premises.

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1.17.5 Tenant’s Share. Upon each applicable Unilateral Expansion Space Rent Commencement Date, Tenant’s Share (as defined below and set forth in Section 1.14 above) shall be increased to take into account the addition of the Unilateral Expansion Space as provided in this Section 1.17.

1.17.6 Adjustment to Security Deposit. Tenant shall provide Landlord with an amendment or replacement to the Letter of Credit increasing the Security Deposit as described in Section 2.2.2 below within thirty (30) days following the determination of FMV in accordance with the terms of this Lease and in any event before Tenant commences work in the Unilateral Expansion Space. The First Reduced LC Amount, Second Reduced LC Amount, Third Reduced LC Amount and Fourth Reduced LC Amount shall each be adjusted accordingly as set forth in Section 2.2.2.

1.17.7 Required Condition of Unilateral Expansion Space. Except for compliance with Landlord’s Delivery Conditions and as otherwise set forth in this Section 1.17.7, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Unilateral Expansion Space, and Tenant shall accept the Unilateral Expansion Space broom clean, with all Building systems serving the Unilateral Expansion Space in good condition and working order, and otherwise in its AS IS condition on the Unilateral Expansion Space Commencement Date. Notwithstanding the foregoing, to help Tenant pay for the fees and costs of Tenant’s architect, engineer, project manager, and all tenant improvement-related costs, communications cabling, security systems, back-up power systems, audio-visual systems and signage costs of any Unilateral Expansion Space, and provided that Tenant may apply a certain portion of the Unilateral Expansion Space Tenant Improvement Allowance to moving, furniture and equipment with regard Tenant’s occupancy of any Unilateral Expansion Space as provided in the Work Letter (collectively, the “Unilateral Expansion Space Tenant Improvements”), Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance with respect to such Unilateral Expansion Space (each a “Unilateral Expansion Space Tenant Improvement Allowance”) as determined as set forth in Section 1.16.8, mutatis mutandis. All of the terms and conditions set forth in the Work Letter shall apply to the Unilateral Expansion Space Tenant Improvements and Unilateral Expansion Space Tenant Improvement Allowance, mutatis mutandis.

1.17.8 Other Terms. Effective from and after the Unilateral Expansion Space Commencement Date, the definition of Premises shall be expanded to include the Unilateral Expansion Space and thereafter, except as specifically set forth in this Section 1.17, all other terms of this Lease shall apply to the Unilateral Expansion Space as part of the Premises, and all calculations which are based upon the rentable square footage of the Premises shall be recalculated to take into account the greater rentable square footage resulting from the expansion (by way of example rather than limitation, the calculation of the number of Tenant’s Parking Permits).

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1.17.9 Amendment to Lease. Upon the valid exercise by Tenant of a Unilateral Expansion Option, Landlord shall deliver to Tenant a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Unilateral Expansion Space as determined in accordance with the provisions of this Section 1.17, which amendment (if factually accurate) Tenant shall execute and return to Landlord within ten (10) Business Days after Tenant’s receipt thereof, provided, however, that Landlord and Tenant’s failure to enter into such amendment shall not impair or delay any of Landlord’s or Tenant’s other rights or obligations under this Section 1.17.

1.18 Right of First Refusal (“ROFR”).

1.18.1 Provided that Tenant has not assigned the Lease other than pursuant to a Permitted Transfer and has not entered into a Disqualifying Sublease, and subject to the terms of this Section 1.18, each time (i) from and after Tenant’s delivery of a Second Delay Notice on any Fixed Date Expansion Space that Landlord intends to accept a written proposal to lease all or a portion of such Fixed Date Expansion Space to any to a third party, and (ii) during the Term that Landlord intends to accept a written proposal to lease all or a portion of the Unilateral Expansion Space (in the case of each of clause (i) and clause (ii), a “Pending Deal”), Landlord shall deliver to Tenant written notice (a “Pending Deal Notice”) of the existence of and material terms of such Pending Deal (including the interpolation/extrapolation of such material terms of the Pending Deal to reflect a lease term contemplated by Section 1.18.2 below), provided that Landlord may withhold the name of the proposed third-party lessee for the Pending Deal. Within five (5) Business Days after Tenant’s receipt of a Pending Deal Notice, Tenant shall deliver to Landlord written notice (a “Pending Deal Acceptance Notice”) if Tenant elects to lease the Fixed Date Expansion Space or Unilateral Expansion Space set forth in the Pending Deal Notice (the “Identified ROFR Space”). Landlord’s obligation to deliver the Pending Deal Notice and Tenant’s right to elect to lease or not lease the Identified ROFR Space pursuant to this Section 1.18.1 is hereinafter referred to as the “Right of First Refusal”. If Tenant elects to lease the Identified ROFR Space by delivering the Pending Deal Acceptance Notice within the required five (5) Business Day period, Tenant shall be deemed to agree to lease the Identified ROFR Space on the same general terms and conditions as the Lease except for the economic and other terms specifically set forth in the Pending Deal Notice. If Tenant fails to deliver a Pending Deal Acceptance Notice to Landlord within the required five (5) business day period, Tenant shall be deemed to have waived its rights under this Section 1.18.1 to lease the Identified ROFR Space identified in such Pending Deal Notice, and Landlord shall have the right to lease the Identified ROFR Space on substantially the same economic terms and conditions set forth in the Pending Deal Notice. As used in the prior sentence, substantially the same shall mean economic terms which do not differ by more than seven and one-half percent (7.5%) from the economic terms that were offered to Tenant in the Pending Deal Notice. Any Identified ROFR Space leased by Landlord in accordance with the immediately preceding sentence shall become Tenanted Space subject to Tenant’s Tenanted Space Option (pursuant to, and as such terms are defined in, Section 1.19 of the Lease). If there exists a monetary or material non-monetary Event of Default by Tenant hereunder on the date of the giving of the Pending Deal Acceptance Notice, then, at Landlord’s election (which shall be exercised within ten (10) Business Days after receipt of the Pending Deal Acceptance Notice, or shall be deemed waived), Pending Deal Acceptance Notice shall be ineffective as to the subject Identified ROFR Space.

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1.18.2 Identified ROFR Space Term. The lease term for any Identified ROFR Space with respect to which Tenant has timely delivered a Pending Deal Acceptance Notice (the “Identified ROFR Space Term”) shall commence on the date the Pending Deal was to have commenced, as set forth in the Pending Deal Notice (“Identified ROFR Space Commencement Date”) and shall expire co-terminously with the Term for the Premises, as may be extended pursuant to the terms of this Lease, subject, however, to the final sentence of this Section 1.18.2. Tenant shall be provided access to the Identified ROFR Space if and to the extent provided for in the Pending Deal Notice for the purposes of constructing the Identified ROFR Space Tenant Improvements therein (defined below). Notwithstanding anything in this Section 1.18.2 to the contrary, if at the time a Pending Deal Acceptance Notice is delivered under Section 1.18.1 above, the Identified ROFR Space Commencement Date would occur during the last three (3) full years of the Initial Term of this Lease, then the Initial Term for the balance of the Premises shall be extended such that the Identified ROFR Space Term shall be for a full three (3) years. Notwithstanding anything to the contrary set forth in this Lease, if the Initial Term of the Lease has been extended in accordance with the immediately preceding sentence, or if Tenant desires to exercise the ROFR during a Renewal Term, it shall be a condition precedent to the valid exercise of such ROFR that within thirty (30) days following the delivery of the Pending Deal Acceptance Notice, Landlord and Tenant, each acting in good faith but in their respective sole and absolute judgment, agree on the Identified ROFR Space Term for the subject Identified ROFR Space and for the balance of the Premises, it being the intent of the parties that under such circumstances Landlord and Tenant shall engage on a longer term renewal/expansion for the entire Premises.

1.18.3 Tenant’s Share. Upon each applicable Identified ROFR Space Rent Commencement Date, Tenant’s Share (as defined below and set forth in Section 1.14 above) shall be increased to take into account the addition of the Identified ROFR Space as provided in this Section 1.18.

1.18.4 Adjustment to Security Deposit. Tenant shall provide Landlord with an amendment or replacement to the Letter of Credit increasing the Security Deposit as described in Section 2.2.2 below within thirty (30) days following Tenant’s delivery of a Pending Deal Acceptance Notice and in any event before Tenant commences work in the Identified ROFR Space. The First Reduced LC Amount, Second Reduced LC Amount, Third Reduced LC Amount and Fourth Reduced LC Amount shall each be adjusted accordingly as set forth in Section 2.2.2.

1.18.5 Required Condition of Identified ROFR Space. Except for compliance with Landlord’s Delivery Conditions and as otherwise set forth in this Section 1.18, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Identified ROFR Space, and Tenant shall accept the Identified ROFR Space broom clean, with all Building systems serving the ROFR Space in good condition and working order, and otherwise in its AS IS condition on the Identified ROFR Space Commencement Date. Notwithstanding the foregoing, to help Tenant pay for the fees and costs of architect, engineer, project manager, and all tenant improvement-related costs, communications cabling, security systems, back-up power systems, audio-visual systems and signage costs of the Identified ROFR Space, and provided that Tenant may apply a certain portion of the

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Identified ROFR Space Tenant Improvement Allowance to moving, furniture and equipment with regard Tenant’s occupancy of the Identified ROFR Space as provided in the Work Letter (collectively, the “Identified ROFR Space Tenant Improvements”), Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (each, an “Identified ROFR Space Tenant Improvement Allowance”) to the extent set forth in the Pending Deal Notice (if any). If applicable, all of the terms and conditions of the Work Letter shall apply to the Identified ROFR Space Tenant Improvements and Identified ROFR Space Tenant Improvement Allowance.

1.18.6 Other Terms. Effective from and after the Identified ROFR Space Commencement Date, the definition of Premises shall be expanded to include the Identified ROFR Space and thereafter, except as provided in this Section 1.18, all other terms of this Lease shall apply to the Identified ROFR Space as part of the Premises, and all calculations which are based upon the rentable square footage of the Premises shall be recalculated to take into account the greater rentable square footage resulting from the expansion (by way of example rather than limitation, the calculation of the number of Tenant’s Parking Permits).

1.18.7 Amendment to Lease. Upon the valid exercise by Tenant of a Right of First Refusal, Landlord shall deliver to Tenant a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Identified ROFR Space as determined in accordance with the provisions of this Section 1.18, which amendment (if factually accurate) Tenant shall execute and return to Landlord within ten (10) Business Days after Tenant’s receipt thereof, provided, however, that Landlord and Tenant’s failure to enter into such amendment shall not impair or delay any of Landlord’s or Tenant’s other rights or obligations under this Section 1.18.

1.19 Option on Tenanted Space

1.19.1 Option on Tenanted Space. As used herein, the term “Tenanted Space Option Period” means, as applicable, that period of time during the Term (i) with respect to Unilateral Expansion Space or Fixed Date Expansion Space, from and after the date upon which Landlord enters into a lease with a third-party for such Unilateral Expansion Space or Fixed Date Expansion Space pursuant to the terms of Section 1.18 above, and (ii) from and after the date hereof with respect to the existing tenanted space in the Project, consisting of the space occupied, respectively, Gannett Co., Inc. (successor to Gannett Spinco, Inc.) (the “Gannett Space”), Octagon, Inc. (the “Octagon Space”),FN America, LLC (the “FN Space”) and Insperity Support Services, L.P. (the “Insperity Space”), as described and in the respective locations set forth on Exhibit A-13 through Exhibit A-16, inclusive (collectively, the “Existing Tenanted Space” and together with the space described in clause (i) of this Section 1.19.1, the “Tenanted Space”). So long as Tenant has not assigned the Lease other than pursuant to a Permitted Transfer and has not entered into a Disqualifying Sublease, Tenant shall have an option (“Tenanted Space Option” and together with the Fixed Date Expansion Option, Unilateral Expansion Option and Right of First Refusal (collectively, the “Expansion Rights”) to lease Tenanted Space that becomes available during the Tenanted Space Option Period, on the terms and conditions contained in this Section 1.19, by delivery to Landlord of written notice stating such election (a “Tenanted Space Option Exercise Notice”) by the later of the date (x) that is fifteen (15) calendar days following delivery of an

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Availability Notice (defined below), and (y) eighteen (18) months prior to the expiration date of the lease for such Tenanted Space (except to the extent such lease has been surrendered or terminated in accordance with its terms in which case this clause (y) shall cease to apply), time being of the essence. Upon timely delivery of a Tenanted Space Option Exercise Notice, the Tenanted Space described therein shall be added to the Premises upon the terms and conditions set forth in this Section 1.19. Upon Landlord’s determination that any Tenanted Space will become available for Lease during the Tenanted Space Option Period, Landlord shall promptly send written notice to Tenant describing such Tenanted Space as well as the anticipated date upon which such space is expected to become available, and, if applicable, the expiration date of the existing lease for such Tenanted Space (an “Availability Notice”). If there exists a monetary or material non-monetary Event of Default by Tenant hereunder on the date of the giving of the Tenanted Space Option Exercise Notice, then, at Landlord’s election (which shall be exercised within ten (10) Business Days after receipt of the Tenanted Space Option Exercise Notice, or shall be deemed waived), the Tenanted Space Option Exercise Notice shall be ineffective as to the subject Tenanted Space. Notwithstanding anything herein to the contrary, in the event Tenant elects not to deliver a Tenanted Space Option Exercise Notice prior to the deadline set forth above, Tenant shall not be deemed to have waived any of its Expansion Rights as a result thereof, and upon such space becoming vacant, Landlord shall amend Exhibit A-12 in accordance with Section 1.17.1 and comply with Section 1.18.1 prior to leasing any such space to a third party.

1.19.2 Base Rent for Tenanted Space. The Base Rent payable for the Tenanted Space during the Tenanted Space Term shall be as set forth in Section 9 of the Summary, provided that Tenant has delivered the applicable Tenanted Space Option Exercise Notice prior to the Lease Terms Deadline, time being of the essence. If Tenant delivers the applicable Tenanted Space Option Exercise Notice on or after the Lease Terms Deadline, time being of the essence, then the Base Rent payable for the Tenanted Space during the Tenanted Space Term shall be an amount equal to the FMV of the Tenanted Space as determined pursuant to Section 1.16.4. It is hereby agreed that if Landlord and Tenant fail to agree on the FMV of the Tenanted Space within thirty (30) days after Landlord’s receipt of Tenant’s Tenanted Space Option Exercise Notice (time being of the essence), Tenant shall have the right to deliver a Rescission Notice within five (5) Business Days following the expiration of the aforesaid thirty (30) day period (time being of the essence). If Tenant timely delivers a Rescission Notice pursuant to the immediately preceding sentence, Tenant shall have no further rights under this Section 1.19 with regard to that particular Tenanted Space. If Tenant does not timely deliver a Rescission Notice pursuant to the immediately preceding sentence, Tenant shall have no further right to rescind the Tenanted Space Option Exercise Notice and Tenant shall be deemed to have initiated the proceedings for the determination of FMV as set forth in Exhibit I of this Lease. Notwithstanding anything to the contrary contained herein and provided there does not exist a monetary or material non-monetary Event of Default by Tenant hereunder (or if a monetary or material non-monetary Event of Default then exists, the right to abatement shall toll until such monetary or material non-monetary Event of Default, as applicable, has been cured in full, provided that Landlord has not exercised its remedies under Article 21), Landlord hereby agrees to abate Tenant’s obligation to pay the Monthly Base Rent and Tenant’s Share of Operating Expenses and Real Estate Taxes otherwise payable by Tenant for any Tenanted Space (the “Tenanted Space Abated Rent”) for a period (the “Tenanted Space Abated Rent Period”), (x) if the Tenanted

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Space Option Exercise Notice is delivered by the Lease Terms Deadline, time of the essence, equal to the Original Premises Abated Rent Period as pro-rated in accordance with the ratio that the lease term for such Tenanted Space bears to the Lease Term (if the result contains an integer, such integer shall be converted to an appropriate number of days), or (y) if the Tenanted Space Option Exercise Notice is not delivered by the Lease Terms Deadline, time of the essence, as determined as part of the determination of the FMV in accordance with this Section. During the Tenanted Space Abated Rent Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 21 below, then as a part of the recovery set forth in Article 21 below, Landlord shall be entitled to recover the unamortized balance of the Tenanted Space Abated Rent.

1.19.3 The “Tenanted Space Rent Commencement Date” shall occur, with respect to any Tenanted Space, on the date immediately succeeding the last day of the Tenanted Space Abated Rent Period for such Tenanted Space.

1.19.4 Tenanted Space Term. The lease term for any Tenanted Space with respect to which Tenant has timely delivered a Tenanted Space Option Exercise Notice (the “Tenanted Space Term”) shall commence upon the earlier of (x) Tenant’s beneficial occupancy of such Tenanted Space for the conduct of its business therein, and (y) the later of (i) one hundred five (105) days following Landlord’s delivery of the Tenanted Space to Tenant, or (ii) if Tenant Space is added to Exhibit A-12 sooner than the scheduled expiration date of the existing lease for such Tenanted Space (e.g., upon an early surrender of such space) and Tenant delivers a Tenanted Space Expansion Option Exercise Notice for such Tenanted Space within sixty (60) days following the date of delivery of the amended Exhibit A-12, two hundred ten (210) days following the date of Tenant’s receipt of the amended Exhibit A-12 which adds the Tenanted Space thereto (the “Tenanted Space Commencement Date”) and shall expire co-terminously with the Term for the Premises, as may be extended pursuant to the terms of this Lease, subject, however, to the final sentence of this Section 1.19.4. Tenant shall be provided access to the Tenanted Space during the aforesaid ninety (90) day period for the purposes of constructing its initial Alterations therein, installing the furniture, fixtures, equipment, and cabling, and otherwise readying the Tenanted Space for beneficial occupancy. Landlord shall not be obligated to improve or alter any Tenanted Space in preparation of Tenant’s occupancy thereof, it being agreed that Tenant shall accept the same broom clean, with all Building systems serving the Tenanted Space in good condition and working order, and otherwise in its present as is condition on the Tenanted Space Commencement Date. Notwithstanding anything in this Section 1.19.4 to the contrary, if at the time a Tenanted Space Option Exercise Notice is delivered under Section 1.19.1 above, the Tenanted Space Commencement Date would occur during the last three (3) full years of the Initial Term of this Lease, then the Initial Term for the balance of the Premises shall be extended such that the Tenanted Space Term shall be for a full three (3) years. Notwithstanding anything to the contrary set forth in this Lease, if the Initial Term of the Lease has been extended in accordance with the immediately preceding sentence, or if Tenant desires to exercise the Tenanted Space Option during a Renewal Term, it shall be a condition precedent to the valid exercise of such Tenanted Space Option Term that within thirty (30) days following the delivery of the Tenanted Space Option Exercise Notice,

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Landlord and Tenant, each acting in good faith but in their respective sole and absolute judgment, agree on the Tenanted Space Term for the subject Tenanted Space and for the balance of the Premises, it being the intent of the parties that under such circumstances Landlord and Tenant shall engage on a longer term renewal/expansion for the entire Premises.

1.19.5 Tenant’s Share. Upon each applicable Tenanted Space Rent Commencement Date, Tenant’s Share (as defined below and set forth in Section 1.14 above) shall be increased to take into account the addition of the Tenanted Space as provided in this Section 1.19.

1.19.6 Adjustment to Security Deposit. Tenant shall provide Landlord with an amendment or replacement to the Letter of Credit increasing the Security Deposit as described in Section 2.2.2 below within thirty (30) days following the determination of FMV in accordance with the terms of this Lease and in any event before Tenant commences work in the Tenanted Space. The First Reduced LC Amount, Second Reduced LC Amount, Third Reduced LC Amount and Fourth Reduced LC Amount shall each be adjusted accordingly as set forth in Section 2.2.2.

1.19.7 Required Condition of Tenanted Space. Except for compliance with Landlord’s Delivery Conditions and as otherwise set forth in this Section 1.19.7, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Tenanted Space, and Tenant shall accept the Tenanted Space broom clean, with all Building systems serving the Tenanted Space in good condition and working order, and otherwise in its AS IS condition on the Tenanted Space Commencement Date. Notwithstanding the foregoing, to help Tenant pay for the fees and costs of Tenant’s architect, engineer, project manager, and all tenant improvement-related costs, communications cabling, security systems, back-up power systems, audio-visual systems and signage costs of the Tenanted Space, and provided that Tenant may apply a certain portion of the Tenanted Space Tenant Improvement Allowance to moving, furniture and equipment with regard Tenant’s occupancy of any Tenanted Space as provided in the Work Letter (collectively, the “Tenanted Space Tenant Improvements”), Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance with respect to such Tenanted Space (each a “Tenanted Space Tenant Improvement Allowance”) as determined as set forth in Section 1.16.8, mutatis mutandis. All of the terms and conditions set forth in the Work Letter shall apply to the Tenanted Space Tenant Improvements and Tenanted Space Tenant Improvement Allowance, mutatis mutandis. The Tenanted Space Tenant Improvements, Original Premises Tenant Improvements, Fifth Floor Tenant Improvements, Fixed Date Expansion Space Tenant Improvements, Unilateral Expansion Space Tenant Improvements, Identified ROFR Space Tenant Improvements, and any other Alterations performed by Tenant pursuant to the terms of this Lease are sometimes referred to collectively as “Tenant Improvements”.

1.19.8 Other Terms. Effective from and after the Tenanted Space Commencement Date, the definition of Premises shall be expanded to include the relevant Tenanted Space and thereafter, except as provided in this Section 1.19, all other terms of this Lease shall apply to the relevant Tenanted Space as part of the Premises, and all calculations which are based upon the rentable square footage of the Premises shall be recalculated to take into account the greater rentable square footage resulting from the expansion (by way of example rather than limitation, the calculation of the number of Tenant’s Parking Permits).

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1.19.9 Amendment to Lease. Upon the valid exercise by Tenant of a Tenanted Space Option, Landlord shall deliver to Tenant a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Tenanted Space as determined in accordance with the provisions of this Section 1.19, which amendment (if factually accurate) Tenant shall execute and return to Landlord within ten (10) Business Days after Tenant’s receipt thereof, provided, however, that Landlord and Tenant’s failure to enter into such amendment shall not impair or delay any of Landlord’s or Tenant’s other rights or obligations under this Section 1.19.

1.20 Right of First Offer. If Tenant shall fail to have exercised any of Tenant’s Fixed Date Expansion Options (or shall be deemed to have failed to exercise any of Tenant’s Fixed Date Expansion Options by failing to send a First Delay Notice, Second Delay Notice or Expansion Option Exercise Notice by the respective deadlines therefore), all of Tenant’s remaining Fixed Date Expansion Options and the Unilateral Expansion Option and Tenanted Space Option shall be null and void and shall be replaced by the following right of first offer (the “ROFO”).

1.20.1 Landlord shall give notice (“Offer Notice”) to Tenant of the availability or anticipated availability) of such space, setting forth the terms and conditions on which Landlord would lease such Unilateral Option Space or Tenanted Option Space (collectively, the “ROFO Space”) to Tenant. The term of the lease for the ROFO Space shall be co-terminus with the Term for Premises provided that there is at least five (5) years of unexpired Term. Tenant shall have the right, exercisable by notice to Landlord given on or before the tenth (10th) Business Day after receipt of the Offer Notice to lease such space on the terms and conditions set forth in the Offer Notice. If Tenant shall not elect to lease such space within the ten (10) Business period, Landlord shall be free to lease such space on any terms and conditions, provided, however, that the new lease shall contain a net effective rental rate (taking into account relevant factors, including the average annual base rent and additional rent (less concessions) tenant improvement allowances and other economic inducements) equal to least ninety two and one-half percent (92.5%) of such net effective rental rate set forth in Landlord’s Notice to Tenant. If, within twenty-four (24) months after Tenant’s actual or deemed rejection, desires to lease the Offer Space at a net effective rental rate less than ninety two and one-half percent (92.5%) of the net effective rental rate set forth in Landlord’s Offer Notice, then, prior to leasing the ROFO Space to a third party, Landlord shall again give Tenant an Offer Notice of the availability of the Offer Space and an opportunity to lease the same.

1.20.2 If Landlord has not leased the Offer Space within twenty four (24) months of the date of Landlord’s Offer Notice for such space, then Tenant’s ROFO shall once again apply to such space and Landlord must continue to first offer such space to Tenant prior to leasing to a third party at all times during the Term after the expiration of any such twenty four (24) month period (provided that the twenty four (24) month deadline shall be extended as necessary if Landlord has commenced negotiations with a prospective tenant but not yet in good faith executed a lease during the twenty four (24) month period).

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1.21 Extension Term.

1.21.1 Provided that Tenant shall not have assigned this Lease other than pursuant to a Permitted Transfer and shall not have entered into a Disqualifying Sublease, Tenant shall the option to renew the Term of this Lease (a “Renewal Option”) for two (2) consecutive periods of five (5) years each (the first such period, the “First Renewal Term”, the second such period, the “Second Renewal Term”; each of the First Renewal Term and Second Renewal Term are sometimes referred to herein as a “Renewal Term”). The Renewal Option shall be exercised by Tenant by written notice (a “Renewal Notice”) given to Landlord not less than fifteen (15) months prior to the Lease Expiration Date of the Term (or the First Renewal Term Expiration Date, as applicable). If there exists a monetary or material non-monetary Event of Default by Tenant hereunder on the date of the giving of a Renewal Notice, then, at Landlord’s election (which shall be exercised within ten (10) Business Days after receipt of the Renewal Notice, or shall be deemed waived), the Renewal Notice shall be ineffective as to the subject Renewal Term. Time is of the essence with respect to the giving of the notices referenced in this Section 1.21.1.

1.21.2 The Renewal Notice shall set forth whether Tenant is exercising the First Renewal Option or both the First Renewal Option and Second Renewal Option. If Tenant does not so specify, the Renewal Notice shall be deemed to apply only to the First Renewal Option. Upon the giving of a Renewal Notice, but subject to Tenant’s right to rescind as set forth in the Section 1.21.3 below, this Lease shall thereupon be deemed renewed for the applicable Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Term of this Lease, subject, however, to the provisions set forth herein. The First Renewal Term shall commence (the “First Renewal Term Commencement Date”) on the day after the Lease Expiration Date and shall terminate on the fifth (5th) anniversary of the Lease Expiration Date (the “First Renewal Term Expiration Date”). The Second Renewal Term shall commence (the “Second Renewal Term Commencement Date”) on the day after the First Renewal Term Expiration Date and shall terminate on the fifth (5th) anniversary of the First Renewal Term Expiration Date (the “Second Renewal Term Expiration Date”).

1.21.3 All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each Renewal Term, except that (i) the Rent for such Renewal Term shall be an amount equal to FMV, and (ii) following Tenant’s exercise of the Second Renewal Term, Tenant shall have no further right to renew the Term of this Lease. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term hereof shall terminate any right of renewal of Tenant hereunder. It is hereby agreed that if Landlord and Tenant fail to agree on the FMV of the Premises within thirty (30) days after Landlord’s receipt of Tenant’s Renewal Notice (time being of the essence), Tenant shall have the right to rescind its Renewal Notice by delivering a Rescission Notice within five (5) Business Days following the expiration of the aforesaid thirty (30) day period (time being of the essence). If Tenant does not timely deliver a Rescission Notice pursuant to the immediately preceding sentence, Tenant shall have no further right to rescind the Renewal Notice and Tenant shall be deemed to have initiated the proceedings for the determination of FMV as set forth in Exhibit I of this Lease.

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1.22 Rent Payment Address. Tenant shall send payments of Rent hereunder to Landlord at the following address, or to such other address of which Landlord may advise Tenant in writing:

PNC Bank, National Association
c/o Royal Bank of Canada – USA Today Towers
Lockbox Number 826790
312 W. Route 38
Moorestown, NJ 08057

Or if by wire transfer to:

PNC Bank, National Association
620 Liberty Avenue
Pittsburgh, PA 15222
ABA Routing #: 043000096
For Account: Royal Bank of Canada – USA Today Towers -
Cash Management Account
Account #: 1029040342

1.23 Lease Year. Each twelve (12) month period described in this Section 1.22 occurring within the Lease Term shall be referred to herein as a “Lease Year”. The first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth full calendar month after the Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

1.24 Deed of Lease. To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease.

ARTICLE 2

SECURITY DEPOSIT

2.1 Letter of Credit as Security. Simultaneously with the execution of this Lease, Tenant shall provide to Landlord a letter of credit pursuant to Section 2.3 (the “Letter of Credit”) in the amount of Nine Million Three Hundred Sixty Five Thousand Six Hundred Thirty Three and 36/100 Dollars ($9,365,633.36) (the “Security Deposit Amount”) to secure the prompt performance of Tenant’s obligations hereunder with respect to the Original Premises and Fifth Floor Must-Take Space. Landlord shall have the right, but shall not be obligated, to draw on the Letter of Credit and apply all or any portion of the proceeds therefrom to cure any Event of Default, in which event Tenant shall be obligated to deposit with Landlord cash or additional

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letter(s) of credit in an amount equal to the deficiency necessary to restore the face amount of the Letter of Credit to the Security Deposit Amount within five (5) Business Days after written notice from Landlord. To the extent not forfeited or otherwise used as provided herein, and provided the Premises are vacated in good condition, reasonable wear and tear excepted, as described in Article 23 of this Lease, the Letter of Credit shall be returned to Tenant within thirty (30) days after the termination of this Lease. Landlord shall deliver the Letter of Credit to the purchaser or any assignee of Landlord’s interest in the Premises or the Building, and following written notice thereof to Tenant, Landlord shall be discharged from any further liability with respect to the Letter of Credit. This provision shall apply also to any and all subsequent transferors of the Landlord’s interest in this Lease. If the Tenant fails to take possession of the Premises as required by this Lease, the proceeds of the Letter of Credit shall not be deemed liquidated damages and Landlord’s use thereof pursuant to this Article 2 shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.

2.2 Adjustments to Security Deposit Amount.

2.2.1 Adjustments for Enhanced Financial Condition of Tenant. If at any time following the date hereof, Tenant achieves a calendar quarter of positive net cash as calculated in accordance with generally accepted accounting principles (the “First LC Reduction Trigger”), Tenant may deliver to Landlord a proposed amendment to the Letter of Credit (an “LC Amendment”) (or a request that Landlord obtain same at Tenant’s cost and expense if the issuing bank so requires) reducing the face amount thereof to Seven Million Twenty Four Thousand Two Hundred Twenty Five and 02/100 Dollars ($7,024,225.02) (the “First Reduced LC Amount”) together with a certificate made by Tenant’s chief financial officer certifying (w) that the First LC Reduction Trigger has occurred, and (x) that after due inquiry and investigation, he or she has no knowledge of any fact or circumstance that would materially and adversely impair Tenant’s financial condition or its ability to have positive net cash, in the aggregate, for the succeeding 12-month period (an “Officer’s Certificate”). Tenant is a publicly traded company. In the event that Tenant ceases to be a publicly traded company, each Officer’s Certificate delivered under this Section 2.2 shall include current financial statements (including a balance sheet, income statement and statement of cash flows) certified by Tenant’s chief financial officer as fairly presenting the financial condition of Tenant with footnotes as appropriate. Landlord shall respond to an Officer’s Certificate complying with this Section 2.2 within ten (10) Business Days either (y) requesting additional documents or information as may be reasonably requested by Landlord to verify the truth and accuracy of the statements set forth in the Officer’s Certificate, or (z) consenting to the LC Amendment (or applying for same if the issuing bank so requires) and thereupon the Security Deposit Amount shall be the First Reduced LC Amount as set forth above (the “First LC Reduction Event”), provided that no monetary or material mon-monetary Event of Default by Tenant then exists. Following the First LC Reduction Event, for any subsequent 12-month period thereafter for which Tenant has achieved, either (i) positive net cash in the aggregate for such 12-month period (the occurrence of the first such 12-month period, the “Second LC Reduction Trigger”, the second such 12-month period the “Third LC Reduction Trigger” and so on), or (ii) a credit rating (or a “shadow rating” as the case may be) of at least BBB- from Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Baa3 Moody’s Investor Service, Inc. (a “Triggering Credit Rating”), Tenant shall have the right to deliver to Landlord an Officer’s Certificate (but the

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capitalized term in clause (w) of the definition thereof shall be replaced as applicable) together with an LC Amendment reducing the face amount of the Letter of Credit by Two Million Three Hundred Forty One Thousand Four Hundred Eight and 34/100 Dollars ($2,341,408.34) (or a request that Landlord obtain same if the issuing bank so requires) following each such 12-month period (the resulting reduced face amount of the Letter of Credit upon the occurrence of the Second LC Reduction Trigger, the “Second Reduced LC Amount” and upon the occurrence of the Third LC Reduction Trigger, the “Third Reduced LC Amount”). Upon receipt of an Officer’s Certificate delivered by Tenant pursuant to the immediately preceding sentence, Landlord shall proceed as set forth in clause (y) or clause (z) above (but in the case of clause (z) the capitalized terms “First Reduced LC Amount” and “First LC Reduction Event” shall be deemed replaced, mutatis mutandis). Notwithstanding the foregoing to the contrary, the Security Deposit Amount shall not be reduced to less than Two Million Three Hundred Forty-One Thousand Four Hundred Eight and 34/100 Dollars ($2,341,408.34) unless and until Tenant shall have obtained a Triggering Credit Rating. The definition of the term “Fourth LC Reduction Trigger” shall be deemed to include the condition set forth in the immediately preceding sentence and, notwithstanding anything herein to the contrary, the term “Fourth Reduced LC Amount” means Seven Hundred Eighty Thousand Four Hundred Sixty Nine and 45/100 Dollars ($780,469.45). Notwithstanding anything in this Section 2.2 to the contrary, the Security Deposit Amount shall never be less than the Fourth Reduced LC Amount. From and after the date that the Security Deposit Amount is first reduced in accordance with this Section 2.2, Tenant shall provide to Landlord from time to time within ten (10) Business Days following Landlord’s written request, but in no event more often than once in any calendar year (not including the submission made as part of a Tenant reduction request), a certificate made by Tenant’s chief financial officer that Tenant remains, on a trailing 12-month basis, in the aggregate, net cash positive and including the certification required in clause (x) above together with, if Tenant is no longer a publicly traded company, Tenant’s current financial statements. If Tenant fails to timely provide such certificate or is unable to do so, Landlord may demand that Tenant provide Landlord within thirty (30) Business Days of demand cash or additional letters of credit in the amount then necessary to raise the Security Deposit Amount to the level determined by Landlord to be appropriate in light of Tenant’s creditworthiness as determined in the sole but reasonable discretion of Landlord. Thereafter, at any time that Tenant again achieves in the aggregate, over a 12-month period, positive net cash, the Security Deposit reduction schedule shall re-commence in accordance with this Section 2.2.

2.2.2 Adjustments Upon Exercise of Expansion Rights. Tenant shall deliver to Landlord an LC Amendment in order to increase the Security Deposit Amount following each occasion on which Tenant shall have exercised Expansion Rights (or if applicable, the ROFO), at such times as set forth elsewhere in this Lease and in the amount as hereinafter described. Each incremental Security Deposit Amount to be delivered to Landlord in accordance with this Section 2.2.2 shall be equal to the product obtained by multiplying (x) the quotient resulting from dividing (i) a numerator equal to the then Security Deposit Amount by (ii) a denominator equal to the then rentable square footage of the Premises, by (y) the rentable square footage of the Expansion Rights premises (the “Initial Increased Security Deposit Amount”). The First Reduced LC Amount, Second Reduced LC Amount, Third Reduced LC Amount and Fourth Reduced LC Amount shall be adjusted contemporaneously with each adjustment to the Security Deposit Amount as set forth above

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and shall equal the product of the Initial Increased Security Deposit Amount and the following fractions: with respect to the First Reduced LC Amount, nine-twelfths (9/12), with respect to the Second Reduced LC Amount, six-twelfths (6/12), with respect to the Third Reduced LC Amount, three-twelfths (3/12), and with respect to the Fourth Reduced LC Amount, one-twelfth (1/12). Section 2.1 and Section 2.2.1 above shall be amended at the time the Lease is amended in connection with Tenant’s exercise of Expansion Rights to reflect the adjustments to the Security Deposit Amount, First Reduced LC Amount, Second Reduced LC Amount, Third Reduced LC Amount and Fourth Reduced LC Amount all as set forth in this Section 2.2.2.

2.3 Letter of Credit Requirements. Tenant shall deliver to Landlord simultaneously with its execution and delivery of this Lease an irrevocable Letter of Credit in the Security Deposit Amount payable in the Washington, D.C. metropolitan area, running in favor of Landlord issued by a federally insured bank, in the amount of the Security Deposit Amount. The Letter of Credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the Lease Term without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew said Letter of Credit on written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain such Letter of Credit with Landlord through the date which is sixty (60) days after the expiration of the term thereby demised). Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper rated at least P-2 (or equivalent) by Moody’s Investor Services, Inc., or rated at least A-2 (or equivalent) by Standard & Poor’s Corporation, and shall be otherwise acceptable to Landlord in its sole but reasonable discretion. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investors Services, Inc. or below A-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute Letter of Credit within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole but reasonable discretion, and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Letter of Credit and Security Deposit Amount.

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2.3.1 Notwithstanding anything herein to the contrary, Landlord hereby approves Silicon Valley Bank (“SVB”) as the issuer for the Letter of Credit. Landlord hereby approves and agrees that the form and terms of the Letter of Credit shall be substantially in the form attached to this Lease as Exhibit G, and made a part hereof, and the bank issuing the same shall be acceptable to Landlord in its sole but reasonable discretion and shall provide, among other things, that:

(A) Landlord, or its then managing agent, shall have the right to draw down an amount reasonably anticipated by Landlord to be necessary to cure Tenant’s Default, up to the face amount of the Letter of Credit, upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

(B) The Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement;

(C) In the event of a transfer of Landlord’s interest in the Building of which the Premises are a part, Landlord shall transfer the Letter of Credit to the transferee and, following written notice to Tenant of such transfer, the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new Landlord.

2.3.2 Tenant further covenants that it will not assign or encumber said Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

2.3.3 Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than sixty (60) days after the expiration of the Lease Term, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord will accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration of the expiring Letter of Credit), which is irrevocable and automatically renewable as above provided until sixty (60) days after the end of the Lease Term, upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, (i) if the Letter of Credit is not timely renewed or a substitute Letter of Credit is not timely received, (ii) or if Tenant fails to maintain the Letter of Credit in the amount and upon the terms set forth in this Section 2.3, Tenant, at least sixty (60) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amounts stipulated in Section 2.1, failing which Landlord may present such Letter of Credit to the bank, in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord, to be held and applied by Landlord as provided in this Section. The Security Deposit may be commingled with Landlord’s general funds, if permitted by law.

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2.4 Advance Deposit. Notwithstanding the foregoing, Tenant shall deliver to Landlord on the date of execution of this Lease the sum of $524,527.41 consisting of $450,834.62 (the “Prepaid Original Premises Base Rent”) and $73,692.79 (the “Prepaid Fifth Floor Base Rent” and together with the Prepaid Original Premises Base Rent, the “Prepaid Rent”). Provided that Tenant shall be current in the payment of Base Rent and Additional Rent (as such terms are hereinafter defined) and not then be in default under any of the other terms, covenants or conditions of this Lease after written notice and beyond the expiration of any applicable notice and cure periods, on Tenant’s part to observed or performed, Landlord shall apply the Prepaid Original Premises Base Rent to the first installment of Base Rent due hereunder for the Original Premises and the Prepaid Fifth Floor Base Rent to first installment of Base Rent due hereunder for the Fifth Floor Must Take Space. The Prepaid Rent, prior to its being applied to the payment of Base Rent, shall constitute security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease, but shall not be deemed liquidated damages, but shall be applied in reduction of Tenant’s total obligation(s) to Landlord.

2.5 No Separate Account. Landlord shall not be obligated to hold the Prepaid Rent in a separate account from other Building or Project funds or to pay or accrue any interest thereon for the benefit of Tenant.

ARTICLE 3

USES; TENANT COVENANTS

3.1 Permitted Uses. The Premises are to be used for general office use and other ancillary uses reasonably associated with general office use subject to applicable zoning regulations.

3.2 Other General Use Covenants. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe the Rules and Regulations attached hereto as Exhibit D. No act shall be done in or about the Premises by Tenant, its employees, agents or contractors that is unlawful, or which will knowingly increase the existing rate of insurance on the Building; provided, however, the foregoing shall in no event prevent the Tenant from conducting its normal business operations in accordance with the permitted uses set forth in Section 3.1 above. In the event of a breach of the covenant set forth in the immediately preceding sentence regarding insurance rates, upon receipt of written notice thereof from Landlord, Tenant shall cease the activity giving rise to such increase. To the extent such activity is the sole cause of an increase in the existing rate of insurance for the Building, Tenant shall pay to Landlord any and all such increases in premiums resulting solely such breach.

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ARTICLE 4

ENVIRONMENTAL PROVISIONS; RECYCLING

4.1 Environmental Protection. Except for reasonable amounts of customary office and cleaning supplies that are used, stored, and disposed of by Tenant in accordance with Environmental Laws (as defined below), Tenant and Tenant’s employees, contractors and agents shall not dispose of or generate, manufacture, store, treat or use any oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance including, without limitation, asbestos (hereinafter collectively referred to as “hazardous waste” or “Hazardous Materials”), as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or in any other federal, state or local law governing hazardous substances or in any regulations related to any of the foregoing in each case as may be amended from time to time (hereinafter collectively referred to as the “Environmental Laws”) at, upon, under or within the Premises or the Project, or into the plumbing or sewer or water system servicing the Premises or the Project in violation of any Environmental Laws, nor shall Tenant, its employees, contractors or agents cause or permit the discharge, spillage, uncontrolled loss, seepage or filtration of any hazardous waste at, upon, under or within the Premises or the Project or into the plumbing or sewer or water system servicing the same. Tenant shall comply in all respects with the requirements of Environmental Laws, and shall notify Landlord immediately in the event of its actual discovery of any hazardous waste at, upon, under or within the Premises or the Project, or of any written notice by a governmental authority or private party alleging that a disposal of hazardous waste on or near the Premises may have occurred. In the event Tenant or its employees are responsible for a violation of the Environmental Laws, Tenant further agrees to provide Landlord reasonable access to any relevant documents or information in Tenant’s possession or control directly relevant to the question of Tenant’s violation of Environmental Laws.

4.2 Tenant Indemnity. Tenant shall indemnify Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including, without limitation, remediation and clean-up costs and reasonable attorneys’ fees, arising out of any violation of or default in the covenants of this Section 4.2. The provisions of Section 4.2 shall survive the expiration of the Lease Term. In the event that any hazardous waste was placed in the Premises prior to Tenant’s occupancy of the Premises, then Landlord, at its sole cost and expense shall be responsible for removing and/or remediating such hazardous waste.

4.3 Landlord Representation and Indemnity. Landlord represents and warrants that to the best of Landlord’s Knowledge, there is no hazardous waste located at, on or under the Premises, the Building, the Land or any part of the Project as of the Lease Commencement Date. The term “Landlord’s Knowledge” means the actual knowledge of Todd MacWhorter, the on-site Senior Real Estate Manager for the Project, who, for the avoidance of doubt, shall have no personally liability hereunder. Landlord shall indemnify, defend and hold Tenant harmless from and against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims and demands, including without limitation, remediation and clean-up costs and reasonable attorneys’ fees, arising out of any violation of or defaults of the covenants of this Section 4.3 and the presence of hazardous waste at, on or under the Premises, the Land, the Building or the Project not caused or introduced by Tenant or its agents. In no event shall

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Tenant be liable for any costs or fines, through Operating Expenses or otherwise, related to or a result of the presence or removal of hazardous waste at, on or under the Premises, the Land, the Building or the Project, not caused by Tenant or its agents. Landlord shall comply in all respects with the requirements of the Environmental Laws and related regulations, and shall notify Tenant promptly in the vent of its discovery of any hazardous waste at, upon, under or within any part of the Project or of any notice by a governmental authority or private party alleging that a disposal of hazardous waste or violation of Environmental Laws may have occurred at, on or under the Premises, Building, Land or any part of the Project.

4.4 Recycling Regulations. Tenant shall be solely responsible for compliance with all orders, requirements and conditions now or hereafter imposed and required by any ordinances, laws, orders and/or regulations (hereinafter collectively called “regulations”) of any governmental body having jurisdiction over the Premises or the Building regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called “waste products”).

4.5 Americans with Disabilities Act. Tenant shall promptly comply with all requirements relating to the Americans with Disabilities Act, 42 U.S.C. §12,101 et seq., and the regulations promulgated thereunder as in effect from time to time and with all similar state and local laws (“ADA Requirements”) as relates to the Premises. Tenant shall have exclusive responsibility for compliance with ADA Requirements pertaining to the interior of the Premises, including for the design and construction of the access thereto and egress therefrom. Landlord shall have exclusive responsibility for compliance with ADA requirement pertaining to the Common Areas of the Project. To the best of Landlord’s Knowledge, as of the Lease Commencement Date, the Project, Building and Premises shall be compliance with all Applicable Laws (hereinafter defined) including but not limited to ADA Requirements. Landlord shall indemnify, defend and hold Tenant harmless from and against any penalties, fines, costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands arising from the breach by Landlord of the representations set forth in this Section 4.5.

ARTICLE 5

LATE CHARGES; INTEREST.

5.1 Late Charges. Tenant hereby acknowledges that late payment to Landlord of Base Rent or Additional Rent will cause Landlord to incur administrative costs and loss of income not contemplated by this Lease, the exact amount of which will be difficult to ascertain. If any Base Rent or Additional Rent due from Tenant is not received by Landlord or Landlord’s designated agent within five (5) Business Days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant’s late payment. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s Default with respect to such overdue amount or otherwise estop Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, Landlord hereby agrees to waive the first (1st) late payment in any given twelve (12) month period provided Tenant delivers the payment within five (5) days following receipt of written notice that the same is past due.

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5.2 Interest. In addition to the administrative late charge provided for under Section 5.1, above, if any Base Rent or Additional Rent or any other sum due hereunder from Tenant to Landlord is not paid as and when due under this Lease, then the unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest equal to the sum of (a) the “prime rate” of interest as published in the Wall Street Journal (or, if not published, as established by the then largest national banking association in the United States of America) from time to time (the “Prime Rate”) plus (b) five percent (5%) (the “Default Rate”). Notwithstanding the foregoing, Landlord hereby agrees to waive such interest charge on the first (1st) late payment in any given twelve (12) month period provided Tenant delivers the payment within five (5) days following receipt of written notice that the same is past due.

ARTICLE 6

REPAIRS AND MAINTENANCE.

6.1 Landlord’s Obligations. Landlord shall in a manner consistent with other buildings of comparable size, age, condition, location and quality located in the Tysons Corner area (“Comparable Buildings”) maintain, repair, replace and keep in good operating condition, the Common Areas (as defined in Article 36 below), structural elements of the Building (including without limitation the roof, the foundation, the footings, the floor slab, the load bearing walls, pipes, conduits and other exterior walls of the Building), all base building mechanical, electrical, plumbing, life-safety systems and HVAC as well as the adjacent parking structure, the cost of which shall be included within Operating Expenses to the extent permitted under Article 8 below. Landlord shall use commercially reasonable efforts to enforce the obligations of the “Pond C Property Owner” as such quoted term is defined, and such obligations are set forth, in that certain Storm Water Detention Agreement dated September 16, 1996 and recorded by Deed in the land records of Fairfax County Virginia, in Deed Book 9806 a at Page 1080, provided, however, that Landlord shall not be obligated to commence any action or proceeding in connection therewith unless Landlord determines to do so in Landlord’s sole and absolute judgment.

6.2 Tenant’s Obligations. Subject to Landlord’s obligations as set forth in Section 6.1 above and its right of access pursuant to Article 16, Tenant shall be responsible for the maintenance and repair of the interior non-structural portions of the Premises. Tenant shall have no obligation to maintain or repair any portion of the Project’s structure and/or systems regardless of whether the same are located in or run in, under or through the Premises. Tenant shall promptly report in writing to Landlord any defective condition in the Premises actually known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair, provided that (i) Landlord shall not be so excused if Landlord had actual knowledge of the need for such repair independent of Tenant’s notification, and (ii) once Landlord is notified or has actual knowledge of the need for such repair, Landlord’s repair obligation under Section 6.1 above shall be fully effective as to such item (and, to the extent that any Tenant failure to report such defects that constitutes gross negligence or willful misconduct and results in the otherwise avoidable need to perform a capital repair or replacement which under Section 8.7 is excluded from Operating Expenses, in lieu of an ordinary repair which under Section 8.6 would be included within Operating Expenses, Tenant shall be responsible for the reasonable and actual cost of such

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capital repair or replacement (less the anticipated ordinary repair costs) unless Tenant can demonstrate that a capital repair or replacement to such item would in any event have been necessary within twelve (12) months thereafter, even if the defective condition had been promptly reported to Landlord or known by Landlord in a timely fashion). The reasonable out of pocket costs of repairs or replacements arising as a result of any act or neglect of Tenant or any Tenant Party (reasonable wear and tear excepted) shall be reimbursed by Tenant to Landlord as Additional Rent; provided, however, that the foregoing shall not apply to any loss to Landlord’s property occasioned by fire or other casualty in which case the terms of Article 12 and Article 13 shall govern and control.

ARTICLE 7

UTILITIES AND SERVICES.

7.1 Services. Landlord shall furnish Tenant with the following services and facilities commensurate in amount, quality and cost with other prudently operated Comparable Buildings: (i) hot and cold running water in any public lavatory facilities located within the Common Areas; (ii) public lavatory facilities and supplies within the Common Areas and Premises; (iii) cleaning and janitorial services consistent with Landlord’s cleaning specifications for the Building as set forth on Exhibit K, Monday through Friday, excluding holidays (“Business Days”); (iv) stabilized heating and/or air conditioning during business hours, excluding Sundays and holidays, sufficient to achieve temperatures between sixty-eight degrees (68º) Fahrenheit dry bulb and seventy-five degrees (75º) Fahrenheit dry bulb, uniformly distributed, at less than sixty-five percent (65%) relative humidity; (v) access to the Building and adjacent parking structure and parking areas 24 hours a day, 365 days a year, including holidays; (vi) elevators for ingress and egress to the floors on which the Premises is located, with at least one (1) elevator subject to call at all times; (vii) replacement of Building standard light bulbs, ballasts and fluorescent tubes; (viii) exterior window cleaning at least once annually; and (ix) electricity for normal office usage; the cost of all of which shall be deemed an Operating Expense hereunder unless otherwise provided above. For purposes hereof, “holidays” shall be defined as the following: New Year’s Day, Presidents’ Day, Memorial Day, Columbus Day, July 4th, Labor Day, Martin Luther King Day, Veterans Day, Thanksgiving (and the day after), and Christmas, and “business hours” shall be 7:00 a.m. to 7:00 p.m. Monday through Friday, excluding holidays, and 9:00 a.m. to 1:00 p.m. on Saturdays and Sundays, excluding holidays (provided that Tenant shall have access to the Building and Premises 24 hours per day, 7 days per week). Tenant shall be responsible for any and all security for the Premises and Tenant’s business to be conducted therein.

7.2 Additional Services. If Tenant requires services on weekends or holidays, Landlord shall provide such additional service after reasonable prior written request therefor from Tenant (which shall be no later than 5:00 P.M. Friday or, as the case may be, the Business Day prior to a holiday), and Tenant shall reimburse Landlord for such additional service, as Additional Rent, within thirty (30) days of written request therefor, Landlord’s actual direct out-of-pocket costs to Landlord for such additional service as determined by Landlord; provided, however, that if Tenant shall have used more than 200 hours of after-hours HVAC service per year on a cumulative/carryover basis, Landlord may include a commercially reasonable mark-up of no more than five percent (5%) on all usage over 200 hours to account for extra wear and tear on the HVAC equipment.

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7.3 Excess Utility Consumption. Landlord shall furnish to Tenant, twenty-four (24) hours per day, seven (7) days per week, (i) power to operate personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts at approximately five (5) watts per usable square foot, and (ii) power to operate Tenant’s lighting and Tenant’s equipment that operates on 277/480 volts at approximately two (2) watts per usable square foot (collectively, the “Minimum Electrical Standard”). In the event that the Tenant’s connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, then Landlord shall have the right to require that one or more separate meters or sub-meters be installed to record the consumption of electricity by Tenant in the Premises. The cost of any such meters and the installation, maintenance and repair thereof shall be paid by Landlord. If Tenant’s use of electricity is determined to exceed the Minimum Electrical Standard, Tenant shall pay to Landlord, as Additional Rent, for such portion of Tenant’s actual excess electrical consumption, at the rates charged for such service by the local public utility company and without mark-up by Landlord.

7.4 Fitness Facility. Throughout the Term of this Lease, including any extensions or renewals thereof, Tenant’s employees shall have the non-exclusive right to use the fitness facility located within the Project (the “Fitness Facility”) during the Fitness Facility’s hours of operation at no additional cost to Tenant (other than the recovery of Operating Expenses as provided below). Landlord agrees to maintain the Fitness Facility equal to or better than the condition of the Fitness Facility on the Effective Date hereof and consistent with fitness facilities in Comparable Buildings, which shall include without limitation modern weight resistance and cardio equipment, separate men’s and women’s locker rooms. Use of the Fitness Facility will be limited to tenants (including any permitted assignees and subtenants) of the Project and their employees on a non-exclusive basis. Tenant and its employees shall use the Fitness Facility at its own risk and will provide any certifications of waiver of liability as Landlord may request from time to time. Without limiting the generality of the foregoing, each user of the Fitness Facility shall be required to execute and deliver a waiver of liability in the form attached hereto as Exhibit H (or in another similar form provided by and acceptable to Landlord).

7.5 Interruption of Services. Except as provided in this Section 7.5, in no event shall Landlord be liable to Tenant for (i) any damage to the Premises, or (ii) any loss, damage or injury to any property therein or thereon, or (iii) any claims for the interruption of or loss to Tenant’s business or for any damages or consequential losses, or (iv) any interruption in any utility or other services to the Premises. Notwithstanding the foregoing, in the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to this Lease (e.g. HVAC, elevators, electrical, plumbing or mechanical systems) that interferes with Tenant’s use and enjoyment of the Premises or a material portion thereof, and Tenant does not use or occupy all or any material portion of the Premises (any such event, a “Service Interruption”), and if such Service Interruption shall continue for five (5) consecutive days as a result of the negligence or willful misconduct of Landlord or Landlord’s agents, or a period of more than eight (8) consecutive days for any reason other than the acts or omissions of Tenant or Tenant’s agents, Tenant shall be entitled to an equitable abatement of Rent then due and payable at the time based on the area of the Premises affected,

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for the period that shall begin on the sixth (6th) or ninth (9th) days of Service Interruption, respectively, or any such earlier date to the extent Landlord receives rent loss insurance proceeds therefore and that shall end on the day such Service Interruption shall cease. Notwithstanding the foregoing, Tenant shall not receive any abatement if a Service Interruption results from a government act or omission, acts of war, terrorism, civil unrest, labor shortages, natural disasters or other similar causes beyond Landlord’s reasonable control unless and to the extent that Landlord receives rent loss insurance proceeds therefor. In all events, Landlord will use commercially reasonable efforts to restore the Service Interruption as soon as is reasonably practicable.

ARTICLE 8

OPERATING EXPENSES.

8.1 Operating Expenses Generally. Commencing on the Rent Commencement Date and continuing thereafter during each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction except as otherwise specified in this Lease, Tenant’s Share of Operating Expenses (defined below) for each calendar year.

8.2 Cap on Controllable OpEx. For purposes of determining Tenant’s Share of Operating Expenses, Controllable Operating Expenses (defined below) for any calendar year will be deemed not to increase over the amount of Controllable Operating Expenses incurred during the previous calendar year by more than four percent (4%) per year on a cumulative basis. The term “Controllable Operating Expenses” means all Operating Expenses except costs and expenses for taxes, insurance, and utilities, costs to Landlord resulting from compliance with Applicable Laws, increases in service contract fees and expenses resulting from government-mandated wage increases, and costs incurred under union labor contracts. The term “Non-Controllable Operating Expenses” means all Operating Expenses other than Controllable Operating Expenses. There is no cap on Non-Controllable Operating Expenses.

8.3 Contingent Operating Expense Credit. If the aggregate Operating Expenses for calendar year 2019 (as grossed up in accordance with Section 8.8 below, the “2019 OpEx”) exceeds $14.98 per rentable square foot (the “2019 OpEx Stop” and the positive difference if any between the 2019 OpEx and the 2019 Op Ex Stop, the “2019 OpEx Over-Run”), then, provided that there does not exist a monetary or material non-monetary Event of Default by Tenant hereunder, Tenant shall receive a credit against Tenant’s Share of Operating Expenses for calendar year 2019, and for each calendar year thereafter during the Term, up to a maximum amount for each such year that is equal to Tenant’s Share of the 2019 OpEx Over-Run (the “Annual OpEx Credit”). If the excess of the Operating Expenses in any calendar year over the 2019 OpEx Stop is less than the 2019 OpEx Over-Run, then the Annual OpEx Credit shall be reduced to Tenant’s Share of such excess. The Annual OpEx Credit shall be applied by Landlord in each calendar year in twelve (12) equal monthly installments against the estimated payments to be made by Tenant under Section 8.4 below. The Annual OpEx Credit shall only be available to Tenant for the sole purpose of reducing Tenant’s Share of Operating Expenses in accordance with the terms of this Section 8.3. Tenant shall not receive any credit or rebate for any unused Annual OpEx Credit for any partial calendar year occurring during the Term.

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8.4 Estimated Payments. Commencing on the Rent Commencement Date, Tenant shall make monthly installment payments toward Tenant’s Share of Operating Expenses on an estimated basis, based on Landlord’s reasonable estimate of Operating Expenses for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the Rent Commencement Date and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Share of Operating Expenses for the then-current calendar year. If at any time or times during such calendar year it appears to Landlord that Tenant’s Share of Operating Expenses for such calendar year will vary from Landlord’s estimate, Landlord may, by written notice to Tenant, reasonably revise its estimate for such calendar year (but not more than twice during any calendar year) and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

8.5 Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to use commercially reasonable efforts to do so within one hundred twenty (120) days after the end of the applicable year, but in no event later than one hundred fifty (150) days after the end of the applicable year), a reasonably detailed statement (the “Expense Statement”), calculated in accordance with Section 8.1, above, setting forth the total actual Operating Expenses for such calendar year and Tenant’s Share of Operating Expenses. Landlord shall respond to any inquiries and requests for invoices or other information with respect to Operating Expenses within thirty (30) days of any written request therefor by Tenant. Within thirty (30) days after the delivery of such Expense Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 8.4 on account of Tenant’s Share of Operating Expenses for such calendar year, and the actual amount shown as Tenant’s Share of Operating Expenses for such calendar year. In the event the Expense Statement reflects an overpayment of Tenant’s Share of Operating Expenses for such year, such overpayment shall be credited against the next due Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days.

8.6 Operating Expenses Defined. The term “Operating Expenses” shall mean all reasonable expenses actually incurred by Landlord in connection with the operation, management, maintenance and repair of the Project (which shall in all cases be net of any discounts, credits, reimbursements and rebates received by Landlord or which Landlord is entitled to receive). All Operating Expenses shall be determined according to generally accepted accounting principles, which shall be consistently applied. Operating Expenses include, but are not limited to, the following items: (a) the cost of the personal property used in conjunction with the operation, management, maintenance and repair of the Project; (b) costs to repair and maintain the Project; (c) all expenses paid or incurred by Landlord for water, gas, electric, sewer and oil services for the Project; (d) the costs and expenses incurred in connection with the provision of the services set forth in Article 7, above and any other services provided by Landlord to the Project from time to time; (e) building supplies and materials used in connection with repairs to the Project; (f) cleaning and janitorial services in or about the Premises and the Project; (g) window glass replacement, repair and cleaning; (h) repair, replacement and maintenance of the grounds, including costs of landscaping, lighting, Project and Building signage, gardening and planting, including service or management contracts with independent contractors, including but not limited to security and energy management services and costs; (i)

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operational costs to achieve compliance with applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project or the Premises or the use or operation thereof, including, without limitation, ADA Requirements and Environmental Laws and any covenants, conditions and restrictions, or any corporation, committee or association formed in connection therewith (“Applicable Laws”) but only if and to the extent such Applicable Laws are first applicable to the Project after the initial Lease Commencement Date, excluding capital expenses associated therewith except to the extent specifically set forth below; (j) utility taxes; (k) compensation (including employment taxes, fringe benefits, salaries, wages, medical, surgical, and general welfare benefits (including health, accident and group life insurance)), pension payments, payroll taxes for all personnel employed by Landlord or its management company (up to level of senior property manager) who perform duties in connection with the operation, management, maintenance and repair of the Project (it being expressly understood that to the extent such personnel are not assigned exclusively to the Project, then Operating Expenses shall include only the portion of the foregoing costs that Landlord reasonably allocates to the Project based upon the total square footage of the properties to which any such person is assigned) plus the salary and benefits of the property manager specifically assigned to the Project; (I) any (i) capital expenditures incurred to reduce Operating Expenses (to the extent of the anticipated savings each calendar year during the Term as estimated by a third-party engineering or professional consulting firm engaged by Landlord), (ii) capital expenditures incurred to comply with Applicable Laws to the extent (I) not in effect as of the Commencement Date or (II) in effect as of the Commencement Date as may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to Commencement Date (such (I) and (II) being herein called “Newly Enacted Laws”), such capital expenditures shall be recoverable only over the useful life of the item in question by amortizing such expenditure over such useful life (in accordance with applicable federal income tax guidelines) at an annual interest rate equal to eight percent (8%) at the time of such expenditure, and only the sum of all amortization payments payable during the year in question shall be includable in Operating Expenses in each year during such recovery period, (the foregoing collectively referred to as “Permitted Capital Expenditures”); (m) cost of premiums for casualty and liability insurance policies required to be maintained by Landlord hereunder and any other insurance carried by Landlord with respect to the Project; (n) license, permit and inspection fees; (o) management fees not to exceed two and one half percent (2.5%) of the Building gross revenues per annum; (p) consulting fees in connection with the provision of common area maintenance services to the extent not duplicative of costs incurred via the management fee; (q) personal property and BPOL taxes; (r) trash removal, including all costs incurred in connection with waste product recycling; (s) snow and ice removal or prevention to the extent permitted ; (t) maintenance, repair and striping of all parking areas used by tenants of the Building, and any other cost or assessment payable in connection with the maintaining of such parking areas; (u) uniforms and dry cleaning; (v) telephone, cellular phone, paging, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building; (w) association and other assessments for maintenance of on-site or offsite improvements prorated to reflect the extent to which such improvements serve or benefit the Project in comparison to other properties also served or benefitted thereby or are allocated to the

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Project in accordance with any applicable reciprocal easement, maintenance agreement or similar encumbrance; (x) costs and expenses relating to compliance with any ongoing existing proffer obligations applicable to the Project; (y) the cost of acquisition, repair, maintenance and replacement of seasonal Building decoration; (z) the cost of operating, maintaining, repairing and replacing conduits and other electrical fixtures, fire protection, alarm and sprinkler systems, Building and Project plumbing and storm and sanitary sewer systems, (aa) costs and fees charged and/or assessed in connection with any business improvement district that is applicable to the Project; (bb) costs and fees charged and/or assessed in connection with any transportation district fee or assessment that is applicable to the Project, (cc) all costs of operating, maintaining, repairing and replacing equipment in any portion of any fitness facility in the Project, and (dd) the Amenities OpEx. Notwithstanding anything in this Lease to the contrary, the preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services.

8.7 Exclusions from Operating Expenses. Notwithstanding the foregoing, Operating Expenses shall not include: (1) capital expenditures (other than Permitted Capital Expenditures); (2) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (3) ground lease rental; (4) interest or principal payments on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building, the Project or other real property owned by Landlord; (5) costs of tenant improvements (including the cost of permits, approvals and inspections) for Tenant or other tenants of the Building; (6) costs of services or other benefits of a type which are not available to Tenant but which are provided to other tenants or occupants of the Building, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of Operating Expenses and Taxes; (7) leasing commissions, marketing costs, advertising costs, legal, auditing, consulting and professional fees and other fees costs, or expenses incurred in connection with (a) financings, refinancing or sale of the Building, or any interest in Landlord or in the Building, or (b) any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs), or (c) enforcement of leases or other landlord/tenant proceedings, or (d) the defense of Landlord’s title to or interest in the Building; (8) depreciation or amortization, other than as allowed in clause (l) in the definition of Operating Expenses; (9) the cost of repairs or other work as a result of any fire or other casualty; (10) the cost of repairs, replacements or rebuilding necessitated by condemnation or eminent domain; (11) costs incurred by Landlord to remediate or remove Hazardous Materials from the Building or Project (other than to the extent such costs arise from actions in the nature of ordinary cleaning, repair and maintenance activities and not in violation of any Environmental Laws) and which were not brought to the Building or Project by Tenant; (12) costs, fines or penalties incurred due to Landlord’s violation of Applicable Laws (but not excluding the cost of compliance that is allowed above in the definition of Operating Expenses); (13) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods or services to the extent the same exceeds the costs of such goods or services rendered by unaffiliated third parties on a competitive basis; (14) the cost of any electric power for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or sub-metered and pays Landlord directly; (15) costs arising from the negligence or intentional misconduct of other tenants or Landlord, its employees or agents; (16) Landlord’s charitable or political contributions; (17) costs paid by warranties in effect with respect to Building systems;

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(18) the costs of purchasing sculpture, paintings or other objects of art; (19) costs of the operation of the business entity that constitutes Landlord, as distinguished from the costs of owning or operating the Building, including partnership or other entity accounting and legal matters; (20) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) or with Building management, or costs incurred in connection with disputes with other tenants or third parties (provided, however, that this exclusion shall not be construed as diminishing any of Tenant’s express indemnification obligations under this Lease); (21) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building; (22) any entertainment, dining or travel expenses of Landlord for any purpose; (23) any flowers, balloons or gifts provided to any entity whatsoever, including, but not limited to, tenants, employees, vendors, contractors, prospective tenants and agents; (24) any “finder’s fees”, brokerage commissions, job placement costs or job advertising cost for employees or potential employees of Landlord; (25) the increment of any “above-standard” cleaning for any particular tenant; (26) fines or penalties incurred as a result of Landlord’s failure to comply with any Newly Enacted Law or for any late payment or violations of Applicable Laws; (27) legal, auditing, consulting and other professional fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expenses, and “takeover expenses” incurred in connection with the leasing of space in the Project (including new leases, lease amendments, lease terminations and lease renewals); (28) cost of any items to the extent to which such cost is reimbursable to Landlord by tenants of the Project (other than pursuant to this Article 8), other third parties, or is covered by a warranty to the extent of reimbursement for such coverage, or for which Landlord is otherwise reimbursed or credited; (29) the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Project at Landlord’s expense; (30) unfunded contributions to operating expense reserves by other tenants; (31) damage, amounts paid, and repairs necessitated by the negligence or willful misconduct of Landlord, its agents, employees affiliates or contractors or other tenants or in connection with a violation by Landlord of any agreement or payable by Landlord with respect to any indemnity obligation; (32) nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the design, workmanship or materials for renovations; (33) salaries an all other compensation (including fringe benefits) of partners, officers and executives of Landlord, any affiliate of Landlord or Landlord’s management agent, above the grade of regional property manager or regional engineer; (34) the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds the reasonable cost for such services or materials in Comparable Buildings absent such relationship; (35) depreciation for the Building or any equipment therein or thereon; (36) costs of signs identifying any entity or person (other than Building standard suite entry signage), except directional signs, signs containing information as to where to obtain services, whether emergency or otherwise, and signs required by Applicable Laws; (37) amounts incurred in connection with events for tenants of the Project, including without limitation, shows, promotions, kiosks (other than if required by Applicable Laws), displays, filming, photography, private events and ceremonies; (38) reserves, except when and to the extent actually used for the payment of Operating Expenses permitted hereunder; and (39) all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard.

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8.8 Adjustment. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its best efforts in good faith to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord. In the event there exists a conflict as to an expense which is specified to be included in Operating Expenses and is also specified to be excluded from Operating Expenses within the above list, the exclusions listed above shall prevail and the expenses shall be deemed excluded. Landlord shall not recover more than one hundred percent (100%) of the Operating Expenses actually incurred by Landlord.

8.9 Further Adjustment. Operating Expenses for each calendar year shall be adjusted to include all costs, expenses and disbursements which vary by occupancy or not otherwise provided to all tenants that Landlord reasonably determines would have been incurred if Landlord had provided all utilities and services within the definition of Operating Expenses to tenants and occupants in the Building had the Building been ninety-five percent (95%) occupied throughout such year. Such costs shall include costs which would have been incurred as ordinary maintenance and repair but which were covered as a part of any warranty in place for the benefit of Landlord or the Building.

8.10 Tenant’s Audit Rights. Tenant, within sixty (60) days after receipt of a reasonably detailed Expense Statement, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of Operating Expenses for the year to which the statement applies. The review shall be limited solely to confirming that the Operating Expenses charged to Tenant are consistent with the terms of this Lease. The audit must be performed by a nationally recognized certified public accountant reasonably acceptable to Landlord and no portion of the compensation of such firm or person shall be based directly or indirectly upon a percentage of the savings found or the results of the review. Within thirty (30) days after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review, which shall take place at Landlord’s offices in the Project during regular business hours. Such records shall include records related to Operating Expenses for the year in question and for the immediately two (2) calendar years preceding such year (provided, however, that Tenant shall have no right to dispute Operating Expenses for such preceding years, it being acknowledged that such records are for informational purposes only). If any records are maintained at a location other than the management office for the Building, Landlord shall, at Landlord’s sole cost and expense, have copies made of all required records and delivered to the Project for Tenant’s inspection. Within sixty (60) days after the records are made available to Tenant at the Project, Tenant shall have the right to perform the audit. In the event the audit discovers any discrepancies, within Tenant shall give Landlord written notice within sixty (60) days following Tenant’s receipt of the audit report identifying the claimed errors and overcharges (an “Objection Notice”). Tenant shall provide a full and complete copy of the audit to Landlord with the Objection Notice. Landlord shall have a reasonable opportunity to meet with Tenant’s auditor to explain its calculation of Operating Expenses. Tenant shall be solely responsible for all costs, expenses and fees of Tenant’s auditor for the audit, unless such audit reveals any errors on the part of Landlord in excess of five percent (5%) in favor of Landlord, in

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which case Landlord shall be responsible for all costs, expenses and fees of Tenant’s auditor for the audit not to exceed five thousand and No/100 Dollars ($5,000.00). If Tenant does not deliver a timely Objection Notice or Review Notice, Tenant shall be deemed to have approved Landlord’s Expense Statement and both parties shall be barred from raising any claims regarding Operating Expenses for that year. The records obtained by Tenant shall be treated as confidential. Tenant may not examine Landlord’s records or dispute any Expense Statement unless Tenant has paid and continues to pay all Rent when due. Following completion of any audit and resolution of any dispute as to the audit findings, if Tenant’s actual payments exceed the amount Tenant is obligated to pay, Landlord will credit the overpayment to the next Rent due under this Lease or shall refund the excess to Tenant within thirty (30) days of Tenant’s request for payment if this Lease has terminated. If Tenant’s actual payments are less than the amount Tenant is obligated to pay, Tenant will pay to Landlord the difference between the amount Tenant paid and the amount determined in the audit within thirty (30) days after it receives the final audit results. Pending resolution of any audit under this Section, Tenant will continue to pay to Landlord the estimated amounts of Tenant’s Share of Operating Expenses as billed by Landlord.

ARTICLE 9

REAL ESTATE TAXES.

9.1 Real Estate Taxes Generally. Commencing on the Rent Commencement Date and continuing thereafter during each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction except as otherwise specified in this Lease, Tenant’s Share of Real Estate Taxes (as defined in Section 9.3, below) paid in such calendar year.

9.2 Estimated Payment. Tenant shall make monthly installment payments toward Tenant’s Share of Real Estate Taxes on an estimated basis, based on Landlord’s reasonable estimate of Real Estate Taxes for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the first day of the second Lease Year and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Share of Real Estate Taxes for the then-current calendar year. If at any time or times during such calendar year Landlord has reasonable cause to believe that Tenant’s Share of Real Estate Taxes for such calendar year will vary from Landlord’s estimate, Landlord may, by written notice to Tenant, once during any calendar year, reasonably revise its estimate for such calendar year and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

9.3 Real Estate Taxes Defined. For purposes of this Lease, “Real Estate Taxes” shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Except as otherwise specified below, Real Estate Taxes shall include all reasonable expenses (including, but not limited to, reasonable attorneys’ fees, disbursements and actual costs) incurred by Landlord in

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obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including any legal fees and costs incurred in connection with contesting or appealing the amounts or the imposition of any Real Estate Taxes. In the event Real Estate Taxes (including special assessments) may be paid in installments, they may be paid in installments or in lump sum, at Landlord’s election (and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment, or the entirety thereof, as applicable). Landlord shall use its best efforts in good faith to effect an equitable proration of Real Estate Taxes and assessments on the Building and any other property owned by Landlord or an affiliate of Landlord. Landlord shall not recover more than one hundred percent (100%) of the Real Estate Taxes, assessments and insurance premiums actually incurred by Landlord. Real Estate Taxes shall not include any excess profits, excise taxes, income, gift, franchise, transfer, estate, inheritance or capital stock tax, succession taxes and transfer or recordation taxes or any other tax computed based on the net income or net profits of Landlord, or any gross receipts taxes, except to the extent any such taxes are in the nature of or are in substation or recharacterization or replacement of Real Estate Taxes, and any charge that is duplicative of, or expressly excluded from Operating Expenses, nor shall such term include any penalties for failure of Landlord to timely pay Real Estate Taxes.

9.4 Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to use commercially reasonable efforts to do so within one hundred twenty (120) days after the end of the applicable year, but in no event later than one hundred fifty (150) days after the end of the applicable year), with Landlord’s calculation of Tenant’s Share thereof (the “Tax Statement”). Within thirty (30) days after the delivery of the Tax Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 9.2 on account of Tenant’s Share of Real Estate Taxes for such calendar year, and the actual amount shown as Tenant’s Share of Real Estate Taxes for such calendar year. In the event the Tax Statement reflects an overpayment of Tenant’s Share of Real Estate Taxes for such year, such overpayment shall be credited against the next due Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days.

ARTICLE 10

ADDITIONAL PROVISIONS; OPERATING EXPENSES

AND REAL ESTATE TAXES.

10.1 Partial Year; End of Term. To the extent that a more accurate method of allocating same cannot be implemented by Landlord, Tenant’s Share of Operating Expenses and Real Estate Taxes for any partial calendar year shall be determined by multiplying the amount of Tenant’s Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial year falling within the Term and the denominator of which is 365. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment to Tenant’s Share of Real Estate Taxes with respect to the year in which such termination occurs shall be prorated on the basis which the number of days from January 1 of such year to and including such termination date bears to three hundred sixty-five (365); and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the applicable Expense Statement and Tax Statement with respect to such year.

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10.2 Other Taxes. In addition to Tenant’s Share of Operating Expenses and Real Estate Taxes, Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building, and shall provide promptly, upon request of Landlord, written proof of such payment.

10.3 Contesting Real Estate Taxes. Landlord will have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project. The reasonable and actual cost of such service shall be included in the Real Estate Taxes hereunder in the year same were incurred or paid, at Landlord’s election. Additionally, during any such period, Landlord shall have the option, in its reasonable judgment, to contest any tax assessment, valuation or levy against the Project, and to retain legal counsel and expert witnesses to assist in such contest and otherwise to incur expenses in such contest, and any reasonable and actual fees, expenses and costs incurred by Landlord in contesting any assessments, levies or tax rate applicable to the Project, whether or not such contest is successful, shall be included in Real Estate Taxes as set forth above. If Landlord contests the Real Estate Taxes for any calendar year and such contest results in an increase in Real Estate Taxes for such calendar year, then, Landlord shall have the right to bill Tenant for any prior underpayments of Tenant’s Share of Operating Expenses thereby resulting. If Landlord receives a refund of any portion of the Real Estate Taxes that were included in the Real Estate Taxes paid by Tenant, then Landlord, within thirty (30) days after receipt, shall reimburse Tenant for Tenant’s Share of the refunded taxes, less any reasonable and actual expenses that Landlord reasonably incurred to obtain the refund (including without limitation, appraisal fees, court costs, reasonable attorneys’ fees, accountants’ fees, and fees and expenses of Landlord’s managing agent), if and to the extent not previously paid as part of Operating Expenses.

10.4 Tenant’s Right to Contest Real Estate Taxes. Each year, Landlord will advise Tenant promptly following Landlord’s determination as to whether or not it intends to appeal the real property taxes for the Building and the Land for any particular year occurring in whole or in part during the Lease Term. If Landlord has not elected to appeal, Tenant shall have the right, upon prior written notice thereof delivered to Landlord not later than thirty (30) days prior to the last day of the period permitted to appeal such assessment and/or bill, to require Landlord to petition (i) for a reduction of the assessed valuation of the Building and/or the Land, (ii) for a refund of real estate taxes or assessments, and/or (iii) for such other relief in connection with a claim challenging the validity and/or applicability of any Real Estate Tax, assessment, or related law (each, a “Tax Protest”), the costs of which (including, without limitation, appraisal fees, court costs, reasonable attorneys’ fees, accountants’ fees, fees and expenses of Landlord’s managing agent and the cost to comply with the requirements of any mortgagee) shall be included in Operating Expenses; provided, however, that Landlord shall not be required to make any such Tax Protest if Landlord determines in its good faith, commercially reasonable judgment that such requested Tax Protest is not reasonable (in consideration of, among other factors, the materiality of such requested petition and/or the related claim and the likelihood of success in such matter) or in keeping with the prudent management and/or operation of the Building. Landlord shall be deemed to have complied with the foregoing standard if Landlord shall have followed the advice of Landlord’s local tax certiorari professional not to commence a Tax Protest.

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ARTICLE 11

INSURANCE.

11.1 Tenant’s Coverage Requirements. Tenant shall during the Term of this Lease, procure at its expense and keep in force the following insurance:

11.1.1 Commercial general liability insurance naming Landlord and Landlord’s managing agent as additional insureds against any and all claims for bodily injury and property damage occurring in or about the Premises or any portion thereof covering the operation of Tenant and any subtenants, licensees and concessionaires of Tenant. Such insurance shall be written on an “Occurrence Form” and shall include, without limitation, blanket contractual liability recognizing provisions of this Lease, special form property damage, coverage for independent contractors, personal injury liability and coverage for hired auto and non-ownership auto liability. Such insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. Such insurance shall have a limit of not less than Ten Million Dollars ($10,000,000.00) per occurrence with a Ten Million Dollars ($10,000,000.00) general aggregate; provided, however that no such limits shall be deemed limitation of the liability of Tenant hereunder. If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. The foregoing limits may be achieved by a combination of primary and excess/umbrella policies carried by Tenant meeting the requirements of this Article 11;

11.1.2 Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises, the Rooftop Equipment and all leasehold improvements (including the Tenant Improvements (defined in Section 1.19.7)), including plate glass insurance covering breakage of any glass frontage installed by or on behalf of Tenant within or as a part of the Premises or otherwise as a part of the Building but adjoining the Premises; provided, however, Tenant shall have the right to self-insure the plate glass). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing on an “agreed to value” basis;

11.1.3 Tenant shall maintain boiler and machinery insurance coverage if a separate HVAC system is in operation at the Premises or as part of the Rooftop Equipment. Minimum liability amount per accident must equal the lesser of the replacement (insurable) value of the improvements housing such HVAC system along with the replacement cost value of the machinery or $2,000,000.

11.1.4 If Tenant makes any Alterations (including the Tenant Improvements), Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require;

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11.1.5 Tenant shall maintain business income interruption coverage for loss of business income in and amounts sufficient to cover loss of income during a period of not less than eighteen (18) months following loss to the demised premises with an extended period of indemnity of six (6) months.

11.1.6 Workers’ compensation and occupational disease insurance, employee benefit insurance and any other insurance in the statutory amounts required by the laws of the State where the operations are to be performed with broad-form all-states endorsement;

11.1.7 Employer’s liability insurance with a limit of One Million Dollars ($1,000,000.00) for each accident;

11.1.8 Tenant shall ensure that any contractor permitted to work on the Premises purchase and maintain and comply with the insurance requirements set forth on Exhibit C-3 Such commercially reasonable additional insurance as any mortgagee of the Building may reasonably require.

11.2 Rating; Certificates; Cancellation. The policies required to be maintained by Tenant shall be with companies rated “A” “XII” or better in the most current issue of Best’s Insurance Reports. Insurers shall be licensed to do business in the Commonwealth of Virginia and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall be commercially reasonable and the satisfaction of same shall be Tenant’s sole responsibility. Certificates of insurance and certified copies of the policies shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Tenant or Tenant’s insurer shall provide notification to Landlord and any mortgagee(s) of Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

11.3 Other. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, and the same is not corrected within five (5) days following Tenant’s receipt of written notice thereof from Landlord, then Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefor. Tenant shall repay to Landlord, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain the required insurance. To the fullest extent permitted by law, all insurance required of Tenant under this Lease shall: (i) be written as primary policy coverage and non-contributing with respect to any coverage which Landlord may carry (it being understood and agreed that any insurance that Landlord may carry shall be excess insurance); (ii) name Landlord, Landlord’s managing agent, and any mortgagee of the Building as additional insureds, as their respective interests may appear (except with respect to workers’ compensation insurance), and (iii) contain an endorsement for cross liability and severability of interests.

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11.4 Landlord’s Coverage Requirements. Landlord shall maintain during the Term of this Lease, including and any extensions or renewals thereof (i) insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such commercially reasonable deductibles and self-insured retentions (for landlords comparable to Landlord and Comparable Buildings), in an amount equal to at least the replacement value of the Building, and (ii) commercial general liability insurance with respect to the Building and the common areas of the Project in an amount as Landlord may determine, but such amount shall not be less than the amount similar landlords of Comparable Buildings would maintain, with commercially reasonable deductibles and self-insurance retentions (for landlords comparable to Landlord and Comparable Buildings). The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord. Landlord may maintain such other commercially reasonable insurance as may from time to time be required by the holder of any mortgage encumbering the Building or the Project. The cost of all such additional insurance shall also be part of the Operating Expenses. Landlord shall be deemed in compliance with this Section 11.4 if Landlord shall maintain the policies of insurance that have been approved by Landlord’s Current Lender or any successor thereto in accordance with the requirements of the loan documents relating to the Project.

ARTICLE 12

WAIVER OF SUBROGATION.

Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by law, Landlord and Tenant mutually covenant and agree that each party, in connection with any special causes of loss form property insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with any special causes of loss form property insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive and release and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, or the Landlord Parties (hereinafter defined) or Tenant Parties (hereinafter defined), respectively, for any loss or damage to their respective real and personal property as well as loss of business and/or rental income, incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder, and any right of subrogation on the part of the insurer against Landlord (and any mortgagee requested by Landlord) or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property for which either party is required by this Lease to carry insurance. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

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ARTICLE 13

DAMAGE OR DESTRUCTION.

13.1 Damage

13.1.1 Subject to terms and conditions hereof, if the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or untenantable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair (i) the Building to substantially the same condition it was in prior to such damage or destruction, and (ii) the Original Premises, Fifth Floor Must-Take Space, Fixed Date Expansion Option Space, Unilateral Expansion Space, Identified ROFR Space and Tenanted Space leased by Tenant pursuant to the terms of this Lease, to substantially the same condition that each such portion of the Premises was in on the date that Landlord delivered possession thereof to Tenant.

13.1.2 Within ninety (90) days after the occurrence of such damage or destruction (the “Determination Period”), Landlord will provide Tenant, in writing (the “Restoration Notice”), with a good faith written estimate (based on the restoration period estimated by a third party architect, general contractor or similar professional) of the date by which the repairs and restoration will be completed, including the time needed for removal of debris, preparation of plans, bidding of contracts, and issuance of all required governmental permits.

13.1.3 If, as set forth in the Restoration Notice, the repairs and restoration to be performed by Landlord pursuant to Section 13.1.1 above cannot be completed within two (2) years following the occurrence of such damage or destruction, including the time needed for removal of debris, preparation of plans, bidding of contracts, and issuance of all required governmental permits, Landlord and Tenant shall each have the right to terminate this Lease by giving written notice to the other party at any time within thirty (30) days following expiration of the Determination Period, which termination shall be effective as of the date such party delivers notice of its election to terminate the Lease, and all liabilities and obligations. Base Rent and all Additional Rent otherwise to come due hereunder shall be abated from the date of the casualty in the same proportion as the untenantable portion of the Premises bears to the whole thereof through the date on which Landlord substantially completes the repairs and restoration to be performed by Landlord pursuant to Section 13.1.1. If neither party terminates the Lease pursuant to the terms hereof, Landlord shall, promptly after adjusting the insurance claim and obtaining governmental approvals for reconstruction, commence and diligently prosecute to completion the restoration pursuant to Section 13.1.1 above within the aforementioned two (2) year period.

13.2 Termination. If this Lease is terminated pursuant to this Article 13, all Rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage or destruction and Tenant shall have no further rights or remedies against Landlord pursuant to this Lease, or otherwise, except for those provisions that expressly survive the termination of this Lease. If this Lease is not terminated pursuant to the terms of this Article 13, until the repair and restoration of the Premises is completed, Tenant shall be required to pay annual Rent only for that portion of the Premises that Tenant is able to use in support of its then current business needs, as reasonably determined by Tenant in good faith, while repairs are being made, based on the ratio that the amount of rentable area in the usable portion of the Premises bears to the total rentable area of the Premises.

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13.3 Business Interruption. Other than rental abatement as and to the extent provided in this Article 13, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or the Premises.

13.4 Repairs. Landlord’s repair obligations, if any, shall be limited to restoration of improvements which are covered by the insurance policies required to be maintained by Landlord hereunder. Tenant acknowledges that any such repairs or restorations shall be subject to applicable laws and governmental requirements, the requirements of Landlord’s mortgagee (if any), and to delay in the process of adjusting any insurance claim associated therewith; and neither delays resulting from any of the foregoing nor modifications to the Building or to the interior of the Premises occurring by virtue of the application of such requirements shall constitute a breach of this Lease by Landlord as long as Landlord uses reasonable efforts to commence and diligently complete such repairs and restorations in a timely fashion consistent with the pre-existing condition of the applicable improvements.

13.5 End of Term Casualty. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last eighteen (18) months of the Lease Term, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord, which termination shall be effective on the thirtieth (30th) day after Landlord’s receipt of such notice. In addition, if the Premises are destroyed or substantially damaged (which, for purposes of this Section 13.5 shall mean that the repair thereof cannot, in accordance with the term hereof, be completed within sixty (60) days after the date of such casualty) during the last ten (10) months of the Lease Term, and Tenant does not and has not timely exercised any Renewal Option pursuant to Section 1.21 hereof, then Landlord shall also have the right to terminate this Lease upon thirty (30) days prior written notice to Tenant, which termination shall be effective on the thirtieth (30th) day after Tenant’s receipt of such notice. In either case, such notice must be delivered within thirty (30) days after such casualty, or such termination rights shall be deemed waived.

13.6 Relocation to Interim Space. If all or part of the Premises is damaged or destroyed by fire or other casualty and neither party elects to exercise its termination right hereunder, then Landlord shall have the option (but not the obligation), to be exercised by delivering written notice to Tenant within thirty (30) days after the date of such casualty, to relocate Tenant to available space in the Building which is comparable to the Premises (the “Interim Space”) for the period during which the Premises are repaired or restored, provided that (i) Landlord shall pay all reasonable and actual costs associated with the move of Tenant’s moveable fixtures, furniture and equipment into the Interim Space (including without limitation, the removal or installation of any cabling, wiring or media, any hookup or tap fees), out of the Interim Space, (ii) the square footage of the Interim Space shall not be less than ninety percent (90%) of the square footage of the Premises unless Tenant agrees otherwise, (iii) the Interim Space shall be reasonably suitable for the conduct and operation of Tenant’s business as

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reasonably determined by Tenant, and (iv) upon beneficial occupancy of the Interim Space, Tenant shall pay Landlord Rent for the Interim Space as set forth in this Lease, which shall be adjusted to reflect the square footage of the Interim Space; however, in no event shall the Rent for the Interim Space exceed the Rent for the Premises. If Landlord exercises the foregoing option, Tenant shall relocate from the Premises to the Interim Space within sixty (60) days after receipt of Landlord’s written notice; and Tenant shall relocate from the Interim Space to the reconstructed Premises within thirty (30) days after Landlord notifies Tenant that the repair of the Premises has been substantially completed; provided, however, both moves shall occur on a weekend (at no cost to Tenant for any overtime incurred) to minimize disruption to Tenant’s business operations.

ARTICLE 14

MACHINERY AND EQUIPMENT;

ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES.

14.1 Floor Load; Changes to Building Systems. Tenant shall not place a load upon the floor of the Premises which exceeds the maximum live load of eighty pounds (80 lbs) per square foot plus twenty pounds (20 lbs) for partitions. Tenant will not install or operate in the Premises any electrical or other equipment requiring any changes, replacements or additions to any base building system, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (and if such consent is granted Tenant shall be responsible for the costs of such changes, replacements or additions).

14.2 Emergency Generator. Tenant shall have the right, at no additional charge (except as provided in the last sentence of this Section 14.2), to utilize the capacity of the Project’s emergency generator and associated UPS system (collectively, the “Emergency Generator”) to back up all or a portion of Tenant’s operations. Landlord’s obligation with respect to the Emergency Generator shall be to contract with a third party to properly fuel and maintain the Emergency Generator as per the manufacturer’s standard maintenance guidelines and to enforce the terms of such contract in a commercially reasonable manner. Landlord shall have no obligation to provide Tenant with operational Emergency Generator or back-up power. During any period of replacement, repair or maintenance of the Emergency Generator when the Emergency Generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Emergency Generator will be operational at all times or that emergency power will be available to the Premises when needed. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to ensure that any such repairs and replacements are performed without delay. Tenant shall reimburse to Landlord as Additional Rent within thirty (30) days following receipt of written demand therefor, a portion of the costs of operating and maintaining such Emergency Generator, which portion shall be computed in accordance with the proportion that (x) the Emergency Generator capacity used by Tenant bears to (y) the Emergency Generator’s total capacity, as such use and capacity is reasonably determined by Landlord’s engineer, which determination shall be conclusive and binding.

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14.3 Alterations. Except as set forth in this Section 14.3, Tenant shall not make or allow to be made any Alterations to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right from time to time and at any time, without Landlord’s consent (but with reasonable prior notice to Landlord), (I) to perform Alterations that (i) do not exceed individually or in the aggregate in any year $100,000 per 50,000 rentable square feet of the Premises (with the result rounded to the nearest tenth; i.e., with respect to the Original Premises, $350,000), provided that such Alterations are not intentionally scheduled in a manner to circumvent Landlord’s right of consent under this Section 14.3; (ii) do not materially affect the Building/Project’s systems or structure (as reasonably determined by Landlord’s engineer); (iii) are not Specialty Alterations (defined below), which shall be reasonably determined by Landlord during the aforesaid thirty (30) day period (and in connection therewith, Tenant shall provide to Landlord any documentation or information reasonably requested by Landlord to enable Landlord to make such determination); and (iv) are not visible from outside of the Building; and (II) regardless of cost, to: (a) paint and install wall coverings; (b) install and remove office furniture; and (c) install and remove carpeting and other floor coverings. All Alterations, whether requiring Landlord’s consent or not, shall be made at Tenant’s sole expense (and, with respect to structural, mechanical, electrical or plumbing alterations, according to plans and specifications approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed), in compliance with all Applicable Laws, by a licensed contractor approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises (except as provided in Section 14.4, below). Landlord will not charge any supervisory or administrative costs or fees or any other costs or fees of any type in connection with any Alterations; provided, however, if Tenant requests that Landlord manage the construction of any Alteration, Tenant shall pay Landlord a construction supervision fee for all alterations undertaken by or on behalf of Tenant in the amount of two percent (2%) of the hard costs of construction. In addition, Tenant shall reimburse Landlord for (x) any reasonably incurred, necessary and actual out-of-pocket review costs payable to third party architects and engineers, and (y) after-hour costs for Landlord’s staff required for Building systems coordination.

14.4 Removal of Specialty Alterations at End of Term. All alterations, improvements and additions (collectively, the “Alterations”), including without limitation trade fixtures, wall-to-wall carpet, blinds, draperies and drapery accessories, to or within the Premises (whether made with or without Landlord’s consent), shall remain upon the Premises and be surrendered with the Premises at the expiration of the Term without disturbance, molestation or injury, unless otherwise specified by Landlord. Should Landlord elect that any Alterations made by Tenant upon the Premises be removed upon the expiration of the Term, Tenant agrees that in the event Tenant fails to remove such Alterations within five (5) days following the expiration or earlier termination of the Lease, Landlord shall have the right, at Tenant’s sole cost and expense, to cause same to be removed and Tenant agrees to reimburse Landlord for the reasonable and actual cost of (i) such removal, (ii) repairing any damage resulting therefrom or from the installation or use of such Alterations, and (iii) restoring the Premises to substantially the same condition as on the commencement of the Term as initially improved by Landlord, ordinary wear and tear excepted; provided, however, that Tenant shall in no event be required to remove any such

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Alterations other than any raised floors, internal stairwells, vaults, and other similar special use tenant improvements that are not considered customary or typical office improvements (which raised floors, internal stairwells, vaults, and other similar special use tenant improvements that are no considered customary or typical office improvements shall only be required to be removed to the extent Landlord identifies such items in writing as being required to be removed at the expiration or earlier termination of this Lease at the time of Landlord’s approval to such Alterations in accordance with Section 14.3 above (“Specialty Alterations”). Notwithstanding anything herein to the contrary, in no event shall Tenant be required to remove the Original Premises Tenant Improvements.

14.5 Failure to Remove. All items of Tenant’s personal property that are not removed from the Premises or the Building by Tenant within five (5) days following the termination of this Lease shall be deemed abandoned and become the exclusive property of Landlord upon the expiration of the Lease Term. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all claims, losses, costs, expenses (including reasonable attorneys’ fees) and liabilities resulting from the delay by Tenant in so surrendering the same, including without limitation any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under these Sections 14.3, 14.4 and 14.5 shall survive the expiration or termination of this Lease.

ARTICLE 15

ROOFTOP SPECIAL EQUIPMENT.

15.1 Roof Access for Satellite and Antennae Equipment. Subject to (i) the approval of all applicable governmental agencies, and (ii) Tenant’s compliance with Applicable Laws, the provisions of this Article 15 and the other provisions of this Lease, Landlord hereby agrees that Tenant shall have the right, at Tenant’s sole cost and expense, but without any obligation to pay Landlord any rent, license fees or additional charges of any type with respect thereto, to a pro-rata share of rooftop space in the South Tower (and upon expansion therein, in the North Tower) to install on the roof of the Building, in locations to be reasonably approved by Landlord (collectively, the “Rooftop Equipment Area”): (i) a reasonable amount of satellite dishes to be used by Tenant in connection with Tenant’s business operations in the Premises for the permitted use set forth in Article 3 above (collectively, the “Satellite Equipment”); (ii) a reasonable amount of local antennae to be used by Tenant in connection with Tenant’s business operations in the Premises for the permitted use set forth in Article 3 above (collectively, the Antennae Equipment), and (iii) a reasonable amount of supplemental HVAC equipment to service the Premises (the “Supplemental HVAC Equipment”) (the Satellite Equipment, Antennae Equipment and Supplemental HVAC Equipment collectively referred to as “Rooftop Equipment”). In addition, Tenant shall have the right to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the “Connecting Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Rooftop Equipment to Tenant’s other machinery and equipment in the Premises. Subject to Section 15.3 below and all of the terms and conditions of this Lease, and subject to all Applicable Laws and such reasonable rules and regulations as Landlord may reasonably impose from time to time, Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where any Rooftop Equipment are located for the purposes of maintaining, repairing, testing and replacing the same. If required by Landlord, in its reasonable discretion, the Rooftop Equipment shall be screened with material and in a manner which is aesthetically consistent with the exterior of the Building as reasonably determined by Landlord.

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15.2 Installation. The installation of the Rooftop Equipment shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 14 above, including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Rooftop Equipment, such approval not to be unreasonably withheld, conditioned or delayed, and the Rooftop Equipment shall be treated for all purposes of this Lease as if the Rooftop Equipment were Tenant’s personal property. In no event shall Tenant be permitted to void any warranties pertaining to the Building or Project in connection with the installation of the Rooftop Equipment. For the purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to Tenant’s use of the roof as herein provided, the portions of the Rooftop Equipment Area (and any other portions of the roof) where the Satellite Equipment are actually located shall be deemed to be a portion of Tenant’s Premises to the extent appropriate; consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the such portions of the roof by Tenant (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Rooftop Equipment. Landlord shall have no obligation to make any changes, improvements or alterations to the Rooftop Equipment Area.

15.3 Tenant’s Covenants. Tenant shall install, use, maintain and repair the Rooftop Equipment so as not to (i) cause damage to the Building or the Building systems or equipment, or (ii) unreasonably interfere with the operation of the Project, or with respect to the installations made prior to the Tenant’s installation of the Rooftop Equipment, with the operation of the permitted use of other tenants, occupants or licensees of the Building or such tenants’, occupants’ and licensees’ systems and equipment located in or on the Building. In addition, Tenant shall (A) be solely responsible for any damage caused as a result of the Rooftop Equipment, (B) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Rooftop Equipment and comply with all commercially reasonable safeguards recommended by all governmental authorities, and (C) make necessary repairs, replacements or maintenance of the Rooftop Equipment in order to keep the same in good condition and repair. Further, Tenant, at Tenant’s sole cost and expense, shall maintain such Rooftop Equipment and install such fencing and other protective equipment on or about the Satellite Equipment and the Antennae Equipment as Landlord may reasonably require. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims arising solely from Tenant’s failure to comply with the provisions of this Article 15 except to the extent such claims result from the negligence or willful misconduct of Landlord or any of the Landlord Parties and are not insured or required to be insured by Tenant under this Lease.

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15.4 Landlord’s Obligations. Except as specifically set forth herein, Landlord shall not have any obligations with respect to the Rooftop Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Rooftop Equipment except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties. Landlord makes no representation that the Rooftop Equipment will be able to receive or transmit communication signals without interference or disturbance, and Tenant agrees that Landlord shall not be liable to Tenant therefor. Notwithstanding the foregoing, in the event there is interference from any other communications equipment located on the roof or anywhere else in the Building which was installed by Landlord or at Landlord’s direction subsequent to Tenant’s installation of the Rooftop Equipment, Landlord shall use commercially reasonable efforts to relocate such other communications equipment causing the interference.

15.5 Hazardous Materials/Inspections. Tenant shall not use any Hazardous Materials in connection with the Rooftop Equipment other than limited reasonable quantities of Hazardous Materials reasonably necessary and customarily used for the operation of the Rooftop Equipment and used, stored and disposed of by Tenant in accordance with Applicable Laws and customary industry safety standards for such use, storage and disposal. Landlord shall have the right, after providing Tenant with written notice, to conduct such tests and/or inspections of the Rooftop Equipment as Landlord may reasonably determine are reasonably necessary from time to time to ensure that Tenant is complying with the terms of this Article 15, and, if such tests or inspections reveal that Tenant has breached its obligations hereunder, Tenant shall pay for the reasonable cost of such tests.

15.6 Default. If Tenant is in default of this Article 15, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to: (i) discontinue its use of the particular items of the Rooftop Equipment which are non-compliant, remove the same, and make such repairs and restoration as required under Section 15.7 below, or (ii) correct such noncompliance within thirty (30) days after receipt of written notice from Landlord; provided, however, in the event the noncompliance cannot reasonably be cured within such thirty (30) day period, Tenant shall be provided such additional time as may be reasonably necessary given the circumstances to cure the default. If Tenant elects the option described in clause (ii) of the immediately preceding sentence and Tenant fails to correct such noncompliance within the period described in clause (ii) of the immediately preceding sentence, then Tenant shall discontinue its use of the particular items of the Rooftop Equipment which are non-compliant and remove the same.

15.7 Removal at End of Term. Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the reasonable control of and direction from Landlord, remove the Rooftop Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Rooftop Equipment.

ARTICLE 16

ACCESS.

16.1 Landlord’s Access Rights. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, upon reasonable advance notice of not less than twenty-four (24) hours, except for emergencies (in which event no notice shall be required) during normal business hours to inspect the same; to show the Premises to prospective tenants once Tenant’s

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Renewal Options under Section 1.20 have lapsed, or interested parties such as prospective lenders and purchasers; to repair, alter or improve the Premises or the Building, provided such alterations and repairs do not unreasonably interfere with Tenant’s ability to conduct its business during normal business hours. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. Landlord acknowledges that Tenant may require Landlord and its agents to be accompanied by a representative of Tenant for security purposes upon Landlord’s entry to the Premises (except in the event of an emergency involving fire or other casualty that pose an actual risk of injury or death to persons). When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure, provided in exercising the foregoing rights, Landlord must use commercially reasonable efforts to minimize any disruption to Tenant, its business operations, provided that the foregoing shall not require Landlord to utilize overtime labor. Tenant shall have the right (except in cases of emergency) to request that Landlord cause its contractors to perform loud or noxious tasks after-hours, provided, however, that Tenant shall pay for the incremental cost of such work performed after-hours and Tenant’s request. Landlord shall keep all areas of the Premises where such work is being performed neat and clean and Landlord shall remove or cause all debris to be removed from the Premises upon the completion of such work. Landlord shall ensure that contractors and subcontractors entering the Premises comply with all Building rules and regulations for contractors. Landlord shall use commercially reasonable efforts to minimize the number and duration of such entries.

16.2 Failure of Access Due to Tenant. Landlord shall be excused from such of its obligations under this Lease as are directly and materially impacted by the inability of Landlord to access the Premises or any applicable part thereof due to Tenant, if and to the extent the performance of such obligations was in fact hindered, frustrated, or rendered impossible or impracticable due to the effect of such restrictions on access.

ARTICLE 17

INDEMNIFICATION.

17.1 Tenant’s Indemnification. Subject to the provisions of Article 12 hereof and other provisions of this Lease, Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders (“Landlord Parties”) from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of such third party claims, to the extent arising out (i) of the use and occupancy of the Premises by Tenant, its officers, contractors, licensees, agents, servants, employees, assignees or subtenants, provided that such claims were not caused by Landlord’s gross negligence or willful misconduct, (ii) as a result of the gross negligence or willful misconduct of Tenant or any Tenant Parties, and/or (iii) any Event of Default of this Lease by Tenant.

17.2 Landlord’s Indemnification. Subject to the provisions of Article 12 hereof and other provisions of this Lease, Landlord shall indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders (“Tenant Parties”) from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of such

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third party claims, to the extent arising (i) in or about the common areas of Project, provided that such claims were not caused by Tenant’s gross negligence or willful misconduct, (ii) as a result of the gross negligence or willful misconduct of Landlord or any Landlord Party, and/or (iii) any default of this Lease by Landlord beyond applicable notice and cure periods.

17.3 Survival. The indemnifications set forth in this Article 17 shall survive termination of this Lease.

ARTICLE 18

ASSIGNMENT AND SUBLETTING.

18.1 Consent. Tenant will not sublet the Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of Landlord, which consent shall be not be unreasonably withheld, conditioned or delayed. Despite the foregoing, Landlord’s consent to a proposed assignment of this Lease or proposed subletting of all or a portion of the Premises shall not be unreasonably withheld, provided, however, that it shall not be unreasonable for Landlord to withhold its consent on the basis that (i) the proposed assignee’s or, with regard to a sublease of more than 50,000 rentable square feet, the subtenant’s net worth and/or net income is unacceptable to Landlord in its reasonable discretion, or (ii) the proposed assignee or subtenant is a party by whom any suit or action could be defended on the ground of sovereign immunity, (iii) the proposed assignee’s or subtenant’s proposed use of the Premises is not in keeping with a first class office building, or (iv) the proposed assignee or subtenant is a tenant or occupant of the Building (provided Landlord has comparable available space in the Project). Except to the extent otherwise specified in this Lease, Tenant shall not encumber the Lease or any interest therein nor grant any franchise, concession, license or permit arrangement with respect to the Premises or any portion thereof. No subletting or assignment hereof shall be effected by operation of law or in any other manner except with the prior written consent of Landlord, which consent shall be granted or withheld in accordance with this Section 18.1. A sale, transfer, assignment or other conveyance of a general partnership interest in Tenant, if Tenant is a partnership or joint venture, or a transfer of more than a fifty percent (50%) stock interest, if Tenant is a corporation, or a transfer of more than a fifty percent (50%) membership interest or a transfer of a Controlling (hereinafter defined) member’s interest, if Tenant is a limited liability company, shall be an assignment for purposes hereof. Tenant shall not modify, extend or amend a sublease previously consented to by Landlord without obtaining Landlord’s consent thereto.

18.2 Permitted Transfers. As used herein, the term “Permitted Transfer” means Tenant’s sublease of all or a portion of the Premises or Tenant’s assignment of any or all of its rights and interest in this Lease: (i) to a successor corporation or other form of business entity resulting from Tenant’s merger, consolidation or non-bankruptcy reorganization, (ii) to a purchaser of all or substantially all of Tenant’s assets as an ongoing concern or all or substantially all of Tenant’s business operations in the Premises, or (iii) to an Affiliate (as defined below) of Tenant. In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if such sale or transfer occurs in connection with a bona fide financing or capitalization for the benefit of Tenant and there is no change in Control (as defined below) of Tenant. The term “Permitted Transferee” means the assignee of Tenant’s interest in

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this Lease in a Permitted Transfer. Notwithstanding Section 18.1, Tenant shall have the right to make Permitted Transfers, and Landlord shall not have a consent right relating to Permitted Transfers, provided that all of the following conditions (the “Permitted Transfer Requirements”) are satisfied: (A) the Permitted Transferee must have a tangible net worth equal to or greater than the tangible net worth of Tenant on the date of Tenant’s notice to Landlord of the Permitted Transfer in accordance herewith; (B) the use of the Premises must be consistent with the permitted use set forth above; (C) the Permitted Transfer and the use of the Premises by the Permitted Transferee must not violate any of the terms of Landlord’s loan documents relating to the Project; and (D) prior to effectuating any Permitted Transfer, Tenant shall have provided to Landlord all information reasonably required to determine, and Landlord shall have determined, that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied (provided, however, that if under Applicable Law or by the terms of the applicable merger, acquisition or similar agreement, Tenant is not permitted to disclose a Permitted Transfer prior to its closing, then Tenant shall provide Landlord with written notice of the occurrence of such Permitted Transfer within ten (10) Business Days after it has closed). Except with respect to Permitted Transfers in which disclosure is not permitted (as provided in the parenthetical in clause (D) above), Tenant shall not effectuate any Permitted Transfer until Landlord notifies Tenant in writing that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied. Landlord shall notify Tenant as to whether the Permitted Transfer Requirements are satisfied no later than ten (10) Business Days after Landlord’s receipt of all of the following: (1) a description of the proposed Permitted Transfer, including an explanation of the reason that Tenant believes that such proposed Permitted Transfer qualifies as a Permitted Transfer; (2) the name and legal composition of the proposed Permitted Transferee, (3) the nature of the business proposed to be carried on in the Premises by the proposed Permitted Transferee; (4) a current balance sheet, income and cash flow statements for the last two years (to the extent available), and such other reasonable financial and other information concerning the proposed Permitted Transferee as Landlord may reasonably request. For purposes of this Lease, an “Affiliate” shall mean any entity, partnership, corporation, limited liability company, association, trust or other entity that Controls (hereinafter defined) Tenant, that is under the Control of Tenant (through stock or other equity ownership or otherwise), that is under common Control with Tenant, or which results from the merger or consolidation with Tenant or acquires all or substantially all of the assets of or equity interests in Tenant. For purposes of this Lease, the terms “Controlling”, “Control” and “Controls” shall mean the power to directly or indirectly influence the direction, management or policies of Tenant. Tenant shall give Landlord written notice as soon as reasonably practical after the effective date of such Permitted Transfer. Notwithstanding anything in this Lease to the contrary, any assignment or subletting shall (I) be on a form reasonably acceptable to Landlord and (II) shall be subject to the terms of this Lease except as otherwise set forth in the form of assignment or subletting.

18.3 Desk Sharing. Notwithstanding any provision to the contrary contained herein, Tenant may, without obtaining Landlord’s consent (but subject to compliance with the requirements of this Section 18.3) enter into desk sharing arrangements with its Affiliates, clients and business partners (each, a “Desk Sharing Arrangement”), provided that in all such cases: (a) a monetary or material non-monetary Event of Default has not occurred and is continuing at the time of such Desk Sharing Arrangement; (b) such Desk Sharing Arrangement shall be subject and subordinate to the terms of this Lease; (c) such Desk Sharing Arrangement will terminate automatically upon a monetary or material non-monetary Event of default by Tenant; (d) the

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party under the Desk Sharing Arrangement shall use the Premises in conformity with all applicable provisions of this Lease; (e) in no event shall the use of any portion of the Premises by any entity under any Desk Sharing Arrangement create or be deemed to create any right, title or interest in or to the Premises for such entity; (f) the portion(s) of the Premises occupied by such party(ies) and the portion of the Premises occupied by Tenant shall not be, and shall not be required by law to be, separated by demising walls so as to create separate entrances from the elevator landing or public corridors; (g) the aggregate space covered by all Desk Sharing Arrangements shall not be more than ten percent (10%) of the rentable square footage of the Premises, in the aggregate; and (h) no such Desk Sharing Arrangement shall be deemed to release Tenant from any of its obligations and liabilities hereunder.

18.4 Required Information. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of such proposed assignment or sublease, which notice shall specify the following information (such information shall be collectively referred to as the “Required Information”): (i) the name, current address and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, (iv) the proposed rent and other consideration to be paid to Tenant by such assignee or sublessee, and (v) the proposed form of the assignment or sublease. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall grant or deny a request for Landlord’s consent (together with an explanation of the reasons for such denial) under Section 18.1 within twenty (20) days following Landlord’s receipt of the Required Information, and Landlord’s failure to respond within such twenty (20) day period shall be deemed Landlord’s consent to Tenant’s request for consent to the proposed assignment or sublease.

18.5 Fees; Documents. Tenant agrees to reimburse Landlord for reasonable and actual third-party legal fees and any other reasonable expenses and costs incurred by Landlord in connection with any proposed assignment or subletting in an amount not to exceed twenty five hundred and No/Dollars ($2,500.00) per request. Tenant shall deliver to Landlord copies of all documents executed in connection with any proposed assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which documents, (i) in the case of a permitted assignment, shall require such assignee to assume performance of all terms of this Lease on Tenant’s part to be performed, and (ii) in the case of permitted subletting, shall require such sublessee to comply with all terms of this Lease on Tenant’s part to be performed. No acceptance by Landlord of any Base Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer.

18.6 No Release. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 18 shall be void and shall constitute a material breach of this Lease. In the event Landlord consents to any assignment or sublease on one occasion, such consent shall not affect Tenant’s obligation to comply with the provisions of Article 18 of this Lease with respect to any future assignment or sublease.

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18.7 Tenant Liability. In the event of any subletting of all or any portion of the Premises or assignment of this Lease by Tenant, other than to a Permitted Transferee, with or without Landlord’s consent, Tenant shall remain primarily liable to Landlord for the payment of the Rent stipulated herein and for the performance of all other covenants and conditions contained herein.

18.8 Profit. Except as it relates to a Permitted Transfer, if any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any Profit (as defined below) applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord (after Tenant has recovered all of Tenant’s expenses) as Additional Rent in no event later than thirty (30) days after actual receipt thereof by Tenant. “Profit” shall be defined as the difference between (i) any and all consideration received by Tenant in the aggregate from any assignment of the Lease and/or subletting of the Premises, and (ii) the sum of (A) the rent and charges due to Landlord from Tenant under the terms of this Lease (and if the subleased or assigned space does not constitute the entire Premises, the rent and charges payable by Tenant shall be determined on a pro-rata basis), (B) Tenant’s reasonable attorneys’ fees and brokerage costs in connection with such assignment or subletting, (C) Tenant’s actual out-of-pocket cost of performing alterations to the Premises in connection with such assignment or subletting, (D) the actual amount of any rent abatement that is granted in connection with such assignment or subletting, (E) the actual amount of any improvement allowance that is paid in connection with such assignment or subletting, and (F) the undepreciated basis of Tenant’s fixtures, leasehold improvements, furniture and other personal property as determined in accordance with Tenant’s federal tax returns, as applicable, items (A) through (F) collectively referred to as “Transfer Expenses”. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease or assignment.

18.9 Certain Rights Subject to Diminution. Except in the event of a Permitted Transfer, upon Tenant entering into one or more subleases, which, taken together with all other subleases entered into by Tenant pursuant to this Lease, demises to the subtenant(s) thereunder more than half of a full floor of the Building for a term of more than thirty-six (36) months (a “Rights Reduction Sublease”) any unexercised Fixed Date Expansion Options shall be null and void and of no further force or effect; provided, that following the execution of a Rights Reduction Sublease, Tenant shall continue to have the Right of First Refusal for any remaining Fixed Date Expansion Space. For the purposes hereof, Tenant shall be deemed to have subleased more than half of a full floor of the Building if the aggregate of all portions of the Premises sublet by Tenant in accordance with the terms of this Lease, whether on the same or multiple floors, exceeds one-half of the rentable square footage of an average floor of the Project, i.e., 15,000 square feet. Notwithstanding the foregoing to the contrary, a sublease entered into by Tenant for the Seventh Floor Expansion Space shall be deemed not to be a Rights Reduction Sublease.

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18.10 Certain Rights Subject to Forfeiture. Except in the event of a Permitted Transfer, upon Tenant entering into one or more subleases, which, taken together with all other subleases entered into by Tenant pursuant to this Lease, demises to the subtenant(s) thereunder a portion of the Premises comprising, in the aggregate, fifty percent (50%) or more of the rentable square footage of the Premises for any period (a “Disqualifying Sublease”), the following rights of Tenant shall be null and void and of no further force or effect: (i) the Rooftop Branding Rights, (ii) the Building Illumination Rights, (iii) the Architectural Matters Rights, (iv) the F&B Rights, (v) the Expansion Rights, (ii) the Right of First Offer, (iii) the Renewal Rights, (iv) the Exterior Building Sign Rights; (v) the Monument Signage Rights, (vi) the Restrictive Sign Rights, and (vii) the Superior Additional Parking Rights.

ARTICLE 19

ADVERTISING; SIGNAGE RIGHTS

19.1 Signage Generally. Except as otherwise set forth in this Article 19, Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building to the extent visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord’s written consent thereto, which Landlord may grant or withhold in its sole but reasonable discretion. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, following written notice to Tenant, Landlord may do so at Tenant’s cost for the reasonable and actual cost thereof. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

19.2 Certain Signage Rights of Tenant. Notwithstanding the foregoing, subject to the provisions of this Article 19, provided that Tenant shall not have assigned this Lease (other than pursuant to a Permitted Transfer) and shall not have entered into a Disqualifying Sublease, Tenant shall have the right to:

(A) Install and maintain in a first-class manner, two (2) lighted signs, as depicted and described on Exhibit B-1.2, on the exterior of the Building in the locations depicted on Exhibit B-1.3 attached hereto (the “Exterior Building Sign Rights”);

(B) Install and maintain in a first-class manner, the monument signage in the location and as depicted on Exhibit B-1.4 attached hereto (the “Monument Signage Rights”);

(C) Subject to Applicable Laws and to Landlord’s reasonable prior approval, such approval not to be unreasonably withheld, conditioned or delayed, to paint the portion of the roof of the South Tower depicted on Exhibit B-1.5 attached hereto (“Tenant’s Rooftop Advertising Area”) with the branding of the initial Tenant named herein (i.e., Appian Corporation) or a Permitted Transferee (“Tenant’s Rooftop Branding”) for the purposes of making Tenant’s Rooftop Branding reasonably visible to overflying aircraft and visitors to the Project (“Tenant’s Rooftop Branding Rights”); and

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(D) Cause Landlord to illuminate the South Tower at night in a color selected by Tenant as representing the brand of the initial Tenant named herein (i.e., Appian Corporation) or a Permitted Transferee (“Tenant’s Building Illumination Rights”), subject, however to reasonable prior approval by Landlord of such color and to Landlord’s right to illuminate the South Tower in any other color from time to time for special occasions as determined by Landlord in its sole and absolute discretion.

19.3 Tenant’s Covenants; Damage to Tenant’s Rooftop Branding. All signage rights granted in this Article 19 shall be subject to and conditioned upon Tenant’s obtaining all governmental approvals as required by Applicable Law. The signage rights referenced in Section 19.2(A) and Section 19.2(B) shall contain only the name of the initial Tenant hereunder (i.e., Appian Corporation) or a Permitted Transferee. Tenant shall install all signage at Tenant’s sole cost and expense and in compliance with all Applicable Laws and Landlord’s reasonable requirements as to insurance and manner of installation. Tenant shall maintain all signage in good and attractive condition. Upon expiration or termination of the Lease or upon termination of Tenant’s signage rights as to any of the signage as expressly provided for in this Article 19, Tenant shall cause such signage to be removed and shall repair the Building and the monument signs to substantially the same condition which existed prior to Tenant’s installation thereof, reasonable wear and tear excepted. Landlord shall have the right to access Tenant’s Rooftop Advertising Area for purposes of maintaining, repairing and replacing the roof of the Building or any equipment located thereon. If Landlord or any of Landlord’s agents, employees or contractors damage Tenant’s Rooftop Branding in connection with any such access, Tenant shall promptly restore Tenant’s Rooftop Branding to good and attractive condition as required by this Article 19 at Landlord’s sole cost and expense.

19.4 Additional Signage Rights. Tenant shall also be entitled to install signage as follows: (i) within the Premises so long as such signage is not visible from the exterior without Landlord’s consent; (ii) within the lobby of any floor wholly occupied by Tenant without Landlord’s consent (provided such signage is not visible from the exterior); (iii) on any multi-tenant floor, subject Landlord’s prior approval as to size, location and appearance, which approval shall not unreasonably be withheld, (iv) within the Building lobby, subject to Landlord’s prior approval as to size, location and quality, and (v) exclusively identifying the initial Tenant named herein (i.e., Appian Corporation) or a Permitted Transferee, in the ground floor lobby in the location depicted on Exhibit B-1.8 and non-exclusive identification of the initial Tenant named herein or a Permitted Transferee in separate area of the Building lobby, subject in each case to Landlord’s prior approval as to size, finishes and appearance, which approval shall be granted or withheld in Landlord’s sole and absolute discretion.

19.5 Building Directory. Landlord shall provide to Tenant, at Landlord’s cost, Tenant’s Share of the listings on the directory that shall be maintained by Landlord in the lobby of the North Tower and South Tower (as applicable).

19.6 Restrictions on Landlord’s Right to Grant Signage Rights; Gannet Signage. Provided that Tenant shall not have assigned this Lease (other than pursuant to Permitted Transfer) and shall not have entered into a Disqualifying Sublease (defined in Section 18.10), Landlord shall not grant any signage rights in favor of any other office tenant at the Project for signs on the exterior of the Building unless such other office tenant leases at least sixty thousand

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(60,000) rentable square feet in the Building (each such other office tenant, a “Signage Rights Tenant”). Notwithstanding the foregoing, but subject to the conditions set forth in the first sentence of this Section 19.6, if at any time Tenant has exercised Expansion Rights or otherwise leases from Landlord aggregate rentable square footage in the Building of at least four hundred thousand (400,000) rentable square feet, Landlord shall not grant any signage rights in favor of any other office tenant at the Project for signs on the exterior of the Building. Notwithstanding the foregoing, provided that the Premises comprises at least three hundred thousand (300,000) rentable square feet if and when Gannett vacates the Project or otherwise loses its signage rights on the exterior of the Building, Tenant shall have the one-time right to trade Tenant’s exterior Building signage on the North Tower for the Gannett Signage location on the North Tower, which right shall be exercised by Tenant, if at all, by written notice of such election delivered no later than ten (10) Business Days following Landlord’s written notice that such signage location is available. Subject to the immediately preceding sentence, Landlord shall have the right at all times and from time to time to grant to one or more Signage Rights Tenants the existing signage rights in favor of Gannett in the locations identified and as described on Exhibit B-1.6 attached hereto, as the same may have been modified by the exercise of Tenant’s right to trade a signage location as set forth hereinabove (collectively, the “Gannett Signage”). Landlord shall have the sole and absolute right to grant signage rights to retail tenants as determined by Landlord in its sole discretion. The restrictions on Landlord’s right to grant signage rights to other office tenants at the Project set forth in this Section 19.6 are collectively referred to in this lease as the “Restrictive Sign Rights”.

19.7 Removal of Existing Advertising. Prior to Tenant’s occupancy, Landlord shall remove (i) the signs advertising signage locations at the Project, and (ii) the large space availability sign, each of which clause (i) and clause (ii) are depicted on Exhibit B-1.7 attached hereto. Notwithstanding the foregoing, Landlord shall have the right at all times and from time to time to place signage on the exterior of the Building as determined in Landlord’s sole but reasonable discretion to market available space or signage rights at the Building.

ARTICLE 20

LIENS.

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense (including reasonable attorneys’ fees and defense costs) for or arising from such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within twenty (20) days after Tenant’s receipt of a written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien prior to the commencement of such work to enable Landlord to post and record a Notice of Non-responsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amount, including reasonable attorneys’ fees and costs, shall be deemed Additional Rent hereunder.

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ARTICLE 21

DEFAULT.

21.1 Tenant’s Default. An “Event of Default” (or “Default”) under this Lease by Tenant shall exist if any of the following occurs (taking into account the expiration of the notice and cure periods provided for below):

21.1.1 If Tenant fails to pay Base Rent, Additional Rent or any other sum required to be paid hereunder on the date such amount is due and payable and such default continues for a period of three (3) Business Days after Tenant’s receipt of written notice that the same is past due. Notwithstanding anything to the contrary in Section 21.1.1 hereof, (x) Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve (12) consecutive month period, and (y) upon the third (3rd) such failure in any twelve (12) month period, Tenant shall be deemed to be in an Event of Default; or

21.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 21.1.1 above, and Tenant fails to cure such breach within thirty (30) days after receipt of written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in an Event of Default if it commences such performance promptly after its receipt of Landlord’s written notice and diligently thereafter prosecutes the same to completion; provided that no such grace period to be permitted in the event of any one or more of the following: (i) the Default relates to the maintenance of insurance obligations, (ii) the Default relates to the assignment and subletting provisions, (iii) the Default relates to a violation of Section 4.1 of this Lease, (iv) the Default is of a nature as set forth in Section 21.1.3, in which event the periods set forth therein shall control, or Section 21.1.4, in which event there shall be no applicable cure period; or

21.1.3 If Tenant shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant and of all or substantially all of Tenant’s property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within sixty (60) days after such proceeding is initiated; or

21.1.4 If Tenant shall have abandoned the Premises for a period of thirty (30) consecutive days, provided that it shall not be a Default if, at the time of such abandonment, Tenant is (or has a parent company that is) traded on a public stock exchange, (y) has an investment grade rating from Moody’s, Fitch and/or S&P, and (z) has at least five (5) years of Term remaining under its Lease.

21.2 Remedies. Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or available in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

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21.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rent, Additional Rent and other charges when due.

21.2.2 Landlord may terminate this Lease, or may terminate Tenant’s right to possession of the Premises, at any time by giving written notice to that effect. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, provided that, without limitation, Tenant’s obligation to pay Base Rent, Additional Rent, and any damages otherwise payable under this Article 21 when due in accordance with the terms of this Section, shall specifically survive such termination and shall not be extinguished thereby. Upon the giving of a notice of the termination of Tenant’s right of possession, all of Tenant’s rights in and to possession of the Premises shall terminate but this Lease shall continue subject to the effect of this Article 21. Upon either such termination in accordance with applicable judicial process, Tenant shall surrender and vacate the Premises in the condition required by Section 22.1, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent, Additional Rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a constructive or other termination of Tenant’s right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination, Landlord shall have the right to remove all Tenant’s personal property and store same at Tenant’s cost, and to recover from Tenant as damages:

(A) The worth at the time of award of unpaid Base Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus

(B) The worth at the time of award of the amount of the unpaid Base Rent, Additional Rent and other sums due and payable which would have been payable after termination for the balance of the Lease Term and reduced by the then present fair market value of the Premises for the balance of the Lease Term (each amount discounted to present value as set forth in Section 21.2.2(D)) below. For purposes of this calculation, (1) all Additional Rent charges due hereunder shall be calculated on the assumption that they would continue to increase at the average rate of increase of Additional Rent charges in the twenty-four (24) previous months (or during the prior term hereunder if less); and, (2) at Landlord’s election, the “present fair market value of the Premises”, if the Premises are not re-let, shall be deemed to be the

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rentable square footage of the Premises multiplied by the discounted average rental per square foot in the last three new leases (excluding renewals) written for space in the Building (or, if fewer than three leases have been written in the previous twelve (12) months, the most recent lease, or any leases in those twelve (12) months) discounting for brokerage fees, free rent periods, improvement allowances, and similar expenses; plus

(C) Any other amount necessary to compensate Landlord for all third-party out of pocket costs incurred on account of Tenant’s failure to perform Tenant’s obligations under this Lease, including, without limitation, any reasonable and actual costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other reasonably costs necessary or appropriate to relet the Premises. To the extent any of such costs are incurred in connection with a lease transaction having a term in excess of the remaining Term hereof, all of the foregoing costs incurred in connection therewith shall be amortized on a straight-line basis over the term of such new lease, assuming equal monthly installments of principal and interest, at an interest rate of six percent (6%) (the “Discount Rate”), and Tenant’s liability shall be limited to the amortized portion of the same (i.e., the monthly payments as so determined) falling within the Term hereof.

(D) The “worth at the time of award” of the amounts referred to in Section 21.2.2(A) is computed by allowing interest at the Default Rate through the date of payment. The “worth at the time of award” of the amounts referred to in Section 21.2.2(B) shall be computed by discounting the same to present value using the Discount Rate. In the event Landlord does not exercise its option to accelerate the payment of Base Rent as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the Lease Term to determine the aggregate amount of such damages. In seeking any new tenant for the Premises, Landlord shall be entitled to grant any concessions it deems reasonably necessary. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. To the fullest extent permitted by law, Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

21.3 Right of Re-Entry. Landlord may, with or without terminating this Lease, re-enter the Premises pursuant to judicial process (except in the event of Tenant’s abandonment of the Premises in which event no judicial process shall be required) and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

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21.4 Waiver of Certain Rights. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) except as may be otherwise specifically required herein, to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (2) to redeem the Premises, (3) to re-enter or repossess the Premises, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, (5) to the benefit of any law which exempts property from liability for debt or for distress for rent or (6) to a trial by jury in any claim, action proceeding or counter-claim arising out of or in any way connected with this Lease.

ARTICLE 22

SUBORDINATION.

22.1 Subordination. Subject to the last sentence of this Section 22.1 and the other terms of this Section 22.1, this Lease shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises (collectively, the “Encumbrances”), and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any documentation requested by Landlord in order to confirm the foregoing subordination within fifteen (15) days after Tenant’s receipt of Landlord’s written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall, upon receipt of written request, attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease. Subject to the terms of an applicable SNDA (defined below), Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance, (ii) liable for damages for any breach, act or omission of any prior landlord (provided that such mortgagee or successor shall be liable for curing any continuing defaults), or (iii) subject to any claim of offset or defenses that Tenant may have against any prior landlord except as otherwise provided in the lease and applicable SNDA. Notwithstanding any contrary provision of this Section 22.1, a condition precedent to the subordination of this Lease to any future Encumbrance is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement in recordable form (each, a “Future SNDA”) from the mortgagee, beneficiary or ground lessor under such future Encumbrance substantially conforming to Required SNDA (defined below) in all material respects. Tenant hereby acknowledges that as of the date on which Landlord and Tenant execute this Lease there is a deed of trust encumbering, and in force against, the Project in favor of the lender(s) (the “Current Lender”). Concurrently with the execution of this Lease, Landlord and Tenant shall each sign, notarize and deliver to the other party, and Landlord shall cause the Current Lender to sign, notarize and deliver to Tenant within ten (10) days following Tenant’s execution and delivery of this Lease, a subordination, non-disturbance and attornment agreement in the form of Exhibit J attached hereto (the “Required SNDA”; each of the Future SNDA and

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Required SNDA, sometimes, an “SNDA”). Notwithstanding the foregoing, in the event Landlord fails to deliver an SNDA to Tenant, Tenant shall not be required to subordinate this Lease to any Encumbrance or interests thereunder and this Lease be superior to said Encumbrance and the mortgagee’s or other beneficiary’s interest thereunder.

ARTICLE 23

SURRENDER OF POSSESSION.

Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord, in accordance with the provisions of Section 14.4 and Section 14.5 of this Lease, in as good condition as when received by Tenant from Landlord, reasonable use and wear and tear and damage by fire, casualty or condemnation excepted.

ARTICLE 24

NON-WAIVER.

No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, covenants, agreements, and conditions herein contained. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof from Landlord to Tenant. No employee of Landlord or of Landlord’s agents shall have any authority to accept the keys of the Premises prior to termination of the Lease, and the delivery of keys to any employee of Landlord or Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises. The receipt by Landlord of any payment of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations made a part of this Lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

ARTICLE 25

HOLDOVER.

If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminated as provided by applicable state law. During any holdover tenancy (whether or not consented to by Landlord), unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord, an occupancy charge equal to, (i) for the first sixty (60) days of such holdover tenancy one hundred twenty five percent (125%) of the monthly Rent as was in effect under this Lease for the last month of the Lease Term, and thereafter (ii) one hundred fifty percent (150%) of the monthly Rent as was in effect under this Lease for the last month of the Lease Term. Such payments shall be made within five (5) Business Days after receipt of Landlord’s written

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demand, and in no event less often than once per month (in advance). In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Base Rent or Additional Rent in advance or the existence of a Default that remains uncured beyond applicable notice and cure periods. Upon expiration of the Lease Term as provided herein, Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived under such circumstances, and Tenant shall surrender the Premises on the last day of the Lease Term as provided in Article 23 above. If the Premises are not surrendered in accordance with the terms of this Lease and a hold-over tenancy by Tenant continues beyond ninety (90) days following the expiration of the Term without Landlord’s express written consent, Tenant shall indemnify Landlord and Landlord Parties against any loss, damage or liability including reasonable attorneys’ fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises, whether such damages are general, special, direct, indirect or consequential in nature. This indemnification shall survive termination of this Lease.

ARTICLE 26

CONDEMNATION.

26.1 Definitions. The terms “eminent domain”, “condemnation”, and “taken”, and the like in this Article 26 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

26.2 Taking. If the whole of the Premises is taken, either permanently or temporarily, by eminent domain or condemnation, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Base Rent, Additional Rent, and other payments up to that date. If any part of the Premises is permanently taken, or if access to the Premises by Tenant is, by virtue of a taking, denied, by eminent domain or condemnation, then Landlord shall have the right (to be exercised by written notice to Tenant within sixty (60) days after receipt of notice of said taking) to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase. In the event fifteen percent (15%) or more of the rentable area of the Premises is taken, then Tenant shall have the right, exercisable upon written notice to Landlord within thirty (30) days after the date that the area so taken vests with the condemning authority, to terminate this Lease. Despite the foregoing, in the event Tenant so delivers a termination notice to Landlord, and Landlord, in its sole discretion, elects to lease other comparable space in the Building that is located on a floor that is adjacent to the floor upon which the Premises is located to Tenant to replace a portion of the area so taken, such that the rentable area of the remaining portion of the Premises which was not taken, when aggregated with the additional space that Landlord elects to lease to Tenant in the Building, equals at least eighty five percent (85%) of the rentable area of the Premises that existed prior to the taking, then Tenant’s notice of termination shall be deemed automatically rescinded. If this Lease is not terminated, as aforesaid, then Landlord shall within a reasonable time after title vests in the condemning authority, repair and restore, at Landlord’s expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any

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portion of the Premises is taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken. If there is a temporary taking involving the Premises or Building, if a taking of other portions of the Building or Common Areas does not deny Tenant access to the Building and Premises, then this Lease shall not terminate, and Landlord shall repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises was taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken.

26.3 Award. Except as otherwise specified herein, Landlord reserves all rights to damages to the Premises or arising out of the loss of any leasehold interest in the Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Except as referred to in this Section 26.3, Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant’s leasehold interest or for interference with Tenant’s business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property (but specifically excluding any leasehold interest in the Building or Premises) under the then Applicable Law provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

ARTICLE 27

NOTICES.

All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier which provides evidence of receipt, to the addresses set out in the Summary, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt or refusal of delivery.

ARTICLE 28

MORTGAGEE PROTECTION.

28.1 Notice of Default. Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by certified or registered mail, postage prepaid, return receipt requested, a copy of any notice of any failure by Landlord to fulfill any of its obligations under this Lease, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that the mortgagee(s) and/or trust deed holder(s) shall have such time as may be reasonably necessary to cure such failure of not more than thirty (30) days or if such failure cannot reasonably be cured in such thirty (30) day period, then such additional time as is reasonably necessary given the circumstances, but in no event more than an additional thirty (30)

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days, as long as any mortgagee(s) and/or trust deed holder(s) has commenced and is diligently and continuously pursuing the remedies necessary to cure such failure (including, but not limited to, time to take possession and/or commence foreclosure proceedings, if necessary, to affect such cure), during which time Tenant shall not have the right to terminate this Lease or make a claim of actual or constructive eviction.

28.2 New Financing. In the event that any trust or mortgage lender providing financing in connection with the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant’s use of the Premises as herein permitted, (iii) do not materially alter the approved space plan for the Premises, and (iv) do not increase Tenant’s obligations, the rent and other sums required to be paid by Tenant hereunder or decrease Landlord’s obligations under the Lease, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required modifications, and Tenant shall execute and return to Landlord such written amendment (or shall provide Landlord, in writing, with any reasonable comments it may have concerning the proposed amendment) within ten (10) Business Days after the amendment has been submitted to Tenant.

ARTICLE 29

COSTS AND ATTORNEYS’ FEES.

In the event Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with the legal action (including, without limitation, actual and reasonable attorneys’ fees and court costs). No provision of this Lease shall be construed against or interpreted to the disadvantage of either Landlord or Tenant by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, structured or dictated such provision. If either party obtains a judgment against the other relating to this Lease, then the party that obtains such judgment shall be entitled to recover from the other party any enforcement costs, including actual and reasonable attorneys’ fees, incurred in connection with such enforcement efforts.

ARTICLE 30

BROKERS.

30.1 Tenant’s Representation. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CBRE, Inc. (on behalf of Landlord) or Cushman Wakefield, U.S., Inc. (on behalf of Tenant) in the negotiating or making of this Lease. Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorney’s fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

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30.2 Landlord’s Representation. Landlord represents and warrants to Tenant that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CBRE, Inc. (on behalf of Landlord) or Cushman Wakefield, U.S., Inc. (on behalf of Tenant) in the negotiating or making of this Lease. Landlord agrees to indemnify and hold Tenant, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorney’s fees and costs, incurred by Tenant in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Landlord in Tenant or claiming to have caused Landlord to enter into this Lease. Landlord further agrees to pay the commissions accruing to each identified broker in this Article 30 pursuant to certain outside agreement(s).

ARTICLE 31

LANDLORD’S LIABILITY; TENANT’S RIGHT OF SELF-HELP.

31.1 Landlord’s Liability; Exculpation. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) neither Landlord nor (if Landlord is a limited liability company) any member nor (if Landlord is a partnership) any partner of Landlord nor (if Landlord is a corporation) any shareholder of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease; (b) no partner, member or shareholder of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord); (c) no service of process shall be made against any partner, member or shareholder of Landlord (except as may be necessary to secure jurisdiction of Landlord); (d) any judgment granted against any partner, member or shareholder of Landlord may be vacated and set aside at any time as if such judgment had never been granted; and (e) these covenants and agreements are enforceable both by Landlord and also by any partner, member or shareholder of Landlord. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. In addition, in no event shall Landlord be in default of this Lease unless Tenant notifies Landlord in writing of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within thirty (30) days after the date of Landlord’s receipt of such notice (provided that if the alleged breach is of such a nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if Landlord commences a cure within such thirty (30) day period and diligently and continuously thereafter prosecutes such cure to completion). If Tenant shall seek the approval or consent by Landlord pursuant to this Lease and Landlord shall fail or refuse to give such approval or consent, Tenant’s sole remedy shall be an action for injunctive relief or specific performance with respect thereto.

31.2 Tenant’s Self-Help Rights. In the event that Landlord fails to perform any maintenance or repair obligations of Landlord under this Lease with respect to the Premises (such failure, a “Delayed Repair”), (a) such failure shall continue for a period of twenty-five (25) days after receipt of written notice from Tenant to Landlord (“First Repair Self Help Notice”) or, if such failure cannot reasonably be cured within twenty-five (25) days, then such longer period as may be required for such cure provided that Landlord commences such cure within such twenty-five (25) day period and diligently pursues such cure to completion, and (b) such failure

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shall continue for three (3) Business Days after receipt of an additional written notice from Tenant to Landlord following the expiration of the period described in clause (a) above (“Second Repair Self Help Notice”), and (c) Landlord has not disputed in writing that it has failed to perform any maintenance or repair obligation of Landlord under this Lease (which written dispute shall be in good faith and shall identify in reasonable detail the basis for such dispute), then Landlord shall reimburse Tenant for the reasonable costs and expenses actually incurred by Tenant in curing such Delayed Repair (the “Repair Costs”) within thirty (30) days after Landlord has received from Tenant an invoice therefor. If Landlord disputes in good faith that it has failed to perform any maintenance or repair obligation, Landlord shall deliver written notice to Tenant of such dispute within twenty (20) days of receipt of the First Repair Self Help Notice. Any Repair Costs so reimbursed to Tenant by Landlord may be included in the Operating Expenses payable by Tenant if and to the extent permitted pursuant to Article 8 above. If Landlord shall fail to make any such reimbursement payment within thirty (30) days after Tenant delivers a written invoice to Landlord reasonably detailing the costs incurred, and such failure is not cured within five (5) business days after a second (2nd) written notice detailing the same is given to Landlord by Tenant, then Tenant shall be entitled to deduct the amounts owed by Landlord from the next monthly installment(s) of Base Rent due under this Lease until the sums owed have been fully repaid; provided, however, that in the event there then exists a mortgage on the Building of which Tenant has been provided written notice by Landlord, or with respect to which Tenant shall have executed and delivered an SNDA, Tenant may not deduct amounts greater than twenty percent (20%) of the monthly Base Rent due under this Lease from any single monthly installment of Base Rent, unless an amount equal to more than twenty percent (20%) of the monthly Base Rent due under this Lease remains to be offset for the last month (or months) prior to the expiration of the Lease Term, in which event Tenant may offset for such month (or months) such amount as is necessary for the entire amount to which Tenant is entitled hereunder to be fully offset upon the expiration of the Lease Term. The First Repair Self Help Notice and the Second Repair Self Help Notice each shall include a statement that Tenant intends to exercise this right to self-help and shall identify in reasonable detail the basis for the self-help and the actions Tenant intends to undertake to perform the Delayed Repair. Further notwithstanding anything to the contrary contained in this Lease, Tenant’s right to perform any such self-help pursuant to this Section 31.2 is conditioned upon strict compliance by Tenant with the following requirements: Tenant shall ensure that (i) all such work shall be performed solely by contractors, subcontractors and design consultants, as applicable, who are bonded, licensed in the Commonwealth of Virginia, qualified and recognized as reputable within their field, (ii) each entity performing such work shall have obtained all insurance covering all persons who will perform such work required by the insurance requirements set forth in Exhibit C-3 hereto, and (iii) all such work shall be performed in a good, workmanlike, first-class and prompt manner, in accordance with rules for contractors set forth in Exhibit D attached hereto, any other reasonable rules for contractors that may be established by Landlord from time to time, and in accordance with all Legal Requirements (including obtaining any required permit) and the requirements of any insurance company insuring the Building or any portion thereof. Further notwithstanding anything to the contrary contained in this Lease, the self-help right provided to Tenant under this Section 31.2 shall not be applicable to any repair or maintenance obligations that affect the Building structure or base building systems or common areas.

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ARTICLE 32

ESTOPPEL CERTIFICATES.

Tenant shall, from time to time, within fifteen (15) days of Landlord’s written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating such certifications as Landlord may request to the extent factually accurate, which certifications shall, at Landlord’s election, be in substantially the same form as Exhibit F attached hereto and made a part hereof by this reference. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Building. If Tenant fails to respond within fifteen (15) days after receipt by Tenant of a written request by Landlord as herein provided, Landlord shall deliver a second written notice stating in bold and all capital letters “SECOND AND FINAL NOTICE”, and if Tenant fails to respond within three (3) Business Days, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee consistent with the terms of the estoppel so requested.

ARTICLE 33

FINANCIAL INFORMATION.

In the event Tenant is no longer a publicly traded company, then not more than one time during any one calendar year of the Term of this Lease (unless such request is in connection with a proposed sale or financing of the Building), within fifteen (15) days after Tenant’s receipt of Landlord’s written request, Tenant shall deliver to Landlord the then most currently available financial statements of Tenant, with an opinion of a certified public accountant or the chief financial officer of the company (or equivalent thereof), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied; and Landlord agrees to use reasonable efforts to keep confidential any information obtained by Landlord pursuant to the provisions of this Section 33, except that Landlord may disclose such information provided Landlord obtains the agreement of such party to keep confidential the information (other than in connection with (7), (8) or (9) below): (1) to Landlord’s accountants and consultants; (2) to any existing or prospective partners of Landlord; (3) to any prospective transferees of all or any portion of Landlord’s interest in the Building; (4) to any existing or prospective lenders (and their rating agencies); (5) to any existing or prospective insurers of Landlord; (6) to Landlord’s legal counsel; (7) in connection with any judicial or administrative proceeding; (8) when such information is subpoenaed or otherwise required by law or a court order; and (9) in connection with any litigation concerning the rights and obligations of the parties to this.

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ARTICLE 34

TRANSFER OF LANDLORD’S INTEREST.

In the event of any transfer(s) of Landlord’s interest in the Premises or the Building, other than a transfer for security purposes only, the transferee shall assume all of Landlord’s obligations hereunder which accrue from and after the date of the transfer, and the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

ARTICLE 35

RIGHT TO PERFORM.

If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency in which case no grace or cure period shall be applicable or required) such failure shall continue for ten (10) Business Days after written notice from Landlord (or such longer cure period as may be provided in this Lease), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section 35 as in the case of Default by Tenant in the payment of Base Rent. All commercially reasonable sums actually paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant upon written demand within ten (10) Business Days after such payment by Landlord, together with interest thereon at the Default Rate from such date to the date of payment.

ARTICLE 36

COMMON AREAS; TENANT’S RIGHTS.

36.1 Definition. For purposes hereof, the term “Common Areas” shall mean (i) all portions of the Land other than portions upon which the Building is situated, including landscaped areas and the like, as the same may be modified from time to time by Landlord; (ii) all loading docks, corridors, lobbies, elevator cabs, stairs and other portions of the Building that would customarily be made available to tenants of the Building, as the same may be modified from time to time by Landlord; (iii) any parking deck, parking structure, or surface parking facility, and any connector from the Building thereto; and (iv) any areas which are common areas for, on, or utilized in general by tenants, owners and/or occupants of the Building, including both current and any future phases thereof.

36.2 Landlord’s Control. Except as otherwise specified in this Lease, Landlord shall, as between Landlord and Tenant, at all times during the term of the Lease have the sole and exclusive control, management and direction of the Common Areas, and may at any time and from time to time during the term exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said areas in accordance with the Rules and Regulations established by Landlord from time to time with respect thereto and except in violation of any Applicable Laws. The rights of Tenant in and to the common areas shall at all times be subject to the rights of others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from

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Tenant’s operation. Landlord may at any time and from time to time close all or any portion of the Common Areas to make repairs or changes or to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, to close temporarily any or all portions of the said areas to discourage non-customer parking, and to do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents, and invitees.

36.3 Changes and Additions. Landlord reserves the right at any time and from time to time, as often as Landlord deems desirable, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make changes, alterations, additions, improvements, repairs, relocations or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, stairways and other common facilities thereof, and to change the name by which the Building is commonly known and/or the Building’s address. Landlord reserves the right from time to time to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand and/or build additional stories on the Building; provided, however, that Landlord will use best efforts to minimize any disturbance to Tenant’s use of, access to, or quiet enjoyment of the Premises. Landlord further reserves the right at any time to alter, expand or reduce the parking facilities, to change the means of ingress thereto and egress therefrom, and to impose charges for parking in such facilities provided in no event shall Tenant’s parking rights, including access to the parking facilities or any charges for parking in such facilities amend the rights of Tenant or obligations of Landlord related to parking set forth in this Lease. In the exercise of its rights pursuant to this Section 36.3, Landlord shall use commercially reasonable and good faith efforts to minimize any disruption to Tenant or Tenant’s business operations, Tenant’s access to or quiet enjoyment of the Premises. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building, or any part thereof, other than as expressly provided in this Lease.

36.4 Tenant’s Right of Consultation – Architectural Matters. Tenant shall have the right to consult with Landlord and to provide suggestions and advice in connection with the Phase I Improvements and Phase II Improvements (as such terms are defined in Exhibit B-3 and Exhibit B-4) (“Tenant’s Architectural Matters Rights”) subject to and in accordance with the terms of this Section 36.4. Landlord shall provide to Tenant for Tenant’s review, conceptual drawings for the Phase I Improvements and Phase II Improvements substantially contemporaneously with Landlord’s receipt thereof. Upon Tenant’s written request, Landlord’s Representative and Tenant’s Representative shall meet to discuss Tenant’s notes and preferences on the conceptual drawings (a “Review Meeting”) delivered by Landlord under this Section 36.4

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(“Tenant’s Notes”). Tenant shall deliver Tenant’s Notes to Landlord no later than ten (10) Business Days following delivery to Tenant of the conceptual drawings described above, time being of the essence, and once delivered, Tenant shall not modify or supplement Tenant’s Notes. Landlord shall have no obligation with respect to Tenant’s Notes other than to attend Review Meetings for the purposes of discussing Tenant’s Notes with Tenant; provided, however, Landlord agrees to give reasonable consideration to Tenant’s Notes (and Landlord shall be deemed to have given such reasonable consideration to Tenant’s Notes if Landlord shall have responded in writing stating Landlord’s positions on Tenant’s Notes (which positions may, without limitation, include subjective disagreements with regard to matters of taste) and shall have attended meetings to discuss Tenant’s Notes (and Landlord’s responses thereto) all as provided for herein). Landlord shall not be obligated to attend more than one (1) Review Meeting with respect to each iteration of conceptual drawings delivered by Landlord under this Section 36.4. If Landlord, in Landlord’s sole but reasonable discretion, agrees with Tenant’s Notes, Landlord shall cause the conceptual drawings be revised accordingly. Upon the second (2nd) revision to the conceptual drawings pursuant to the immediately preceding sentence, Landlord shall have no further obligations under this Section 36.4. Notwithstanding anything in this Section 36.4 to the contrary, as of the date on which Tenant is obligated to lease at least fifty (50%) of the rentable square footage of the Project (the “Enhanced Design Rights Trigger”), for so long as the initial Tenant named herein shall be occupying such space, Tenant’s Architectural Matters Rights shall be expanded by amendment to this Lease to include a right of prior approval over any further design changes to the Phase I Improvements as set forth on Exhibit B-3 and Phase II Improvements as set forth on Exhibit B-4, which approval shall not be unreasonably withheld, conditioned or delayed (the “Enhanced Design Rights”). Upon the occurrence of the Enhanced Design Rights Trigger, Landlord and Tenant shall enter into an amendment to this Lease to provide for the Enhanced Design Rights including but not limited to a process for deemed approval, expedited dispute resolution, and coordination with Landlord’s obligations to the Current Lender. Landlord and Tenant shall endeavor in good faith to enter into such amendment within thirty (30) days following the occurrence of the Enhanced Design Rights Trigger. Tenant’s Architectural Matters Rights shall be null and void upon the occurrence of any of the following: (1) Tenant assigns this Lease (other than a Permitted Transfer), (2) Tenant enters into a Disqualifying Sublease, or (3) Matt Calkins ceases to be the Chief Executive Officer or other C-level executive of Tenant.

36.5 Tenant’s Rights – Project F&B Matters. Tenant shall have certain rights with respect to the food and beverage components of the Project as are particularly set forth on Exhibit B-5 (the “F&B Rights”). Tenant’s F&B rights shall be null and void upon the occurrence of any of the following: (1) Tenant assigns this Lease (other than a Permitted Transfer), (2) Tenant enters into a Disqualifying Sublease, or (3) Matt Calkins ceases to be the Chief Executive Officer or other C-level executive of Tenant.

ARTICLE 37

SALES AND AUCTIONS

Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

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ARTICLE 38

STORAGE SPACE.

During the Term, subject to the terms and conditions of this Article 38, Applicable Laws, Rules and Regulations, and insurance requirements, Tenant shall have the exclusive right to use the storage area on the first floor of the Project consisting of 294 rentable square feet and depicted on Exhibit A-18 (the “Storage Space”). The Storage Space shall be delivered in its AS IS condition. Tenant shall use the Storage Space only as storage space in connection with the business conducted by Tenant at the Premises pursuant to the Lease and for no other purpose. Beginning on the Rent Commencement Date, Tenant shall pay Nineteen and No/100 Dollars ($19.00) per rentable square foot for the Storage Space (the “Storage Space Rent”). On the first anniversary of the Rent Commencement Date and annually thereafter, the Storage Space Rent shall escalate by three percent (3%). Tenant shall not be responsible for payment of pass-throughs, utilities, or other Additional Rent with respect to the Storage Space.

ARTICLE 39

ACCESS; SECURITY.

Tenant shall have access to the Premises and the Project twenty four (24) hours a day, three hundred sixty-five (365) days a year. Landlord shall install access systems to the Common Area entrances of the Project and Landlord shall provide (a) on or before the Commencement Date, eight hundred seventy-nine (879) key cards for the original Premises, and (b) on or before the Fifth Floor Must-Take Space Commencement Date one hundred forty-four (144) key cards, and (c) on or before any other expansion space commencement date, five (5) key cards per one thousand (1,000) rentable square feet in such space, the cost of which shall be paid by Landlord. Thereafter, Tenant may obtain from the applicable security system vendor as many additional key cards as Tenant requires, at Tenant’s sole expense. All monitoring costs attributable to such system(s), if any, shall constitute Operating Expenses for all purposes hereof. The Building access system referenced above is not intended to constitute security for Tenant’s Premises. Further, Tenant shall be solely responsible (irrespective of whether Tenant installs an independent security system within the Premises and may select any type of security device and vendor for the installation thereof) for securing the Premises and Tenant’s business therein, and Landlord shall have no obligation or liability therefor. In the event that Landlord, in the exercise of its sole and absolute discretion, elects to provide any security measures, such security measures: (i) shall be for protection of the Building only; and (ii) shall not be relied upon by Tenant to protect Tenant, its property, its employees or their property. Tenant shall have the right to utilize the vendor of its choice to secure the Premises subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed.

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ARTICLE 40

AUTHORITY.

Upon written request by the other party, each of Landlord and Tenant shall furnish the other with appropriate partnership, corporate and/or other entity resolutions (if any), as applicable, confirming that the individual executing this Lease on behalf of each has been duly authorized to execute and deliver this Lease on behalf of such party and that this Lease is binding upon such party. Landlord hereby represents and warrants that the terms and provisions of this Lease have been approved by Landlord’s partners and current lender(s), and no other approvals or consents are required.

ARTICLE 41

NO ACCORD OR SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Base Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

ARTICLE 42

GENERAL PROVISIONS.

42.1 Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant and delivery of a signed copy by Landlord to Tenant.

42.2 Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

42.3 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the choice of law and/or conflict of law principles applicable in such Commonwealth).

42.4 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

42.5 Recordation. Tenant shall not record this Lease or a memorandum hereof.

42.6 Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession and enjoyment of the Premises for the Lease Term hereof, free from any disturbance or molestation, but in all events subject to all the provisions of this Lease.

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42.7 Inability to Perform; Force Majeure. Except as otherwise specified in this Lease, this Lease and the obligations of Tenant hereunder shall not be affected or impaired because either Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, for any reason including, but not limited to, war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, acts of God, or any other cause(s) beyond the reasonable control of Landlord (which causes are referred to collectively herein as “Force Majeure”). Any specified obligation of Landlord or Tenant in this Lease shall be extended one day for each day of delay suffered by Landlord or Tenant as a result of the occurrence of any Force Majeure. The foregoing notwithstanding, in no event will an event of Force Majeure extend the time within which Tenant or Landlord must perform any of its monetary obligations under this Lease. Lack of funds by either Landlord or Tenant shall not be deemed a grounds of Force Majeure.

42.8 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

42.9 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

42.10 Waiver of Consequential Damages. Except as set forth in Article 25, in no event shall either Landlord or Tenant be liable to the other for any punitive or consequential damages or damages for loss of business.

42.11 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

42.12 Survival. All indemnities set forth in this Lease that are expressly provided to survive shall survive the expiration or earlier termination of this Lease shall survive.

42.13 Time. Landlord and Tenant acknowledge that time is of the essence in the performance of any and all obligations, terms, and provisions of this Lease.

42.14 Successors. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Premises.

42.15 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties, other than that of Landlord and Tenant.

42.16 No Representations by Landlord. Neither Landlord nor any employee or agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

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42.17 Exhibits and Schedules. It is agreed and understood that any Exhibits and Schedules referred to herein, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

42.18 Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the content may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in neuter form.

42.19 Captions. All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

42.20 Counterparts. This Lease may be executed in several counterparts, but all counterparts shall constitute one and the same legal document.

42.21 Examination of Lease. Submission of this Lease for examination or signature by Tenant shall not constitute reservation of or option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

42.22 Interpretation. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

42.23 Rule Against Perpetuities. In order to ensure the compliance of this Lease with any rule against perpetuities that may be in force in the state in which the Premises are located, and without limiting or otherwise affecting either Landlord’s or Tenant’s obligations under this Lease, as stated in the other sections hereof, or modifying any other termination rights which may be set forth herein, Landlord and Tenant agree that, irrespective of the reasons therefor (other than a Default by Tenant), in the event Tenant fails to take possession of the Premises and commence paying Rent hereunder within two (2) years after the date of execution of this Lease, then this Lease, and the obligations of the parties hereunder, shall be deemed to be null and void and of no further force and effect. Without affecting the specific timing requirements otherwise applicable thereto under this Lease, any and all options granted to Tenant under this Lease (including, without limitation, expansion, renewal, right of first refusal, right of first offer, and like options) must be exercised by Tenant, if at all, during the term or Renewal Terms of this Lease.

42.24 Confidentiality. Landlord and Tenant acknowledge that the terms and conditions of this Lease, and any financial or other non-public information provided by Tenant to Landlord, are to remain confidential during the Term, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided, however, such party’s consent shall not be required in the event the other party is reasonably required to disclose the terms of the Lease to its advisors, consultants, lenders, or potential advisors, business partners or buyers or if required under any Applicable Law so long as such parties comply with the terms of this Section 42.24. The consent by any party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure.

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42.25 OFAC. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering Laws, including, without limitation, the USA Patriot Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

42.26 Resident Agent. Landlord’s resident agent for the service of any process, notice, order or demand required or permitted by law to be served upon Landlord is Corporation Service Company, Bank of America Center, 16th Floor, 1111 East Main Street, Richmond, VA 23219.

ARTICLE 43

RULES AND REGULATIONS.

Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, and any commercially reasonable future Rules and Regulations that, from time to time, are promulgated by Landlord and delivered to Tenant in writing. In the event of any conflict between the terms of the Lease and the Rules and Regulations, the terms of the Lease shall govern and control. Landlord agrees not to enforce the Rules and Regulations in a manner that discriminates against Tenant.

ARTICLE 44

WAIVER OF COUNTERCLAIM AND TRIAL BY JURY.

LANDLORD AND TENANT WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. EXCEPT FOR MANDATORY CLAIMS THAT WOULD OTHERWISE BE WAIVED, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF BASE RENT OR ADDITIONAL RENT IN A SUMMARY PROCEEDING FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT OR OTHER ACTION OR SUMMARY PROCEEDING BASED ON TERMINATION, HOLDOVER OR OTHER DEFAULT IN WHICH LANDLORD SEEKS REPOSSESSION OF THE PREMISES FROM TENANT.

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ARTICLE 45

RIGHT OF FIRST OFFER TO PURCHASE PROJECT.

45.1 Right of First Offer to Purchase. If during the Term Landlord intends to offer for sale the Project (including by means of a sale directly or indirectly of the partnership interests, membership interests, stock or other equity interests of Landlord or by means of a merger of Landlord) (the “Right of First Offer Property”) to any unaffiliated third party purchaser, Landlord shall first give written notice to Tenant of the purchase price (the “Offer Price”) and other material terms upon which Landlord is willing to sell such Right of First Offer Property (“Landlord’s Offer Notice”). Landlord’s Offer Notice shall set forth the material economic terms and conditions (including, without limitation, a statement regarding whether the Project will be sold free and clear of all deeds of trust, mortgages or other similar instruments affecting the Project) under which Landlord is willing to sell the Right of First Offer Property to Tenant (the “Material Terms”), but shall not constitute an agreement between the parties or an offer to sell such Right of First Offer Property. Tenant shall have the one time right of first offer (“Right of First Offer”) to buy such Right of First Offer Property upon the economic terms and conditions contained in Landlord’s Offer Notice and the terms of this Article 45, provided Tenant, within thirty (30) days (the “Exercise Period”) after receipt of Landlord’s Offer Notice, delivers written notice (the “Purchase Commitment”) to Landlord of Tenant’s desire to pursue the proposed sale transaction described in Landlord’s Offer Notice.

45.2 Excluded Sales. As used in this Article 45, “unaffiliated third-party purchaser” shall specifically exclude a purchaser which (i) is an affiliate of Landlord, (ii) is acquiring the Right of First Offer Property by eminent domain or threat of eminent domain, and (iii) is acquiring the Right of First Offer Property in connection with the enforcement of any Encumbrance (i.e., by foreclosure or exercise of power of sale). As used herein, an “affiliate” of Landlord shall mean an entity (a) which owns a majority of Landlord’s voting equity; (b) which is wholly owned by Landlord (or any of its direct or indirect constituent members) or at least fifty-one percent (51%) of whose voting equity is owned by Landlord (or any of its direct or indirect constituent members); or (c) which is controlled, controlling or under common control with Landlord (control being defined for such purposes as ownership of at least fifty percent (50%) of the equity interests in, and the power to direct the management of, the relevant entity).

45.3 Purchase Agreement. If Tenant timely delivers the Purchase Commitment, then Landlord and Tenant shall work diligently to agree upon, execute and deliver a mutually agreeable purchase agreement (“Purchase Agreement”) as soon as reasonably practical, which shall include the following information: (a) the “Closing Date”; (b) the name and address of the title and escrow company (which shall be designated by Tenant and shall be a reputable national title and escrow company); (c) the effective date of the Purchase Agreement; and (d) any other exhibits and information as may be required in the Purchase Agreement, as mutually and reasonably approved by the parties. Within three (3) Business Days following Tenant’s delivery of the Purchase Agreement, as executed by Tenant, Landlord shall counter-sign the three (3) originals of the Purchase Agreement executed by Tenant and deliver all three (3) executed originals to escrow company for further handling in accordance with the terms of the Purchase Agreement. Notwithstanding anything in this Article 45 to the contrary, if Landlord and Tenant shall have failed to enter into a Purchase Agreement containing terms satisfactory to Landlord

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and Tenant, each acting in their respective sole and absolute judgment, within thirty (30) days following the delivery of a Purchase Commitment, the Right of First Offer shall lapse and neither Landlord nor Tenant shall have any further rights or obligations under this Article 45, in which case Landlord shall be free to sell the Project on such terms and conditions to such purchasers as Landlord shall determine in its sole and absolute judgment. Tenant hereby knowingly and voluntarily waives any claims or causes of action that Landlord acted in bad faith in discharging the obligations provided for in this Article 45.

45.4 Landlord’s Rights. Time is of the essence with respect to the exercise by Tenant of its rights granted under this Article 45. If Tenant fails to deliver to Landlord the Purchase Commitment within the Exercise Period, or enter into the Purchase Agreement within the aforesaid thirty (30) day period, Landlord shall thereafter have the unconditional right to offer, negotiate and sell the Right of First Offer Property to any party at the same price or at a price not less than ninety-two and one-half percent (92.5%) of the Offer Price and on the same Material Terms within the two hundred seventy (270) day period (the “Sale Period”) following the earlier of (i) Tenant’s written rejection of Landlord’s Offer Notice and (ii) the expiration of the Exercise Period. If Landlord is required to give Tenant a second Landlord’s Offer Notice because (A) the offering price is more than seven and one-half percent (7.5%) less than the Offer Price, (B) there is any change in the Material Terms or (C) Landlord fails to sell the Project during the Sales Period, then Landlord shall be required to deliver a new Landlord’s Offer Notice (including the new price and any change to the Material Terms) to Tenant and Tenant shall have only thirty (30) days after receipt of such notice from Landlord to indicate its willingness to buy the Right of First Offer Property at on the terms set forth therein.

45.5 Further Conditions Precedent. Tenant’s Right of First Offer shall be subject to the fulfilment of the following additional conditions precedent: (1) Tenant has not assigned the Lease or sublet any portion of the Premises other than pursuant to a Permitted Transfer, and (2) Tenant shall be current in the payment of Rent and not then be in an Event of Default under any of the other terms, covenants or conditions of this Lease after written notice and beyond the expiration of any applicable notice and cure periods, on Tenant’s part to observed or performed. Upon the failure of either of the conditions set forth in clause (1) or clause (2) of this Section 45.5, the Right of First Offer shall be null and void and of no further force or effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease, or have caused this Deed of Lease to be executed on their respective behalves by their duly authorized officers, as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

TAMARES 7950 OWNER LLC, a Delaware limited liability company

	By:	/s/ Chaim “Poju” Zabludowicz
	Name:	Chaim “Poju” Zabludowicz
	Title:	President and CEO

TENANT:

APPIAN CORPORATION, a Delaware corporation

	By:	/s/ Matthew W. Calkins
	Name:	Matthew W. Calkins
	Title:	Chief Executive Officer

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EXHIBIT A-1

TWELFTH FLOOR PREMISES

(SEE ATTACHED)

Ex. A-1, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 12 SOUTH Monday, April 09, 2018

Ex. A-1, Page 1 of 1

EXHIBIT A-2

ELEVENTH FLOOR PREMISES

(SEE ATTACHED)

Exhibit A-2, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 11 SOUTH Monday, April 09, 2018

Ex. A-2, Page 1 of 1

EXHIBIT A-3

TENTH FLOOR PREMISES

(SEE ATTACHED)

Exhibit A-3, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 10 SOUTH Monday, April 09, 2018

Ex. A-3, Pg. 1 of 1

EXHIBIT A-4

NINTH FLOOR PREMISES

(SEE ATTACHED)

Exhibit A-4, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 9 SOUTH Monday, April 09, 2018

Ex. A-4, Page 1 of 1

EXHIBIT A-5

EIGHTH FLOOR PREMISES

(SEE ATTACHED)

Exhibit A-5, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 8 SOUTH Monday, April 09, 2018

Ex. A-5, Page 1 of 1

EXHIBIT A-6

SEVENTH FLOOR PREMISES

(SEE ATTACHED)

[TO BE PROVIDED]

Exhibit A-6, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 7 SOUTH Monday, April 09, 2018

Ex. A-6, Pg. 1 of 1

EXHIBIT A-7

SIXTH FLOOR PREMISES

(SEE ATTACHED)

Exhibit A-7, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 6 SOUTH Monday, April 09, 2018

Ex. A-7, Page 1 of 1

EXHIBIT A-8

FIFTH FLOOR MUST-TAKE PREMISES

(SEE ATTACHED)

Exhibit A-8, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 5 SOUTH Monday, April 09, 2018

Ex. A-8, Pg. 1 of 1

EXHIBIT A-9

NINTH FLOOR EXPANSION SPACE

(SEE ATTACHED)

Exhibit A-9, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 9 NORTH Monday, April 09, 2018

Ex. A-9, Page 1 of 1

EXHIBIT A-10

EIGHTH FLOOR EXPANSION SPACE

(SEE ATTACHED)

Exhibit A-10, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 8 NORTH Monday, April 09, 2018

Ex. A-10, Page 1 of 1

EXHIBIT A-11

SEVENTH FLOOR EXPANSION SPACE

(SEE ATTACHED)

Exhibit A-11, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 7 NORTH Monday, April 09, 2018

Ex. A-11, Pg. 1 of 1

EXHIBIT A-12

UNILATERAL EXPANSION SPACE

(SEE ATTACHED)

Exhibit A-12, Cover Page

UNILATERAL EXPANSION SPACE

Floor	Space	RSF	Total

Terrace	TERR01	2,520

Terrace	TERR02	2,476

Terrace	TERR03	1,936

	Subtotal	6,932	6,932

1	0101	2,110

1	0101A	4,709

1	0109A	1,185

1	0111	4,801

1	0111A	1,124

1	0113	3,596

1	0120	6,741

1	0127	6,805

	Subtotal	31,071	31,071

2 South	0201		17,864

3 South	0301		25,701

4 North	total floor		34,158

4 South	total floor		28,805

5 North	total floor		34,158

	Total		178,689

Ex. A-12, Pg. 1 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 2 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 3 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 4 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 5 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 6 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 7 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 8 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 1 Tuesday, April 10, 2018

Ex. A-12, Pg. 9 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 2 - No Theme Monday, April 09, 2018

Ex. A-12, Pg. 10 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 3 - No Theme Monday, April 09, 2018

Ex. A-12, Pg. 11 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 4 NORTH Monday, April 09, 2018

Ex. A-12, Pg. 12 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 4 SOUTH Monday, April 09, 2018

Ex. A-12, Pg. 13 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 5 NORTH Monday, April 09, 2018

Ex. A-12, Pg. 14 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) TERRACE Tuesday, April 10, 2018

Ex. A-12, Pg. 15 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) TERRACE Tuesday, April 10, 2018

Ex. A-12, Pg. 16 of 17

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) TERRACE Tuesday, April 10, 2018

Ex. A-12, Pg. 17 of 17

EXHIBIT A-13

TENANTED SPACE

(GANNETT SPACE)

(SEE ATTACHED)

Exhibit A-13, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 2 - No Theme Monday, April 09, 2018

A-13, Pg. 1 of 2

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 3 - No Theme Monday, April 09, 2018

A-13, Pg. 2 of 2

EXHIBIT A-14

TENANTED SPACE

(OCTAGON SPACE)

(SEE ATTACHED)

Exhibit A-14, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 7 NORTH Monday, April 09, 2018

Ex. A-14, Pg. 1 of 1

EXHIBIT A-15

TENANTED SPACE

(FN SPACE)

(SEE ATTACHED)

Exhibit A-15, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 6 NORTH Tuesday, April 10, 2018

Ex. A-15, Pg. 1 of 1

EXHIBIT A-16

TENANTED SPACE

(INSPERITY SPACE)

(SEE ATTACHED)

Exhibit A-16, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 6 NORTH Tuesday, April 10, 2018

Ex. A-16, Pg. 1 of 1

EXHIBIT A-17

SERVER CLOSET

(SEE ATTACHED)

Exhibit A-17, Cover Page

7950 Jones Branch Drive, VA (BOMA 2017 – A CAPPED) FLOOR 6 SOUTH Monday, April 09, 2018

Ex. A-17, Pg. 1 of 1

EXHIBIT A-18

STORAGE SPACE

(SEE ATTACHED)

Exhibit A-18, Cover Page

1st Floor storage location

Ex. A-18, Page 1 of 1

EXHIBIT B-1

SITE PLAN

(SEE ATTACHED)

Exhibit B-1, Cover Page

Ex. B-1, Page 1 of 1

EXHIBIT B-1.1

FOURTH FLOOR OUTDOOR SPACE

(SEE ATTACHED)

Exhibit B-1.1, Cover Page

Ex. B-1.1, Page 1 of 1

EXHIBIT B-1.2

DEPICTION OF LIGHTED SIGNS

(SEE ATTACHED)

Exhibit B-1.2, Cover Page

CHANNEL

16'-8"
Appian
6'-10 1/2"

SOUTH TOWER - WEST - ELEVATION
SCALE: 1/16" = 1'
SQ.FT.-144.5

16'-8"
Appian
6'-10 1/2"

NORTH TOWER - EAST - ELEVATION
SCALE: 1/16" = 1'
SQ.FT.-144.5

This sign is intended to be installed in accordance with the requirements of Article 600 of the current National Electrical Code and/or other applicable local codes. This includes proper grounding and bonding of the sign.

SIGN IS WIRED FOR 120 VOLTS UNLESS OTHERWISE SPECIFIED

JackStoneSigns JACKSTONESIGNS.COM
3131 Pennsy Drive, Landover, MD 20785 / phone (301) 322-3323 / fax (301) 322-8407

CUSTOMER	Appian	DWG. NO.	7216
ADDRESS	7950 Jones Branch Drive	SCALE	NOTED
CITY	McLean	DATE	03/23/18
STATE	VA	DESIGNER	HOTZ
FILE NAME	Appian_McLean VA (Channel)	CONTACT	Todd Stone

REVISIONS
040318 SGH UPDATED POSITION OF SIGN
032018 SGH UPDATED SIZE OF SIGN

Notice: This drawing is an original design created by Jack Stone Sign Company, and is submitted for use in conjunction with this project only. This drawing cannot be duplicated, altered, or exhibited in any fashion without authorization from Jack Stone Sign Company. This drawing remains the property of Jack Stone Sign Company and any unauthorized use or exhibition will result in a design fee.

REQUIRED ELECTRICAL SERVICE TO SIGN LOCATION IS TO BE PROVIDED BY OTHERS

Ex. B-1.2, Page 1 of 2

CHANNEL

16'-8"
Appian
6'-10 1/2"

SOUTH TOWER - WEST - ELEVATION

SCALE: 1/8" = 1'

SQ> FT.: 144.5

16'-8"
Appian
6'-10 1/2"

NORTH TOWER- EAST - ELEVATION

SCALE: 1/8" = 1'

SQ> FT.: 144.5

This sign is intended to be installed in accordance with the requirements of Article 600 of the current National Electrical Code and/or other applicable local codes. This includes proper grounding and bonding of the sign.

SIGN IS WIRED FOR 120 VOLTS UNLESS OTHERWISE SPECIFIED

JackStoneSigns JACKSTONESIGNS.COM

3131 Penney Drive, Landover, MD 20785 / phone (301) 322-3323 / fax (301) 322-8407

CUSTOMER	Appian	DWG. NO.	7216
ADDRESS	7950 Jones Branch Drive	SCALE	NOTED
CITY	McLean	DATE	03/23/18
STATE	VA	DESIGNER	HOTZ
FILE NAME	Appian_McLean VA (Channel)	CONTACT	Todd Stone

REVISIONS

040318 SGH UPDATED POSITION OF SIGN

032618 SGH UPDATED SIZE OF SIGN

Notice: This drawing is an original design created by Jack Stone Sign Company, and is submitted for use in conjunction with this project only. This drawing cannot be duplicated, altered, or exhibited in any fashion without authorization from Jack Stone Sign Company. This drawing remains the property of Jack Stone Sign Company and any unauthorized use or exhibition will result in a design fee.

REQUIRED ELECTRICAL SERVICE TO SIGN LOCATION IS TO BE PROVIDED BY OTHERS

Ex. B-1.2, Page 2 of 2

EXHIBIT B-1.3

LOCATIONS FOR LIGHTED SIGNS

(SEE ATTACHED)

Exhibit B-1.3, Cover Page

Ex. B-1.3, Page 1 of 1

EXHIBIT B-1.4

MONUMENT SIGNAGE

(SEE ATTACHED)

Exhibit B-1.4, Cover Page

Monument signage location

6

6
VALO
PARK
GANNETT
USA TODAY
TEGNA
OCTAGON
TAMARES
7950

Ex. B-1.4, Page 1 of 1

EXHIBIT B-1.5

TENANT’S ROOFTOP ADVERTISING AREA

(SEE ATTACHED)

Exhibit B-1.5, Cover Page

Ex. B-1.5, Page 1 of 1

EXHIBIT B-1.6

EXISTING GANNETT SIGNAGE

(SEE ATTACHED)

Exhibit B-1.6, Cover Page

Ex. B-1.6, Page 1 of 1

EXHIBIT B-1.7

EXISTING MARKETING SIGNS TO BE REMOVED

(SEE ATTACHED)

Exhibit B-1.7, Cover Page

Marketing signage location

5

SIGNAGE
OPPORTUNITY
5

Ex. B-1.7, Pg. 1 of 1

EXHIBIT B-1.8

LOCATION OF LOBBY SIGN

(SEE ATTACHED)

Exhibit B-1.7, Cover Page

B-1.8, Page 1 of 1

EXHIBIT B-2

LOCATION OF RESERVED PARKING SPACES

(SEE ATTACHED)

Exhibit B-2, Cover Page

Ex. B-2, Page 1 of 1

EXHIBIT B-3

DESCRIPTION OF PHASE I IMPROVEMENTS

1.	Design and construction of new lobby security desk to be located in front of lobby staircase closer to the main building entrance.

2.	New platform with seating to be constructed in lobby adjacent to existing L shaped water feature.

3.	New coffee / wine bar to be designed and constructed in location of old security desk in lobby.

4.	New Modern furniture throughout lobby.

5.	Existing lobby market to be redesigned and constructed to a Grab and Go open concept.

6.	Existing auditorium entrance to be demolished and redesigned using glass panels and full height glass doors and cosmetically upgrade auditorium interior.

7.	New Serpentine Ipe benches to be designed and constructed on exterior patio adjacent to Koi pond.

8.	New patio furniture installed in grass area across from Koi pond

Exhibit B-3, Page 1 of 1

EXHIBIT B-4

DESCRIPTION OF PHASE II IMPROVEMENTS

1)	Explore cosmetic upgrades to the Conference Center.

2)	Explore cosmetic upgrades to the Fitness Center.

3)	Explore cosmetic upgrades to the walkway/patio connecting the 4th floors of the North and South Towers.

4)	Conduct a redesign and reprogramming of the Cafeteria as described in Exhibit C-1 and Exhibit B-5.

5)	Creation of a new restaurant as described in Exhibit B-5.

6)	Disposition of the Security Shack in a manner as described in Exhibit C-1.

Exhibit B-4, Page 1 of 1

EXHIBIT B-5

TENANT’S F&B RIGHTS

Landlord hereby acknowledges and agrees that as a material inducement to Tenant to enter into this Lease, Landlord has agreed to make certain modifications to the Project and the amenities therein and to provide Tenant with an opportunity to provide meaningful input throughout the process to create a Project that is well known and acclaimed for its food and beverage. Therefore, Landlord hereby covenants and agrees to the following:

1. Restaurant. Landlord shall proceed in good faith and use reasonable efforts to recruit and execute a lease for a first-class sit down, white table-cloth restaurant to be located in the Project (“Restaurant”), subject to all Applicable Laws, including without limitation zoning and county approvals. Tenant shall have the right, but not the obligation, to participate in and provide input to, the selection of such Restaurant. Landlord shall provide Tenant with the opportunity to meet with Landlord’s retail consultants and to provide input with regard to all aspects of the selection, including the style and cuisine/menu for the Restaurant. Landlord shall give reasonable consideration to all such Tenant input and preferences in connection therewith, provided, however, that each and every determination of Landlord with regard to the Restaurant shall be final and binding in all respects and Landlord shall have no liability to Tenant in connection therewith. In the event such a Restaurant fails to open to the public in the Project prior to November 1, 2020 (the “Target Opening Date”), the Base Rent shall be reduced by the amount of $10,000.00 per month commencing with the Base Rent due on November 1, 2020 and continuing until such Restaurant is open to the public. Notwithstanding the foregoing, the Target Opening Date shall be extended by one day for each day of delay caused by Tenant Delays (as hereafter defined). For the purposes hereof, the term “Tenant Delays” means any actual delay which is attributable to (i) Tenant’s failure to provide input to Landlord in a timely manner, (ii) Tenant’s repeated failure to be available to attend meetings with Landlord and its consultants, provided, however, that Landlord has given Tenant reasonable advance notice thereof and further provided the meetings are scheduled during normal business hours, or (iii) any other act or neglect of Tenant that materially impedes Landlord’s progress towards causing the Restaurant to be identified, constructed, decorated or opened by the Target Opening Date all as determined by Landlord in Landlord’s sole but reasonable judgment. Landlord shall provide Tenant with two (2) Business Days prior notice of the existence of any fact or circumstance that, if not cured by Tenant, would constitute Tenant Delays together with the steps that Tenant must take to avoid such Tenant Delays.

2. Cafeteria. Throughout the Term of the Lease, and subject to Applicable Laws, the Building will contain an eating facility for use by Tenant, its employees, guests and invitees as well as other tenants or occupants of the Building (the “Cafeteria”), which shall be at least as good as the Valo Park Phase 2 Cafeteria Plans dated December 22, 2016 (“Landlord’s Plans”). Landlord shall provide Tenant the opportunity to provide input and reasonable approval of the rebranding of the cafeteria. Landlord and Tenant shall work diligently and in good faith to establish a mutually agreed upon plan for the cafeteria to meet the standards set forth in Landlord’s Work. Landlord shall endeavor to achieve final completion of Landlord’s Work related to the Cafeteria on or before May 1, 2019, provided that such date shall be subject to extension for delays caused by Tenant Delays or Force Majeure and provided, further that Landlord shall not be in default of its obligations under this Lease if the Cafeteria is not completed by such date (as may be extended pursuant to this sentence). Notwithstanding anything herein to the contrary, Landlord acknowledges that Landlord’s commitment to establishing a “best in class” experience and establishing an eating facility that is “famous for food” was a material inducement to Tenant agreeing to this Lease. Nevertheless, Landlord and Tenant agree that Landlord must maintain ultimate decision-making rights regarding operations of the Building that have an impact over other tenants or occupants of the Project. Notwithstanding the foregoing, Landlord and Tenant agree as follows:

(a) Landlord shall investigate the costs of using supreme quality, organic ingredients in Cafeteria menu items and shall present a complete analysis of the increased Cafeteria costs involved in using organic ingredients to Tenant for its consideration. Tenant shall have the right to elect to cause

Exhibit B-5, Page 1 of 2

Landlord to replace some or all of the Cafeteria menu items with organic ingredients. In the event Tenant elects to replace some or all of the Cafeteria items with organic ingredients, Landlord shall proceed with such replacement as soon as reasonably practical and following Landlord’s inclusion of the organic ingredients selected by Tenant in the Cafeteria menu, Tenant shall pay the actual additional cost therefore.

(b) Landlord and/or Landlord’s property manager shall meet with Tenant on a quarterly basis (or more frequently if requested by Tenant) and Tenant shall have a good faith opportunity to review and provide input on Cafeteria menus on an ongoing basis. Landlord shall provide Tenant with an estimate of the increased costs, if any, associated with any changes to the Cafeteria menu requested by Tenant. In the event Tenant elects to pay the actual increased ingredient costs, Tenant’s requests shall be implemented by Landlord. [In no event shall Tenant be charged any administrative or overhead costs for the review and or implementation of changes to the Cafeteria menu.

(c) Landlord shall ensure that the Cafeteria operator has sufficient technology to support Tenant offering a discount on Cafeteria food to Tenant employees with monthly reports and reporting as reasonably required by Tenant.

(d) Landlord shall not lease any space or otherwise hire a service provider to provide food, beverage or any other amenity service to the Project, (including the Restaurant) or change the executive chef of the Cafeteria without first consulting with Tenant and giving reasonable consideration to any advice or suggestions provided by Tenant. Landlord shall consult with and allow Tenant a good faith opportunity to influence the brand, image, quality and type of service provided so that Tenant can be assured it is of the highest image and quality, provided, however, that Landlord’s determinations as to each of the foregoing matters shall be final and binding and without liability to Landlord. Notwithstanding the foregoing, from and after the date upon which the Premises shall have been expanded to include more than half the rentable square footage of the Project, Landlord shall not enter into any lease with a provider of services or amenities to the Project without first obtaining Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(e) In the event Tenant determines, in its good faith judgment, that the executive chef or the vendor operating the Cafeteria is not meeting its standards, Tenant may deliver written notice thereof to Landlord and Landlord shall consult with Tenant and give reasonable consideration to any advice or suggestions provided by Tenant. In the event the quality fails to improve to a level reasonably acceptable to Tenant within sixty (60) days after Landlord’s receipt of Tenant’s written notice that the executive chef or vendor operating the Cafeteria is not meeting its standards, Tenant shall have the right to require Landlord to replace the vendor or executive chef with a vendor or executive chef, as applicable, reasonably acceptable to Tenant provided the Premises shall have been expanded to include more than half the rentable square footage of the Project.

3. Food Trucks. Throughout the Term of the Lease, subject to all Applicable Laws, Landlord shall make space available for up to two (2) food trucks to provide service to the Project within a reasonable distance of the main entrance to the Building, on at least two (2) business days of the week and weather permitting. Landlord shall use diligent and good faith efforts to invite food trucks to provide service to the Project on a rotating basis, and Tenant shall be permitted to invite individual food trucks to service the Project in coordination with Landlord.

(a) In the event that the food trucks require “minimums” or any subsidization, Landlord shall provide Tenant with an analysis of such costs, and subject to Tenant’s approval thereof, Tenant shall be responsible for such costs. Tenant’s agreement to be responsible for such costs is a condition precedent to Landlord’s obligations under Paragraph 3. Additionally, Landlord shall have discretion to discontinue the food truck service should Landlord determine in its reasonable judgment that the food truck service is negatively impacting the Project and its in place amenities; provided, however, that before exercising such discretion, Landlord shall first meet with Tenant to discuss any issues in order to determine if there is a mutually agreeable remedy.

Exhibit B-5, Page 2 of 2

EXHIBIT C-1

BASE BUILDING WORK LETTER

Landlord covenants and agrees to perform the following base scope of work (“Landlord Work”) with respect to the Project in accordance with the Lease, including this Exhibit C-1 (this “Base Building Work Letter”). Tenant shall have the right, but not the obligation, to participate in and provide input regarding the Landlord Work, with Landlord giving reasonable consideration to all such input and preferences made by Tenant, and the Landlord team, including without limitation its property managers, architects, engineers and property managers, will be instructed by Landlord to prioritize and be responsive to Tenant’s requests. Landlord shall perform the following scope of work with respect to the Project subject to Tenant’s reasonable, good faith, advance consultation and to the terms and conditions set forth herein. All dates for performance set forth below are intended as targets only and shall be subject to extension by reason of Tenant Delays. Landlord shall not be in default of its obligations under this Lease if Landlord does not meet such target dates (as may be extended in accordance with the prior sentence) provided the work required to be performed is completed no later than the Commencement Date.

1)	Phase I Improvements: Landlord shall endeavor to achieve final completion of the Building lobby, main corridors and the Project amenities identified as the Phase I Improvements on Schedule A attached hereto and incorporated by April 1, 2018.

2)	Conference Center: Landlord shall explore cosmetic upgrades of the Conference Center but shall have no obligation to perform upgrades. In no event shall the Conference Center be materially modified or reduced in size and Landlord shall not remove and/or replace any of the furniture, fixtures or equipment located therein, except in its efforts to upgrade the Conference Center, without the express consent of Tenant.

3)	Auditorium: Landlord shall endeavor to achieve final completion of the new entry to the Auditorium no later than April 1, 2018. In no event shall the Auditorium be reduced in size or materially modified in any way, with the exception of the new entry, without the express consent of Tenant.

4)	Cafeteria: Landlord shall conduct a redesign and reprogramming of the Cafeteria in accordance with the requirements set forth in Exhibit B-5. Landlord shall consult with Tenant, and Tenant shall have the right to participate in and provide input regarding the design and character of the Cafeteria and Landlord shall give reasonable consideration to all such input and preferences made by Tenant prior to finalizing any plans for the redesign and reprograming of the Cafeteria.

5)	Fitness Facility: Landlord shall explore cosmetic upgrades to the Fitness Facility but shall have to obligation to perform such upgrades

6)	Fins: Landlord shall endeavor to replace all of the Project’s exterior glass “fins” prior to the Delivery Date.

7)	Walkway/Patio: Landlord shall work diligently to upgrade the walkway/patio connecting the 4th floors of the two Towers. Landlord shall remove the existing trees and replace them with alternative trees that are aesthetically pleasing and do not interfere with Koi pond as determined by Landlord in Landlord’s sole but reasonable judgment.

8)	Security Shack: Landlord and Tenant shall discuss and coordinate disposition of the security shack at the entrance of Jones Branch Drive, which shall include at a minimum the removal of the advertising thereon. Landlord shall explore a different use for the security shack but shall have no obligation to change the existing use

Exhibit C-1, Page 1 of 2

SCHEDULE A TO EXHIBIT C-1

PHASE I IMPROVEMENTS

1.	Design and construction of new lobby security desk to be located in front of lobby staircase closer to the main building entrance.

2.	New platform with seating to be constructed in lobby adjacent to existing L shaped water feature.

3.	New coffee / wine bar to be designed and constructed in location of old security desk in lobby.

4.	New Modern furniture throughout lobby.

5.	Existing lobby market to be redesigned and constructed to a Grab and Go open concept.

6.	Existing auditorium entrance to be demolished and redesigned using glass panels and full height glass doors and cosmetically upgrade auditorium interior.

7.	New Serpentine Ipe benches to be designed and constructed on exterior patio adjacent to Koi pond.

8.	New patio furniture installed in grass area across from Koi pond

Exhibit C-1, Page 2 of 2

EXHIBIT C-1.1

PROJECT AMENITIES

Landlord shall have operational as of the Lease Commencement Date and maintain each throughout the Lease Term (except as may otherwise be agreed to by Tenant) consistent with Comparable Buildings the amenities identified below. Tenant’s sole remedy for Landlord’s breach of any of the obligations set forth in this Exhibit C-1.1 shall be specific performance (other than with respect to Landlord’s obligations in connection with the Restaurant for which Tenant shall also be entitled to the partial Rent abatement described in Exhibit B-5).

1. Landlord shall provide a shuttle bus for the non-exclusive use by tenants of the Project, with mutually agreed upon non-exclusive branding for Tenant (the “Shuttle”). Landlord and Tenant shall mutually agree upon the size of the Shuttle and routes driven. Tenant shall have the right to reasonably determine and adjust operational timeframes based on the needs of Tenant. As of the date hereof, the Shuttle shall operate as follows: (a) between the Project and the closest Metrorail station between the hours of 7 a.m. and 10:30 a.m. and 4 p.m. and 8 p.m. each business day on the quarter hour; and (b) on a circuit between the Project, Tysons I, and Tysons II malls during the hours of 11 a.m. through 2:30 p.m. each business day on the quarter hour, traffic permitting.

2. The Cafeteria as set forth in Exhibit B-5.

3. The Fitness Facility, as set forth in Section 7.4 of the Lease. The Fitness Facility shall include no fewer lockers and showers than exists on the date of this Lease, which Tenant’s employees may use at no additional charge.

4. The conference center located on the main (lobby) floor of the Building for the use of tenants of the Project on a first-come first-serve reservation basis pursuant to Landlord’s then current reasonable rates for half-day or full day usage (“Conference Center”). Landlord shall provide Tenant with free usage of each individual room of the Conference Center four (4) times for up to eight (8) hours per instance on an annual basis with reasonable prior notice by Tenant. Landlord shall ensure that other tenants shall not over-use the Conference Center so that Tenant will realize at least its proportionate share of the Conference Center based on the amount of square feet leased by Tenant. Notwithstanding anything herein to the contrary, costs for catering or audio visual support services provided to Tenant shall be at Tenant’s expense for the reasonable and actual cost thereof. Landlord shall maintain the Conference Center and the furniture, fixtures and equipment located therein in a manner that is consistent with Comparable Buildings and in no event shall the size of the Conference Center be materially reduced beyond its size as of the Effective Date hereof.

5. The auditorium for the use of tenants of the Project on a first-come first-serve reservation basis pursuant to Landlord’s then current reasonable rates for half-day or full day usage (“Auditorium”). Landlord shall provide Tenant with free usage of the Auditorium four (4) times for up to eight (8) hours per instance on an annual basis with reasonable prior notice. Landlord shall ensure that other tenants shall not over-use the Auditorium so that Tenant will realize at least its proportionate share of the Conference Center based on the amount of square feet leased by Tenant. Notwithstanding anything herein to the contrary, costs for catering or audio visual support services shall be at Tenant’s expense.

6. The Restaurant as defined in Exhibit B-5.

7. Building lobby area amenities acceptable to Tenant, including without limitation, a café and lobby shop, which shall be constructed by Landlord and operational on or before the Lease Commencement Date. Tenant agrees that the obligation set forth in this Paragraph 7 has been fulfilled by Landlord as of the date hereof.

Exhibit C-1.1, Page 1 of 2

8. All of the outdoor amenities in existence as of the Effective Date hereof, including without limitation, tennis courts, basketball courts and paved running track for the use of Tenant and its employees. In the event Tenant reasonably determines that the outdoor amenities set forth in this paragraph 8 are being over utilized by Landlord or other tenants or occupants of the Project, Tenant shall have the right to require Landlord to institute a reservation system reasonably acceptable to Landlord and, provided Tenant has not assigned this Lease (other than a Permitted Transfer) and has not entered into a Disqualifying Sublease, giving Tenant first priority to reserve the outdoor amenities.

9. For so long as such services (or their equivalent) shall continue to be available pursuant to Applicable Law, free Uber (or equivalent car service provider) rides for tenants of the Project to and from Tysons Galleria, Tysons Corner Center, Tysons Corner Metro Station, and McLean Metro Station shall be provided.

10. “Be Well Team” or equivalent branded concierge service.

11. Free and professional quality WI-FI, with business grade AP, throughout the Common Areas of the Project.

12. On-site property management, which shall at all times manage, operate and maintain the Building and its services in accordance with Comparable Buildings.

13. A security desk staffed twenty four hours a day, seven days a week, with security cameras.

Exhibit C-1.1, Page 2 of 2

EXHIBIT C-2

WORK LETTER

The following terms and conditions shall govern the construction of the Original Premises Tenant Improvements (hereinafter defined) and the Fifth Floor Tenant Improvements (hereinafter defined). If there is any direct and express conflict between the terms and conditions of this Exhibit C-2 (“Work Letter”) and the terms and conditions of the Deed of Lease (“Lease”) by and between Tamares 7950 Owner LLC (“Landlord”) and Appian Corporation (“Tenant”), the terms of this Work Letter shall control for purposes of design and construction of the Original Premises Tenant Improvements and the Fifth Floor Tenant Improvements. All references in this Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Letter is attached as Exhibit C-2. Capitalized terms not otherwise defined in this Work Letter shall have the meaning set forth in the Lease.

SECTION 1

DELIVERY CONDITION OF PREMISES

1.1 Landlord shall deliver the Original Premises and the Fifth Floor Must-Take Space (as such terms are defined in the Lease, and collectively referred to in this Work Letter as the “Premises”) to Tenant and Tenant shall accept the Premises in broom clean and in its current “As-Is” condition existing as of the date of the Lease, with all Building systems, life/safety, electrical, plumbing and VAVs servicing the Premises in good working order and condition (“Delivery Date”). Except as otherwise specifically provided in this Lease, including all of the exhibits, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project. During Tenant’s construction of its tenant improvements, if Tenant becomes aware of any noncompliance with the conditions for delivery described in Section 1 of this Work Letter (a “Non-Complying Construction Item”), then Tenant shall promptly (and in all events within five (5) business days of Tenant’s becoming actually aware of the same) deliver written notice to Landlord thereof (“Deficiency Notice”). Upon Landlord’s prompt confirmation of the Non-Complying Construction Item, Landlord shall advise Tenant if (a) Landlord shall use commercially reasonable efforts to promptly complete any work necessary to remedy any matters identified in the Deficiency Notice at Landlord’s sole cost and expense, or (b) Landlord shall allow Tenant’s contractor to complete any work necessary to remedy any matters in the Deficiency Notice at Landlord’s sole cost and expense. In addition, Tenant shall have the right for a period of one (1) year after the date of Delivery to identify any latent defects in the Landlord Work.

SECTION 2

TENANT IMPROVEMENTS

2.1 Original Premises Tenant Improvements. Tenant, at its sole cost and expense subject to the application of the Original Premises Tenant Improvement Allowance (hereinafter defined), shall furnish and install in the Original Premises in accordance with the terms of this Work Letter, the improvements set forth in Original Premises Construction Drawings (hereinafter defined) (collectively, the “Original Premises Tenant Improvements”).

2.2 Fifth Floor Tenant Improvements. Tenant, at its sole cost and expense subject to the application of the Fifth Floor Must- Take Tenant Allowance (hereinafter defined), shall furnish and install in the Fifth Floor Must-Take Space in accordance with the terms of this Work Letter, the improvements approved by Landlord, such approval not to be unreasonably withheld, conditioned or denied (collectively, the “Fifth Floor Tenant Improvements”). All of the terms and conditions set forth in this Work Letter

Exhibit C-2, Page 1 of 10

shall apply to the Fifth Floor Tenant Improvements and Fifth Floor Tenant Improvement Allowance, mutatis mutandis. In addition, the terms and conditions of the Must- Take Accelerated Fit-Out Right set forth in Section 1.15.7 of the Lease shall apply. Except to the extent specified otherwise, all of the terms and conditions of this Work Letter shall apply to the Fifth Floor Tenant Improvements in the same manner as identified for the Original Premises Tenant Improvements, including without limitation, the selection of Tenant’s Architect, Tenant’s Engineer, the Contractor, Landlord approvals of plans and drawings, the disbursement procedures, etc.

SECTION 3

ARCHITECT AND ENGINEERS FOR TENANT IMPROVEMENTS

3.1 Tenant’s Architect. Tenant has retained Callison RTKL and/or Gensler as its architect/space planner (the “ Tenant’s Architect”) to prepare the Original Premises Final Space Plan (hereinafter defined) and the Original Premises Construction Drawings (hereinafter defined). If Tenant elects to retain an architect other than Callison RTKL and/or Gensler as the Tenant’s Architect, such other architect shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

3.2 Tenant’s Engineer. Tenant shall retain engineering consultants selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Tenant’s Engineer”), to (i) prepare all mechanical, electrical, plumbing, and structural design work, (ii) design the type, number and location of all mechanical systems in the Premises, including without limitation the heating, ventilation and air conditioning system therein, the fire alarm system and all life safety and sprinkler work and to prepare all of the mechanical plans, (iii) assist Tenant and Tenant’s Architect in connection with the electrical design and electrical plans for the Premises, (iv) assist Tenant and the Tenant’s Architect in connection with plumbing- related issues involved in designing the Premises and to prepare all of the plumbing plans, and (v) assist Tenant and Tenant’s Architect in connection with the structural elements of Tenant’s Architects’ design of the Premises and to prepare all of the structural plans.

3.3 Project Manager. Tenant may retain the services of a project manager, subject to Landlord’s approval, such approval not to be unreasonable withheld, conditioned or delayed (the “Project Manager”).

SECTION 4

PLANS AND DRAWINGS

4.1 Landlord Review. Landlord’s review of the Original Premises Construction Drawings as set forth in this Section 4, shall be solely for approval purposes and shall not imply Landlord’s review of (or obligate Landlord to review) the Original Premises Construction Drawings for quality, design, compliance with Applicable Laws or other like matters. Accordingly, notwithstanding that any Original Premises Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Original Premises Construction Drawings.

4.2 Original Premises Final Space Plan. Tenant shall cause Tenant’s Architect to prepare and deliver to Landlord for Landlord’s approval a final space plan for the Original Premises Tenant Improvements (the “Original Premises Final Space Plan”), which Original Premises Final Space Plan shall be based, in part, upon the Test Fit Presentation dated January 8, 2018 and preliminary conceptual plans for the Original Premises attached to the Lease as Exhibit A-1 through Exhibit A-7, inclusive. The Original Premises Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning in the Original Premises, and major equipment to be contained therein. Landlord shall, within

Exhibit C-2, Page 2 of 10

ten (10) Business Days after Landlord’s receipt of the Original Premises Final Space Plan, either (i) approve the Original Premises Final Space Plan, or (ii) notify Tenant of Landlord’s disapproval thereof with reasonably detailed reasons of such disapproval specified. If Landlord notifies Tenant of such disapproval with the required specificity, Tenant shall (A) cause the Original Premises Final Space Plan to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (B) deliver such revised Original Premises Final Space Plan to Landlord. Landlord shall advise Tenant of Landlord’s approval or disapproval of the revised Original Premises Final Space Plan within five (5) Business Days after Tenant submits the same. The foregoing process shall repeat until the Original Premises Final Space Plan is approved by Landlord. Landlord’s failure to approve, comment or disapprove the Original Premises Final Space Plan within such ten (10) or five (5) Business Day period, as applicable, after Landlord’s receipt of the Original Premises Final Space Plan shall be deemed to be Landlord’s approval. Landlord’s approval of the Original Premises Final Space Plans (including revisions thereto) pursuant to this Paragraph shall not be unreasonably withheld, conditioned or delayed, unless Landlord reasonably determines that any of the Original Premises Tenant Improvements depicted on the Original Premises Final Space Plans adversely affect the base Building structure or any of the base Building systems, in which event Landlord may grant or withhold its approval in its sole discretion Any disapproval by Landlord of any Original Premises Final Space Plans submitted by Tenant pursuant to this Paragraph shall be accompanied by the specific grounds for such disapproval and a description of the revisions or modifications necessary in order for Landlord to provide its approval.

4.3 Original Premises Final Working Drawings. Following the approval by Landlord of the Original Premises Final Space Plan pursuant to Section 4.2 above, Tenant shall cause the Tenant’s Architect and the Tenant’s Engineer to complete the architectural and engineering drawings for the Original Premises Tenant Improvements based upon, and in conformance with, the Original Premises Final Space Plan approved by Landlord, and cause the Tenant’s Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form to allow general contractors and subcontractors to bid on the Original Premises Tenant Improvements and to obtain all applicable permits therefor (collectively, the “Original Premises Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall, within ten (10) business days after Landlord’s receipt of the Original Premises Final Working Drawings, either (i) approve the Original Premises Final Working Drawings, or (ii) notify Tenant of Landlord’s disapproval thereof with detailed reasons of such disapproval specified. If Landlord notifies Tenant of such disapproval with the required specificity, Tenant shall (A) cause the Original Premises Final Working Drawings to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (B) deliver such revised Original Premises Final Working Drawings to Landlord. Landlord shall respond to such revised Original Premises Final Working Drawings within five (5) business days and Landlord’s failure to respond within the aforementioned ten (10) business or five (5) business days, as applicable, shall be deemed to be Landlord’s approval. The foregoing procedure shall repeat until the Original Premises Final Working Drawings are approved by Landlord. Landlord’s approval of Original Premises Final Working Drawings (including revisions thereto) pursuant to this Paragraph shall not be unreasonably withheld, conditioned or delayed, unless Landlord reasonably determines that any of the Original Premises Tenant Improvements depicted on the Original Premises Final Working Drawings adversely affect the base Building structure or any of the base Building systems, in which event Landlord may grant or withhold its approval in its sole discretion Any disapproval by Landlord of any Original Premises Final Working Drawings submitted by Tenant pursuant to this Paragraph shall be accompanied by the specific grounds for such disapproval and a description of the revisions or modifications necessary in order for Landlord to provide its approval. The Original Premises Final Working Drawings approved by Landlord pursuant to the foregoing procedure shall be referred to herein as the “Original Premises Approved Working Drawings”.

4.4 Original Premises Approved Working Drawings. Tenant shall submit the Original Premises Approved Working Drawings to the applicable local governmental agency for all applicable building permits necessary to allow the Contractor (as defined below), to commence and fully complete the construction of the Original Premises Tenant Improvements (collectively, the “Permits”). Landlord shall cooperate with Tenant to the extent necessary to obtain the Permits. Notwithstanding the foregoing, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining

Exhibit C-2, Page 3 of 10

any building permit or certificate of occupancy for the Original Premises and that the obtaining of the same shall be Tenant’s responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. Notwithstanding the foregoing, in the event substantial completion of any of the Landlord Work is required in order for Tenant to obtain any Permits, Landlord shall complete such work as soon as possible in order to avoid any delays in Tenant’s efforts to obtain the Permits. No material changes, modifications or alterations in the Original Premises Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to any such request for approval within five (5) business days and shall follow the procedure for approval set forth in Section 4.2 above, provided, however, the time frames for Landlord’s approval shall be reduced to seven (7) business days for the original request and five (5) business days for approval of any required modifications. The Original Premises Final Space Plan, Original Premises Working Drawings and Original Premises Approved Working Drawings shall be collectively referred to herein as, the “Original Premises Construction Drawings”.

SECTION 5

CONSTRUCTION OF TENANT IMPROVEMENTS

5.1 Original Premises Contractor. Tenant shall select a general contractor (the “Contractor”) to construct the Original Premises Tenant Improvements, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord hereby pre-approves each of Davis Construction, HITT Contracting Inc., Rand Construction Corporation, DPR Construction, Harvey Clearly Builders and D. Watts as the Contractor. In the event Tenant’s selection for Contractor is not one of the foregoing, or if at any point Tenant elects to replace the Contractor, Landlord shall approve or disapprove of Tenant’s proposed contractor within five (5) business days following receipt of Tenant’s request therefor, and Landlord’s failure to respond within such five (5) business day period shall be deemed approval. Tenant may, in its sole discretion, elect to either (i) select the Contractor by competitively bidding the construction of the Original Premises Tenant Improvements to one (1) or more general contractors approved by Landlord pursuant to the foregoing, or (ii) select the Contractor without competitively bidding the construction of the Original Premises Tenant Improvements (provided that such Contractor shall not be an Affiliate of Tenant).

5.2 Substantial Completion. Tenant shall cause the Contractor to complete construction of the Original Premises Tenant Improvements and the Fifth Floor Tenant Improvements in a diligent and workmanlike manner in accordance with Applicable Laws and the applicable construction drawings. “Substantial Completion” shall occur when (1) Tenant Improvements are completed in accordance with all Applicable Laws and the applicable construction drawings except for items of work and adjustment of equipment and fixtures that can be completed after the Original Premises and/or Fifth Floor Must-Take Space are occupied by Tenant without causing substantial interference with Tenant’s occupancy thereof (i.e., the “punch list” items) and (2) Tenant obtains a certificate of occupancy, or the equivalent thereof, for the Original Premises or Fifth Floor Must-Take Space, as applicable.

5.3 Early Access. Landlord shall cooperate and coordinate with Tenant and Tenant’s vendors to provide reasonable access to the Project and the Premises and, subject to Tenant’s compliance with the Building Rules and Regulations attached to the Lease as Exhibit D and the terms and conditions of the Lease, including the Exhibits, use of Common Areas for staging, dumpsters, storage and other functions during the construction of improvements during mutually agreed upon construction hours.

Exhibit C-2, Page 4 of 10

SECTION 6

TENANT ALLOWANCE

6.1 Original Premises Tenant Improvement Allowance. Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (the “Original Premises Tenant Improvement Allowance”) in the amount of $15,859,980 (i.e., $90.00 per rentable square foot of the Original Premises), to help Tenant pay for the costs of designing, permitting, installing, and constructing the Original Premises Tenant Improvements, as such costs are more particularly discussed in Section 6.2 below. Tenant shall not be required to pay (and the same shall not be applied against the Original Premises Tenant Improvement Allowance) any supervisory, administrative, or any other type of costs or fees relating to Tenant’s construction of the Original Premises Tenant Improvements, including but not limited to, the cost of electricity, water, sewer, heating and air conditioning, freight elevator usage (which Landlord shall make available to Tenant for Tenant’s use at all times during the construction of the Original Premises Tenant Improvements and move-in period), operator costs, staging area usage, use of the Building’s loading docks, security guard service, Building engineer oversight or review, or review and approval of Tenant’s plans, drawings or construction documents by Landlord subject, however, to the terms of Sections 6.2.7 and 6.2.8 below. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Original Premises Tenant Improvement Allowance or more than one (1) time in any calendar month. Any undisbursed Original Premises Tenant Improvement Allowance remaining on the date that is twenty-four (24) months following the Commencement Date shall be retained by Landlord, time being of the essence. Notwithstanding the foregoing, Landlord shall have the right prior to Tenant’s commencement of the construction of the Original Premises Tenant Improvements to convert up to $10.00 per rentable square foot (i.e., $1,762,220) of the Original Premises Tenant Improvement Allowance into Abated Rent (as defined in the Lease) by delivering written notice to Tenant (a “TI Funds Conversion Notice”) of such election stating the portion of the Original Premises Improvement Allowance that Landlord is converting pursuant to this sentence (“Converted TI Funds”). Upon delivery of a TI Funds Conversion Notice, the Rent Commencement Date shall be extended to the date upon which the increased Abated Rent (including Converted TI Funds) would be exhausted if applied to the Monthly Base Rent due on the first date of each month occurring from and after the Commencement Date. Tenant shall be responsible for any partial Monthly Base Rent remaining in any month following the exhaustion of the increased Abated Rent (including Converted TI Funds). Landlord and Tenant shall enter into an amendment to the Lease to memorialize the Rent Commencement Date as extended in accordance with this Section 6.1 promptly following Landlord’s delivery of a TI Funds Conversion Notice. In the event that Landlord fails to fund the Original Premises Tenant Improvement Allowance, the Fifth Floor Tenant Improvement Allowance, or any other improvement allowance that Tenant is entitled to receive from Landlord in connection with Tenant’s exercise of Expansion Rights (or the ROFO, as the case may be) when such sums are due in accordance with the terms of this Work Letter, and such failure continues beyond thirty (30) days written notice from Tenant, Tenant shall have the right to offset such amounts against Rent next coming due in accordance with the terms of the Lease.

6.2 Costs Included in the Original Premises Tenant Improvement Allowance. Except as otherwise set forth in this Work Letter, the Original Premises Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to the provisions of Section 6.5 below), only for the following items and costs (collectively, the “Original Premises Tenant Improvement Allowance Items”):

6.2.1 The cost of construction of the Original Premises Tenant Improvements, including, without limitation, the elevator and entrance lobbies, corridors, and bathrooms, and such costs shall include, without limitation, contractors’ fees and general conditions;

6.2.2 All architectural and/or engineering fees and expenses incurred in connection with the Original Premises Tenant Improvements;

6.2.3 All project management fees or owner’s representative fees incurred by Tenant in connection with the Original Premises Tenant Improvements;

6.2.4 The cost of communications cabling, security systems, back-up power systems, audio-visual systems and signage costs;

Exhibit C-2, Page 5 of 10

6.2.5 All Tenant improvement construction-related costs;

6.2.6 Up to $25.00 per rentable square foot of the Original Premises Tenant Improvement Allowance (i.e., $4,405,550), may be used towards Tenant’s relocation costs including, but not limited to, moving expenses, the purchase and installation of furniture or equipment, and such other reasonable relocation costs;

6.2.7 Payment of reasonably incurred, necessary and actual out-of-pocket review costs incurred by Landlord and payable to third party architects and engineers in connection with the review of the Original Premises Construction Drawings (as defined above); provided, however, in no event shall Tenant be responsible for any supervisory or administrative costs or fees or other costs or fees of any type related to Tenant’s construction of the Original Premises Tenant Improvements, including, without limitation, Landlord’s internal costs of reviewing and approving the Original Premises Construction Drawings; and

6.2.8 Payment of reasonably required after-hours engineer services and after-hours staff costs for Building systems coordination.

6.3 Fifth Floor Must-Take Tenant Improvement Allowance. Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance to help Tenant pay for the costs of designing, permitting, installing, and constructing Tenant’s improvements to the Fifth Floor Must-Take Space (as such costs are more particularly discussed in Section 6.4 below) as set forth in Section 1.15.7 of the Lease. Tenant shall not be required to pay (and the same shall not be applied against the Fifth Floor Tenant Improvement Allowance) any supervisory, administrative, or any other type of costs or fees relating to Tenant’s construction of the Fifth Floor Tenant Improvements, including but not limited to, the cost of electricity, water, sewer, heating and air conditioning, freight elevator usage (which Landlord shall make available to Tenant for Tenant’s use at all times during the construction of the Fifth Floor Tenant Improvements and move-in period), operator costs, staging area usage, use of the Building’s loading docks, security guard service, Building engineer oversight or review, or review and approval of Tenant’s plans, drawings or construction documents by Landlord subject, however, to the terms of Sections 6.4.7 and 6.4.8 below. All of the terms and conditions set forth in this Work Letter shall apply to the Fifth Floor Tenant Improvements and Fifth Floor Tenant Improvement Allowance, mutatis mutandis. Tenant shall have the right to construct the Fifth Floor Must-Take Space together with the Original Premises Tenant Improvements subject to the terms and conditions of the Lease, including but not limited to Section 1.15.7, and this Work Letter and, in connection therewith, to cause Landlord to provide the Fifth Floor Tenant Improvement Allowance to Tenant together with the Original Premises Tenant Improvement Allowance.

6.4 Costs Included in the Fifth Floor Tenant Improvement Allowance. Except as otherwise set forth in this Work Letter, the Fifth Floor Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to the provisions of Section 6.5 below), only for the following items and costs (collectively, the “Fifth Floor Tenant Improvement Allowance Items”):

6.4.1 The cost of construction of the Fifth Floor Tenant Improvements, including, without limitation, the elevator and entrance lobbies, corridors, and bathrooms, and such costs shall include, without limitation, contractors’ fees and general conditions;

6.4.2 All architectural and/or engineering fees and expenses incurred in connection with the Fifth Floor Tenant Improvements;

6.4.3 All project management fees or owner’s representative fees incurred by Tenant in connection with the Fifth Floor Tenant Improvements;

Exhibit C-2, Page 6 of 10

6.4.4 The cost of communications cabling, security systems, back-up power systems, audio-visual systems and signage costs;

6.4.5 All Tenant improvement construction-related costs;

6.4.6 The cost to purchase and install furniture and/or equipment for use in the Fifth Floor Must-Take Space;

6.4.7 Payment of reasonably incurred, necessary and actual out-of-pocket review costs incurred by Landlord and payable to third party architects and engineers in connection with the review of the Fifth Floor construction drawings; provided, however, in no event shall Tenant be responsible for any supervisory or administrative costs or fees or other costs or fees of any type related to Tenant’s construction of the Fifth Floor Tenant Improvements, including, without limitation, Landlord’s internal costs of reviewing and approving the Fifth Floor construction drawings; and

6.4.8 Payment of reasonably required after-hours engineer services and after-hours staff costs for Building systems coordination.

6.5 Disbursement of Tenant Improvement Allowance.

6.5.1 Each month, during the construction of Original Premises Tenant Improvements and the Fifth Floor Tenant Improvements (collectively referred to herein as the “Tenant Improvements”), Tenant shall furnish Landlord a completed requisition (“Requisition”) for an advance for the Tenant Improvements performed in the prior months, from either the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable (in forms issued by the American Institute of Architects such as G702 and G703 or comparable industry standard forms), certified and sworn to by Tenant’s Architect or Tenant’s Engineer (a) to the effect that the value of the labor and materials in place equals the total portion of the either the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable, funded to date plus the amount of the advance then being requested, and (b) that the work completed to date has been performed in a good and workmanlike manner, to the satisfaction of Tenant’s Architect and Tenant’s Engineer, in substantial accordance with the Construction Documents and all Applicable Laws. The Requisition and certification shall be accompanied by the following: (i) Contractor’s invoice(s) on AIA Documents G702 and G703 or comparable industry standard forms for work performed and covered by the Requisition for the payment being requested; (ii) Contractor’s certification that such invoice(s) reflects the work that has been performed and covered by the Requisition for the payment being requested; (iii) Contractor’s sworn statement showing all subcontractors with whom the Contractor has entered into subcontracts, the amount of each subcontract, the amount requested for any subcontractor in the application for payment and the amount to be paid to the subcontractor from such progress payment, together with similar sworn statements from all first-tier subcontractors for whom payment is requested in such application for payment; (iv) lien waivers from the Contractor and all subcontractors, sub-subcontractors, and suppliers for whom payment is requested in the application for payment, such lien waiver being subject to payment only; (v) all invoices received from vendors for whom payment is requested in such application for payment; and (vi) such other industry standard information or documentation as the Landlord may reasonably require. With each Requisition, the Contractor also shall provide copies of all subcontractors’ monthly applications for payment to substantiate the Contractor’s application for payment. Notwithstanding anything herein to the contrary, in no event shall lien waivers be required for contractors or suppliers except to the extent the value of the applicable contractor’s or supplier’s work or materials provided exceeds $10,000.00 in the aggregate unless so required by Landlord’s lender.

6.5.2 Landlord shall pay the amount of the Requisition (up to the amount of either the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable) within thirty (30) days following receipt of said Requisition; provided however, that Landlord shall have the option to inspect and approve the applicable Tenant Improvements and verify the invoices and waivers and other evidence submitted by Tenant; and further provided, however, such review,

Exhibit C-2, Page 7 of 10

approval and verification shall not, except as permitted in (x), (y) and (z) below, extend the thirty (30) day period within which Landlord shall make payment to Tenant for the amount set forth in the Requisition. If Landlord reasonably disputes only a portion of the amount requested in a Requisition, Landlord shall, promptly pay Tenant the undisputed portion. Once the dispute is resolved, in the event it is determined Landlord must pay Tenant for the disputed portion previously withheld, such payment shall be made within ten (10) days of resolution of the dispute, including interest at the Default Rate. Notwithstanding the foregoing, in no event shall: (x) the total amount of disbursements made by Landlord pursuant to this Section 6.5 exceed the amount of either the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable, (y) Landlord be required to reimburse Tenant for costs associated with the Tenant Improvements to the extent that Tenant fails to comply with the terms of this Work Letter after written notice thereof and Tenant’s failure to cure such default within thirty (30) days after written notice from Landlord, or (z) Landlord be required to make any disbursement of either the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable, to Tenant at any time that Tenant is in an uncured material default of the Lease past any applicable notice and cure periods; provided, however, in the event Tenant subsequently cures any of such default referenced above prior to Landlord exercising any right of termination of the Lease, Landlord shall be required to make such reimbursement or disbursement of the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable.

6.6 Landlord Supervision. If requested by Tenant, Landlord shall supervise the construction by the Contractor, in which case Landlord shall be entitled to a construction supervision and management fee (the “Original Premises Landlord Supervision Fee”) in an amount equal to three percent (3%) of the hard costs of construction for the applicable fit-out, which amount shall be deducted from either the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable, on a monthly basis in equal monthly installments spread over the construction schedule attached to the Original Premises Construction Contract (as defined in the Lease) commencing upon the construction of the Original Premises Tenant Improvements. With respect to any portion of the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance that is disbursed by Landlord to pay for applicable costs that were incurred by Landlord (and are eligible for reimbursement) or the Original Premises Landlord Supervision Fee, as a condition to Landlord’s being obligated or entitled to disburse any portion of the such costs, Landlord shall provide Tenant with appropriate paid or unpaid receipts or invoices for the amount requested to be paid from the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, and Tenant shall provide its approval thereof (or detailed reasons for disapproval in writing) within five (5) business days after submission to Tenant.

6.7 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands (collectively, “Claims”) and/or delays arising from the actions of the Tenant’s Architect and the Tenant’s Engineer in, on or about the original Premises, Building and/or Project. Within sixty (60) days after the Substantial Completion of the Original Premises Tenant Improvements, Tenant shall have prepared and delivered to the Building management office a copy of the “as built” plans and specifications (including all working drawings) for the Original Premises Tenant Improvements, together with a computer disk containing the Original Premises Approved Working Drawings in AutoCAD format. Promptly after final completion of the Tenant Improvements, Tenant shall provide to Landlord (i) a valid non- residential use permit for the Premises, and (ii) a certificate of completion from Tenant’s architect with respect to the Tenant Improvements.

SECTION 7

7.1 Landlord Delay. “Landlord Delay” shall mean any of the following:

7.1.1 Landlord’s failure to disburse either the Original Premises Tenant Improvement Allowance or the Fifth Floor Tenant Improvement Allowance, as applicable, in accordance with the terms of the Lease and this Work Letter if such failure shall continue beyond thirty (30) days from the date when due but only to the extent that such failure shall have delayed the substantial completion of the Tenant Improvements and provided that Tenant could not reasonably have avoided the delay;

Exhibit C-2, Page 8 of 10

7.1.2 Intentionally Omitted.

7.1.3 Landlord’s failure to deliver possession of any portion of the Original Premises or the Fifth Floor Must-Take Space because of the holding over of an existing tenant therein, provided that such failure delays the substantial completion of the Tenant Improvements, and provided further that Tenant shall have taken commercially reasonable steps to avoid any such delays (e.g., by commencing preparatory work without delay and/or changing the sequence of the work), provided, however, that Tenant shall not be required to incur any additional expense in connection therewith;

7.1.4 Any interference with the construction of Tenant Improvements to the extent arising from the failure of Landlord to furnish sufficient utilities, HVAC, elevator, access and other services that Landlord is obligated to provide as set forth in the Lease to enable Tenant to perform the construction and/or install such testing, balancing, hook ups, operations and other ordinary and customary activities in connection with the construction of the Tenant Improvements, provided, however, that such interference actually delays the substantial completion of the Tenant Improvements, and provided further that (1) Tenant shall have provided written notice to Landlord of such failure and such failure shall have continued beyond one (1) Business Day, and (2) such delay could not reasonably have been avoided by Tenant.

In the event of a Landlord Delay, the Rent Commencement Date shall be delayed on a day for day basis.

MISCELLANEOUS

7.2 Tenant’s Representative. Tenant has designated Glenda Montemayor and Mark Lynch as its representatives (“Tenant’s Representatives”) with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

7.3 Landlord’s Representative. Landlord has designated Todd MacWhorter as its sole representative (“Landlord’s Representative”) with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

7.4 Time is of the Essence. Time is of the essence with respect to each provision in this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

7.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Work Letter or the Lease has occurred at any time on or before the Substantial Completion of the Original Premises Tenant Improvements and continues after the expiration of applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause the Original Premises Contractor (as defined in the Lease) to suspend the construction of the Original Premises Tenant Improvements (and the Original Premises Construction Contract shall provide that Landlord is an express third-party beneficiary with respect to the “suspension” and “termination” provisions set forth therein), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be tolled until such time as such default is cured pursuant to the terms of the Lease; provided, however, if after commercially reasonable efforts Landlord is unable to cause the Original Premises Contractor to provide that Landlord is an express third-party beneficiary with respect to the “suspension” and “termination” provisions in the Original Premises Construction Contract, then Tenant shall cause the Contractor to suspend the construction of the Original Premises Tenant Improvements as soon as reasonably possible after receipt of written notice from Landlord that it is exercising its rights set forth in this Section 7.5.

Exhibit C-2, Page 9 of 10

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit C-2, Page 10 of 10

EXHIBIT C-3

Insurance Requirements for Tenant’s Contractors

Tenant is responsible for ensuring that any contractor permitted to work on the demised premises purchase maintain and provide proof of insurance of a form and with companies with an A.M. Best Rating of at least A- VII and who are authorized to do business in the state(s) in which all aspects of the service contemplated under this agreement are to be performed. Unless otherwise stated the required insurance shall be maintained at all times during the course of Contractor’s performance under this agreement. All policy forms must provide coverage at least as broad as the current form promulgated by the Insurance Services Office (“ISO”). If no such form is available the policy is subject to approval by Owner.

Before commencement of the work, the Contractor shall furnish to the Tenant, Certificates of Insurance evidencing the following coverages. It is the responsibility of the Contractor to secure evidence of required insurance coverage from any engaged sub-contractors. This requirement does not invalidate any prohibition in this agreement against the use of sub-contractors. Contractor is responsible for any insurance deficiency of any subcontractor. General conditions applying to all insurance coverage are that: 1) no policy shall contain a self-insured retention; 2) no policy shall contain a deductible in excess of $25,000; and 3) satisfaction of any/all deductibles shall be the sole responsibility of the Contractor.

I. Workers Compensation and Employers Liability

(A) Statutory Workers Compensation (including occupational disease) in accordance with the law and including other states endorsement where legally required and commercially appropriate.

(B) Employers Liability Insurance with the following limits: $1,000,000.00 each accident; $1,000,000.00 disease each employee; $1,000,000.00 disease policy limit.

(C) The coverage must include a waiver of Subrogation in favor of all entities included as additional insureds as defined in this agreement including the Owner and any party reasonably requested by the Owner.

II. Commercial General Liability (CGL) – Written on an occurrence basis, utilizing standard unmodified coverage forms, with per project/per location aggregate endorsements applicable to the services contemplated under this agreement. Coverage under the CGL policy shall extend to any indemnity agreement entered into by the Contractor in connection with the services to be performed under this contract. The CGL coverage shall also provide that any individual or entity that the Contractor is obligated to name as an additional insured shall automatically receive additional insured status under the CGL policy. Additional insured coverage for all liability in connection with the subject matter of this contract must extend to include product/completed operations coverage. Furthermore, products/completed operations insurance shall be maintained for a minimum period of three (3) years after final payment and Contractor shall continue to provide evidence of such coverage to Tenant on an annual basis during the aforementioned period.

•	Additional Insureds: The following entities must be included as additional insureds under the Contractor’s commercial general liability, excess/umbrella liability and commercial automobile liability policies. These policies must also provide for a waiver of subrogation of the carrier(s)’ rights that is in favor of these entities.

Exhibit C-3, Page 1 of 3

The Owner and any party reasonably requested by Owner. Note the Owner’s Attorney Must Provide the specific individual/entities to be listed but Landlord is a critical party along with the Tenant.

•	Additional insured coverage procured by the Contractor shall be primary and shall under no circumstances be construed to apply as excess or contribute with any insurance coverage independently carried by any of the additional insureds.

•	The policies cannot contain any provision that would preclude coverage for suits/claims brought by an additional insured against a named insured.

•	Contractor is responsible for notifying its insurance carriers in the event of a loss or a potential loss involving any of the additional insureds. Contractor is also responsible for maintaining the required insurance during all times mandated under this contract.

•	The CGL coverage must provide for a per occurrence limit of $10,000.000 and an aggregate limit of $10,000.000 dedicated specifically to the project. These limits may be obtained through combining CGL and excess/umbrella policies. The product/completed operations aggregate shall be no less than the general aggregate. Notwithstanding the foregoing, the foregoing limits shall apply only to Tenant’s general contractor. Sub-contractors of Tenant’s general contractor shall carry such lesser limits of coverage as may be permitted by such general contractor but in any event shall not be less than $1,000,000 per occurrence with an aggregate limit of $2,000,000. Notwithstanding anything herein to the contrary, the requirements of this Exhibit C-3 shall not apply to the project manager or any independent vendors (e.g. A/V, interior landscape, etc.).

III. COMMERCIAL AUTOMOBILE

Including all owned, leased, hired and non-owned automobiles with a combined single limit for bodily injury and property damage of at least $5,000,000.00 per accident. The limit may be provided through a combination of primary and umbrella/excess liability policies. Contractual liability coverage must be included.

IV. Umbrella and/or excess liability policies used to comply with any insurance requirement herein shall follow-form to the underlying coverage.

V. ERRORS AND OMISSIONS

Contractor shall maintain errors and omissions, or equivalent professional liability coverage, covering the services to be performed by Contractor in connection with this project. The services performed by the Contractor must be covered the subject professional liability policy. The coverage shall respond on a claims-made basis and shall remain in effect for a period of three (3) years after completion of all services under this agreement. Contractor shall continue to provide evidence of such coverage to Tenant on an annual basis during the aforementioned period. The coverage must provide minimum limits of $5,000,000.00 per claim with a per project aggregate of no less than $5,000,000.00 to respond to the subject matter of this contract.

VI. The Contractor shall secure, pay for and maintain property insurance for protection against loss or damage to owned, borrowed, or rented electronic equipment, capital equipment, tools, including any tools owned by employees, and any tools, equipment, staging, towers, and forms owned, borrowed or rented by the Contractor. Such policies shall contain a waiver of subrogation in favor of all entities included as additional insureds under the CGL and/or Auto policies. The Contractor must also carry an installation floater or fungible form of property coverage to cover loss or damage to any equipment or material to be installed in connection with the project.

Exhibit C-3, Page 2 of 3

VII. In the event of a breach of the insurance procurement obligation, the Contractor must pay for the additional insureds’ attorney’s fees, expenses and liability as a result of any claim or lawsuit.

Exhibit C-3, Page 3 of 3

EXHIBIT D

RULES AND REGULATIONS

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of April 17, 2018 (the “Lease”) by and between TAMARES 7950 OWNER LLC (“Landlord”) and APPIAN CORPORATION (“Tenant”). Unless the context otherwise requires, the terms used in this Exhibit D that are defined in the Lease shall have the same meanings as provided in the Lease. In the event of any conflict or inconsistency between the terms and provisions of these rules and regulations, as now or hereinafter in effect, and the terms and provisions of the Lease, as the same may be amended, the terms and provisions of the Lease shall prevail.

1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building outside of the Tenant’s leased space shall not be obstructed by Tenant, its agents or employees or used by any of them for any purpose other than ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that Landlord exercise its rights in a manner consistent with standards for Comparable Buildings (as defined in Section 6.1 the Lease). Notwithstanding the foregoing, nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

2. Except as set forth in the Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. All approved signs or lettering on doors visible from the exterior of the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Landlord’s consent shall not be required for signs, placards, pictures, names, advertisements or notices which are not visible from the exterior of the Premises.

3. Tenant shall not allow a “fire sale”, “bankruptcy sale” or auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

4. Tenant shall not use or permit the use of the Premises for lodging.

5. Except as permitted by the Lease, Tenant shall not cook or permit any cooking on the Premises. The use of Underwriters’ Laboratory approved microwaves, toasters, equipment for brewing coffee, tea, hot chocolate and similar beverages, and other equipment and appliances shall be permitted, provided that such use is in accordance with all applicable Federal, state and city laws, codes ordinances, rules and regulations.

Exhibit D, Page 1 of 5

6. Tenant shall not employ or hire any person or persons other than the janitor employed by Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing, such consent not to be unreasonably withheld, conditioned or delayed. Tenant shall reasonably cooperate with Landlord in keeping the Premises neat and clean, consistent with the standards of cleanliness of Comparable Buildings. Janitorial services will not be provided to rooms occupied after 9:30 p.m., unless, by prior written request by Tenant to Landlord, such service is arranged for a later hour to accommodate the use of such rooms.

7. Unless specified otherwise in the Lease, Landlord will provide three (3) keys to each door lock in the Premises at no cost to Tenant. Tenant shall reimburse Landlord for its actual cost, without any markup, of any additional keys requested or required by Tenant. Tenant shall not place additional locks or bolts upon, nor make any change in any existing lock or locking mechanism therein of any door of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall have the right to add or change such locks or bolts provided Tenant furnishes Landlord with a “master” key for such locks and bolts, exclusive of Tenant’s vaults and safes, provided such “master” keys shall be safeguarded and protected by Landlord. Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant. Notwithstanding the foregoing, Tenant shall not have to pay the replacement cost for the first two (2) keys.

8. Tenant shall not receive into the Building or remove out of the Building any office equipment, furniture, appliances and other large objects or property (“Equipment”) except in the manner as reasonably set forth by Landlord, including any reasonably designated delivery entrance/exit of the Building, freight elevator, or times. Landlord shall not be responsible for loss or damage to any such Equipment during any move in or out of the Building. Tenant shall repair, at Tenant’s cost and expense, any and all damage suffered by the Building by moving such Equipment. Tenant agrees to coordinate all activity to move Equipment into or out of the Building with Landlord or Landlord’s agent and to use the services of an insured professional moving company for such moving activity.

9. Tenant shall not permit, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation and maintenance of office equipment or for other general office uses. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not use, keep or permit to be used or kept any foul or obnoxious gas or substance in the Premises.

10. Tenant shall not use or permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of unreasonable noise, odors, or vibrations emanating from the Premises (whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing, or in any other way), or to unreasonably disturb or interfere with other Building tenants or occupants. If any equipment or machinery belonging to any tenant causes noise, vibration or electrical interference that may be transmitted to the structure of the Building or to any space therein to such a degree as to unreasonably disturb or interfere with Landlord and/or any tenant in the Building, then such tenant, shall cease use of such equipment or machinery or install and maintain, at the tenant’s expense, vibration eliminators or other devices sufficient to eliminate such noise or vibration.

Exhibit D, Page 2 of 5

11. Landlord reserves the right to exclude any invitee of Tenant from the Building between the hours of 7:00 p.m. and 7:00 a.m. Monday through Friday, and from 1:00 p.m. to 9:00 a.m. Saturdays and Sundays, and all hours on holidays. Landlord shall not be liable to Tenant for damages for any error with regard to admission to or exclusion from the Building of any person. In the case of emergency, Landlord reserves the right to evacuate the Building and/or prevent access to the Building during the continuation of the same by such action as Landlord may deem appropriate in its reasonable discretion, including closing and/or locking of doors.

12. The directory of the Building will be provided for the display of the name and location of tenants. If Tenant wishes to add any additional name to the directory which would cause Tenant to exceed Tenant’s Share of listings on the directory that shall be maintained by Landlord in the lobby of the North Tower and South Tower, such addition must first be approved by Landlord in writing, such approval not to be unreasonably withheld, conditioned or delayed, and, if so approved, Tenant shall pay the actual cost to Landlord thereof without any markup by Landlord.

13. No curtains, draperies, blinds, shutters, shades, screens, decorations, hangings or other coverings shall be attached to, hung or placed upon, or used in connection with any window of the Building in a manner causing the same to be visible from the exterior of the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Such items shall be installed as instructed by Landlord in its reasonable discretion.

14. Tenant shall make commercially reasonable efforts to close and lock the doors of the Premises and to shut off all water faucets, water apparatus and utilities before Tenant or Tenant’s employees leave the Premises at the end of the day, so as to prevent waste or damage. Installation of automatic lights, locks, and water faucets shall satisfy the foregoing requirement. All tenants shall use good faith efforts to keep the doors to the Building corridors closed at all times except for ingress and egress.

15. All Building bathrooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed. If Tenant, or Tenant’s agents or employees otherwise use such facilities, then Tenant shall bear the cost of repair of any resulting breakage, stoppage or damage resulting from such use.

16. Tenant shall not sell, nor shall Tenant permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in Tenant’s Lease.

Exhibit D, Page 3 of 5

17. Hand trucks, delivery carts and other material-handling equipment shall not be used in any space or public halls of the Building, except those equipped with rubber tires and side guards. No motorized vehicles, other than motorized wheelchairs or scooters (used for medical or health reasons), shall be brought by Tenant into the Building.

18. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the Common Areas, including the trash boxes and receptacles therein. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall reasonably designate.

19. Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and Tenant shall reasonably cooperate to prevent the same.

20. Tenant agrees to abide by all governmental and public utility company rules and regulations pertaining to thermostatic control of the temperature of the Premises.

21. Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except any service animal or emotional support animal for persons with disabilities visiting or working in the Premises.

22. No part of the whole of any plaza areas, loading docks, courts, vestibules, corridors, or balconies in the Common Areas of the Building shall be obstructed or encumbered by any tenant or used for any purpose other than that expressly provided for in the tenant’s leases.

23. No awnings or other projections shall be attached to the outside walls, balconies or windows of the Building.

24. Nothing shall be thrown out, or off, of any doors, windows, balconies or skylights or down any passageways.

25. Landlord shall have the right to prohibit any advertising by any tenant which names or depicts the Building and which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

26. No bicycles are permitted in the Building or to be attached or stored on any part of the Building’s rails, doors, balconies or other parts.

27. All prohibitions and restrictions on Tenant set forth in these Rules and Regulations, as the same may be reasonably amended, shall apply in at least as restrictive of manner to all other Building tenants and occupants. Landlord may, upon request of Tenant, waive Tenant’s compliance any of these Rules and Regulations (now or hereafter in effect), but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Building tenant or occupant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant (unless otherwise agreed to by Landlord) or any or all of the tenants or occupants of the Building. For so long as Tenant shall have not assigned

Exhibit D, Page 4 of 5

this Lease (other than to a Permitted Transferee) and shall not have entered into a Disqualifying Sublease, no other tenants in the Building may obtain a waiver of any of these Rules and Regulations, as the same may be amended, without Tenant’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building, including Tenant’s Lease.

29. Landlord reserves the right to reasonably amend these Rules and Regulations from time to time if in the reasonable judgment of Landlord such amendments are needed for the safety, care, and cleanliness of the Building, and for the preservation of good order therein; provided any amendment (a) shall not diminish Tenant’s rights under the Lease, (b) does not increase the financial burdens of Tenant, and (c) is not inconsistent with the Lease.

Exhibit D, Page 5 of 5

EXHIBIT E

DECLARATION OF LEASE COMMENCEMENT

THIS DECLARATION is attached to and made a part of that certain Deed of Lease dated the 17th day of April, 2018, (the “Lease”) entered into by and between TAMARES 7950 OWNER LLC, a Delaware limited liability company (“Landlord”) and APPIAN CORPORATION, a Delaware corporation (“Tenant”).

Landlord and Tenant are parties to the Lease. All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

Landlord and Tenant do hereby declare that (a) the Commencement Date is hereby established to be ____________________, (b) the Rent Commencement Date is

_______________________ and (c) the Lease Expiration Date is ____________________. The Lease is in full force and effect as of the date hereof. To Tenant’s knowledge, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to the date hereof with the exception of punch list items, and, except as set forth in the Lease, Tenant has no right of setoff against any rentals.

[Signature page follows.]

Exhibit E, Page 1 of 2

IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration as of the ___ day of ________________, 20___.

WITNESS/ATTEST:	LANDLORD:
TAMARES 7950 OWNER LLC, a Delaware limited liability company
By:
Name:
Title:
TENANT:
APPIAN CORPORATION, a Delaware corporation
	By:	(SEAL)
Name:
Title:

Exhibit E, Page 2 of 2

EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

TO: _______________________________________________________________

RE:	Premises known as and located at 7950 Jones Branch Drive, Tysons, Virginia (the “Building”)

The undersigned, APPIAN CORPORATION (“Tenant”), does hereby certify to the

Lender, as of _____________, as follows:

1. Tenant is the tenant under that certain lease dated April 17, 2018, between Tenant and TAMARES 7950 OWNER LLC, as landlord (“Landlord”), as amended, modified or supplemented by ________________________________________, leasing a portion of the Building (the “Premises”) as more particularly described in the said lease. Said lease, as so amended, modified or supplemented, is hereinafter referred to as the “Lease”.

2. The Lease is in full force and effect and, except as set forth above, has not been amended, modified or supplemented.

3. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Premises, and there are no other agreements or representations of any kind between Landlord and Tenant with respect thereto. Without limiting the foregoing, Tenant does not have any rights of first refusal for additional space, options to increase or relocate its space or options to purchase the Premises or any interest therein, except as set forth in the Lease.

4. To the knowledge of Tenant, all obligations of Landlord to be performed or complied with by Landlord through the date hereof have been fully performed and complied with including, without limitation, any obligations of Landlord to prepare the Premises for Tenant’s occupancy, and to the knowledge of Tenant, there exists no default or condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease.

5. To the knowledge of Tenant, all obligations of Tenant to be performed or complied with by Tenant through the date hereof have been fully performed and complied with and, to the knowledge of Tenant, there exists no default or condition, state facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Tenant in the performance of its obligations under the Lease.

Exhibit F, Page 1 of 4

6. The Commencement Date is ____________________, _____, and the Lease Expiration Date is ____________________, _____, unless sooner terminated in accordance with the terms of the Lease or extended in accordance with the terms of the Lease. Tenant has no rights to extend the term of the Lease except as set forth in the Lease.

7. The current Base Rent under the Lease is $_____________ per month and has been paid for the period through ____________________, _____. All additional rent for monthly payments of Tenant’s Share of Operating Expenses and Real Estate Taxes for the current calendar year have been paid for the period through ____________________, _____, and all other charges due under the Lease have been paid as of the date hereof.

8. To the knowledge of Tenant, there are no existing offsets or defenses by Tenant to the payment of rent and other charges payable by Tenant or otherwise to the enforcement by Landlord of the Lease except as expressly provided in the Lease.

9. Tenant has delivered a letter of credit as the security deposit under the Lease. No other security has been given to Landlord under the Lease. The current Security Deposit Amount is $_____________.

10. Except as expressly set forth in the Lease, there is no free rent period or any unexpired concession in or abatement of rent.

11. Any construction, build-out, improvements, alterations, or additions to the Premises required to be completed by Landlord under the Lease have been fully completed.

11. Tenant is in sole possession of the Premises and has not assigned, sublet, pledged, mortgaged, transferred or otherwise conveyed all or any portion of its interest in the Premises or the Lease, except as follows:                                                              .

12. Tenant has not filed, and has not received written notice that any other person has filed, any actions against Tenant under the bankruptcy or insolvency laws of the United States or any other state or territory of the United States.

13. Tenant understands and acknowledges that this certificate is delivered to, and shall be relied on by_________________, the Lender/Purchaser in connection with an extension of a loan financing/acquisition of Landlord’s interest in the Building and the land on which it stands (the “Mortgaged Property”).

14. Tenant confirms and agrees that, upon receipt of a fully executed SNDA, the Lease shall be subject and subordinate to any mortgages or deeds of trust now or hereafter affecting the Mortgaged Property, and any amendments, modifications, consolidations, substitutions, replacements, additions, renewals, extensions, or re-advances thereof; otherwise the Lease shall be superior to the any such mortgages or deeds of trust.

15. All insurance required of Tenant by the Lease has been obtained by Tenant and all premiums therefore have been paid.

16. The address for notices to Tenant under the Lease is correctly set forth in the Lease.

Exhibit F, Page 2 of 4

17. The person signing this letter on behalf of Tenant is duly authorized by Tenant to do so on behalf of Tenant; provided, however, the individual shall have no personal liability in connection with this letter.

18. [INFORMATION TO BE PROVIDED BY LANDLORD] Tenant agrees to promptly provide the Lender at its offices at ________________________________________________________,Attention: _____________, with copies of any notices of default given by Tenant with respect to the Lease and\or the Premises.

Words not otherwise defined herein shall have the meaning set forth in the Lease.

[Signature page follows.]

Exhibit F, Page 3 of 4

TENANT: APPIAN CORPORATION, a Delaware corporation
By:	(SEAL)
Name:
Title:

Exhibit F, Page 4 of 4

EXHIBIT G

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

TAMARES 7950 OWNER, LLC

7950 JONES BRANCH DRIVE

MCLEAN, VA ____________

APPLICANT:

APPIAN CORPORATION

1875 EXPLORER STREET

4TH FLOOR

RESTON VA 20190

AMOUNT: US $$9,365,633.36 (NINE MILLION THREE HUNDRED SIXTY FIVE THOUSAND SIXTY HUNDRED THIRTY THREE AND 36/100 U.S. DOLLARS)

EXPIRATION DATE: _____________ (ONE YEAR FROM ISSUANCE)

Exhibit G, Page 1 of 8

LOCATION:         SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT A ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY __________________ AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN TENANT, AND _____________________ AS LANDLORD.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _______________. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

Exhibit G, Page 2 of 8

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT B DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT OR BENEFICIARY (CHOOSE ONE) SHALL PAY OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE BANK’S OFFICE) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT:

(408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

Exhibit G, Page 3 of 8

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

___________________________ AUTHORIZED SIGNATURE	___________________________ AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

Exhibit G, Page 4 of 8

EXHIBIT A

DATE: _______________	REF. NO. ___________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF ___________________________________US$_________________

US DOLLARS _____________________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________
TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054	_______________________ (BENEFICIARY’S NAME)

________________________ Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

Exhibit G, Page 5 of 8

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT ______________.

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

Exhibit G, Page 6 of 8

EXHIBIT B

TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________ (NAME OF TRANSFEREE)

_________________________________________________________________________________________ (ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

Exhibit G, Page 7 of 8

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY, (BENEFICIARY’S NAME) (SIGNATURE OF BENEFICIARY) (NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

Exhibit G, Page 8 of 8

EXHIBIT H

EXERCISE FACILITY CONSENT AND WAIVER OF LIABILITY

In order to use the fitness facility (“Facility”) and equipment located at 7950 Jones Branch Drive, Tysons, Virginia (the “Building”), I hereby certify, covenant, and agree as follows:

1. I am in good physical condition and able to use the Facility and equipment. I have a reasonable basis for this opinion due to examination and/or consultation with my physician. I fully recognize that I am responsible for knowledge of my own state of health at all times.

2. I will do all exercise and participate in all activities at my own pace and at my own risk. I will use good judgment while exercising, will not overexert, and will follow any instructions concerning exercise procedures. If I have any questions regarding my workout, I will consult a trained professional.

3. I acknowledge that the Facility is unstaffed. I understand and acknowledge that neither the owner of the Building (“Owner”), nor the property management company (“Manager”), nor any of their agents, advisors or employees, represents that its employees, personnel or agents have expertise in diagnosing, examining or treating medical conditions of any kind or in determining the effect of any specific exercise on medical conditions.

4. I understand that in participating in one or more exercises or fitness activities at the Facility, or in use of the equipment or the Facility in any way, there is a possibility of accidental or other physical injury or loss of my personal property. I agree to assume that risk of any such accident or injury or loss of property. I hereby release and discharge Owner and Manager, their respective officers, agents, employees, personnel, partners, directors, shareholders, affiliates and other representatives, and their successors and assigns (collectively, the “Released Parties”), from any and all liability, harm and damage, and waive any and all claims whatsoever, for any injury, accident or loss in connection with my use of or entry into the Facility. In addition, I hereby agree indemnify and hold harmless the Released Parties from any and all costs, claims, liability, harm, damage or expenses resulting from my use of or entry into the Facility or the equipment.

5. I acknowledge that I have received and read a copy of the current Rules and Regulations governing the use of the Facility and equipment (a copy of which is attached hereto as Exhibit A). I agree that I will fully comply with all rules and regulations as they are amended from time to time after receiving notice of the amendments.

Exhibit H, Page 1 of 5

USER:

Employer Name: Suite Number Telephone Access Key Number: _______________	Employee Name (Please Print): Signature Date

Exhibit H, Page 2 of 5

Exhibit A

FITNESS FACILITY RULES AND REGULATIONS

The following Rules and Regulations are intended to make the Fitness Facility (“Facility”) at 7950 Jones Branch Drive, Tysons, Virginia (the “Building”), as safe, enjoyable and pleasant as possible for all users of the Facility (each a “User”). These Rules and Regulations are applicable to all Users and may be changed from time to time by TAMARES 7950 OWNER LLC, a Delaware limited liability company (“Landlord”), or its managing agent (“Building Manager”), in order to provide for the safe, orderly and enjoyable use of the Facility’s facilities and equipment.

1. Members. The Facility is open to tenants and employees of tenants of the Building only. Guests are not authorized to use the Facility and Users shall not grant access to the Facility, nor permit the Facility to be used, by any unauthorized persons. Any User that provides an unauthorized person with access to the Facility will be prohibited from using the Facility. No person may use the Facility unless he or she has signed a Consent and Waiver of Liability.

2. Use. Users shall use the Facility and related equipment solely for weight and cardiovascular training on the equipment provided. Users shall not misuse or use the Facility and related equipment in any manner which will damage the same. Users shall not install, nor tamper with or remove, any equipment in the Facility. Each User acknowledges that he or she shall exercise caution when using the Facility, that the Facility is unstaffed, and that no security is provided by Landlord. Any suspicious activity should be promptly reported to the Building Manager.

3. Hours of Operation. The Facility shall be accessible by access card and available for use by the employees of the Building tenant (“Tenant”) or of the Tenant’s subtenants or assignees twenty-four hours per day, seven days per week. However, in order to accommodate thorough cleaning of the Facility, access to certain areas of the Facility may be limited during cleaning hours, which may occur during the day or at night. Nightly cleaning hours are currently scheduled from 6 p.m. to 10 p.m., Monday through Friday. The Facility may be temporarily closed for repairs, maintenance, renovations or in the event of an emergency at Landlord’s reasonable discretion. Landlord shall use commercially reasonable efforts to notify tenants at least twenty four (24) hours in advance of any closing, unless such closing is due to emergency.

4. Clothing. The minimum attire required at the Facility shall be gym shorts, tee shirts, socks and tennis shoes. Any conventional exercise attire is permissible, including leotards and tights, warm-up suits, etc. Sneakers, tennis shoes, or similar footwear must be worn at all times. Users of the Facility must wear clean and appropriate attire when in transit to and from the Facility, which may include, but not be limited to, warm-up suits and sweat suits.

5. Conduct. Any conduct which unreasonably interferes with the use or enjoyment of the Facility or the equipment by others, or disrupts or interferes with the normal, safe, orderly and efficient operation of the Facility or the equipment, is strictly prohibited. Radios, tape

Exhibit H, Page 3 of 5

recorders or other similar personal audio equipment may not be used without headphones. No User shall make, or permit to be made, any disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, loud speaker or other sound system. After a User completes its use of a piece of equipment within the Facility, such User shall wipe that piece of equipment with disinfectant solution provided by the Building Manager.

6. Smoking. Smoking of any kind or any other consumption of tobacco products is strictly prohibited in the Facility.

7. Solicitations and Petitions. Solicitation for the sale of any product or service, or for charitable contributions, and petitions of any kind, are strictly prohibited.

8. Identification. Upon request by Landlord’s employee or personnel in the Facility, Users must present their key for identification purposes. Neither Landlord nor the Building Manager assumes responsibility for lost or stolen keys.

9. Food and Beverages Prohibited. Except for water or other sports drinks in containers with lids, no food or beverages shall be brought into the Facility and are strictly prohibited.

10. Other Facilities. Landlord or Building Manager may prohibit the use of or close the Facility if misused in any way in its reasonable discretion. Landlord and Building Manager take no responsibility for personal possessions left in the Facility. Locks or lockers are permissible, but all personal property and locks must be removed when the User leaves the Facility. Landlord and Building Manager reserve the right to remove and dispose of any locks and personal property remaining in the Facility when it closes each day. Landlord and Building Manager make no representation or warranty that the use of any locker will protect User’s personal property from damage, loss or theft.

11. Violation of Rules. Repeated failure or refusal to comply with these Rules and Regulations may result in expulsion and/or the loss of privileges.

12. Maintenance. No User shall leave any litter, trash, debris, or articles of clothing at the Facility. The entry door(s) to the Facility shall be kept closed and locked at all times.

13. No Representations. User hereby acknowledges that the installation of equipment, devices and/or facilities in or serving the Facility shall in no way be deemed a representation or warranty by Operator regarding the efficacy or safety of the same, nor as an agreement or undertaking by, or obligation of, Operator to protect, indemnify or hold User harmless from any harm of any type or to ensure User’s safety in connection with the use of such equipment, devices and/or facilities. It is expressly understood and agreed that use of the Facility by User shall be at User’s sole risk.

14. Access Cards. Users shall use their Building access cards for access to the Facility. In no event shall User lend or otherwise transfer its access card to any other person. In the event User shall lose or misplace its access card, or in the event User’s access card shall be stolen, User shall promptly notify Landlord and Operator in writing by sending an email to the following

Exhibit H, Page 4 of 5

address bewell@valopark.net. User further agrees that, in the event either (i) User’s employment with the Tenant is terminated for any reason, or (ii) Tenant shall be in default beyond any applicable notice and cure periods under its lease with Landlord, Operator may immediately de-activate User’s access card. User hereby acknowledges that the access card is and shall remain the property of Operator, and User agrees to return the same to Tenant upon the expiration (or sooner termination) of Tenant’s lease, termination of User’s employment with Tenant, or any earlier date on which Operator is entitled to de-activate said access card. Access cards will be replaced at a reasonable cost established by the Operator from time to time.

15. Consent. As a condition to the use of the Facility, all Users must sign a Consent and Waiver of Liability on Landlord’s current form.

Exhibit H, Page 5 of 5

EXHIBIT I

DETERMINATION OF FAIR MARKET RENTAL VALUE

1. The proceedings for the determination of FMV shall be deemed initiated as set forth in the Lease. Within ten (10) business days of such initiation, Landlord and Tenant shall each designate, by written notice to the other, a commercial real estate broker unaffiliated with the selecting party and willing to act in such determination and having at least ten (10) years’ experience in the leasing or valuation of first class office space in Tysons, Virginia (hereinafter called a “Qualified Appraiser”). The notice shall set forth the name and address of the Qualified Appraiser selected by the party. If a party shall fail, neglect or refuse within said ten (10) business day period to designate a Qualified Appraiser within said ten (10) business day period, then the sole designated Qualified Appraiser shall alone conduct the determination of the FMV for the Fixed Date Expansion Space during the Fixed Date Expansion Space Term, Unilateral Expansion Space during the Unilateral Expansion Space Term, Tenanted Space during the Tenanted Space Term, or the Premises during the Renewal Term, as applicable.

2. If two (2) Qualified Appraisers have been designated as aforesaid, such Qualified Appraisers shall appoint an additional Qualified Appraiser (the “Third Qualified Appraiser”) who is willing so to act in such determination, and notice of such designation shall be given to both Landlord and Tenant. If the two (2) Qualified Appraisers do not, within a period of ten (10) business days after the appointment of the latter of them, agree upon and designate a Third Qualified Appraiser willing so to act, either Qualified Appraiser previously designated may request the Commercial Real Estate Brokerage Association of Greater Washington, DC (CREBA)to designate a Third Qualified Appraiser willing so to act and a Third Qualified Appraiser so appointed shall, for all purposes, have the same standing and powers as though the Third Qualified Appraiser had been properly appointed by the Qualified Appraisers first appointed.

3. If any designated Qualified Appraiser for any reason ceases to be such, a replacement Qualified Appraiser to fill such vacancy shall be appointed by Tenant, Landlord, the Qualified Appraisers first appointed or CREBA, as the case may be, whichever made the original appointment, or, if the party which made the original appointment fails to fill such vacancy, upon application of any Qualified Appraiser who continues to act or by Tenant, Landlord or, and any replacement Qualified Appraiser so appointed to fill such vacancy shall have the same standing and powers as though appointed originally. Notwithstanding the foregoing, neither Landlord nor Tenant shall release a Qualified Appraiser merely for convenience.

4. Landlord’s designated Qualified Appraiser and Tenant’s designated Qualified Appraiser shall each submit to the Third Qualified Appraiser within ten (10) business days after the appointment of the Third Qualified Appraiser a complete statement (the “Fair Market Rent Proposal”) setting forth in reasonable detail all of the relevant economic terms of the party’s proposed determination of the FMV and the relevant factors used in

Exhibit I, Page 1 of 2

determining the same. The Fair Market Rent Proposals may be accompanied by documentation supporting the Qualified Appraiser’s determination of the FMV. The Third Qualified Appraiser shall deliver a copy of the Fair Market Rent Proposals to the Qualified Appraisers designated by Landlord and Tenant within two (2) business days after receipt of the same. The Third Qualified Appraiser shall examine the Fair Market Rent Proposals and any submitted supporting documentation and select the FMV of the Fixed Date Expansion Space during the Fixed Date Expansion Space Term, Unilateral Expansion Space during the Unilateral Expansion Space Term, Tenanted Space during the Tenanted Space Term, or the Premises during the Renewal Term, as applicable, that the Third Qualified Appraiser believes to most accurately reflect the applicable FMV.

5. The FMV shall take into account all relevant factors as determined by each Qualified Appraiser.

6. Each of Landlord and Tenant shall pay the costs and fees of the Qualified Appraiser chosen by it, and Landlord and Tenant shall share the costs and fees of the Third Qualified Appraiser equally. Each of Landlord and Tenant shall pay the legal fees and expenses of their respective counsel and costs incurred in preparation of its Fair Market Rent Proposal.

7. Any determination of FMV pursuant to this Exhibit I shall be binding on both Landlord and Tenant.

Exhibit I, Page 2 of 2

EXHIBIT J

FORM OF REQUIRED SNDA

(See Attached)

Ex. J, Cover Page

SNDA

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”), dated as of [                                                 ], 2018, is made by and among APPIAN CORPORATION (“Tenant”), TAMARES 7950 OWNER LLC (“ Landlord”), and [                                                     ] (acting itself or through any of its affiliates or designees, and together with its successors and assigns, “Lender”).

R E C I T A L S

A. Reference is hereby made to that certain parcel of land (the “Land”) described in Exhibit A to this Agreement and the improvements (“Improvements”) on the Land (the Land and the Improvements are collectively referred to as the “Property”).

B. Pursuant to a certain Loan Agreement (as the same may be amended, modified, increased, renewed or restated from time to time, the “Loan Agreement”) entered into between Landlord (“Borrower”), as borrower, and Lender, Lender has made to Borrower a loan (as the same may be amended, modified, increased, renewed or restated from time to time, the “Loan”). Borrower has executed and delivered to each Lender one or more promissory notes evidencing the indebtedness incurred by Borrower under the Loan Agreement (as the same may be amended, modified, increased, renewed or restated from time to time, and together with all renewal notes issued in respect thereof, collectively, the “Notes”). Borrower’s obligations under the Notes shall be secured by, among other things, mortgages, deeds of trust or similar security instruments covering, among other property, the Property (as they may have been or may be from time to time renewed, extended, amended or supplemented, the “Mortgages” and, individually, a “Mortgage”).

C. Tenant is the tenant under a certain Lease Agreement dated                  day of

                                     , 2018 (as the same may from time to time hereafter be renewed, extended, amended or supplemented, the “Lease”), between Tenant, as tenant, and Landlord, as landlord, with respect to the Property as more particularly described therein.

D. The term “Landlord” as used in this Agreement means the current Landlord under the Lease or, if the landlord’s interest under the Lease is transferred in any manner, the successors or assigns occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Exhibit J, Page 1 of 16

1. Subordination of Lease. The Lease, together with all rights, options, liens and charges created thereby, is and shall be subordinate to the lien of the Mortgage and the rights of Lender under the Mortgage and to any and all advancements made thereunder and to any renewals, modifications, consolidations, replacements, additional advances, further advances and extensions thereof. This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust, deed to secure debt or other security document other than the Mortgages securing the borrowed indebtedness of Borrower to Lender.

2. Future Unilateral Subordination of Mortgages. Without limitation of any other provision of this Agreement, Lender may, at its option and without joinder or further consent of Tenant, Landlord, Borrower or anyone else, at any time after the date of this Agreement, subordinate the lien of the Mortgage (or any other lien or security interest held by the Lender which covers or affects the Property) to the Lease by executing an instrument or instruments that are intended for that purpose and that specifies such subordination. If Lender elects to subordinate the lien of the Mortgage to the Lease, Tenant shall execute any commercially reasonable documents reasonably required to evidence such subordination; provided, however, that such documents shall not adversely affect the rights of Tenant in any respect or increase the obligations of Tenant in any respect beyond those contained in the Lease.

3. Rights of Lender after an Event of Default. Provided that the Lease is then in effect, Lender and Tenant hereby agree that, upon the occurrence and during the continuance of an Event of Default under and as defined in the Loan Agreement, provided that Tenant is not then in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond any notice, cure, and/or grace periods specified in the Lease (any such default being a “Lease Default Event”)):

(a) Lender will not terminate the Lease and shall not disturb or interfere with Tenant’s quiet use, possession and enjoyment of the Property in the exercise of any of its rights under the Mortgage, including any Foreclosure (as hereinafter defined), whether by power of sale or court action or conveyance in lieu of foreclosure, in which event Tenant shall attorn to the New Owner (as hereinafter defined) in accordance with the terms of Section 4 below;

(b) Lender agrees to be bound by all obligations imposed by the Lease upon Landlord therein (subject to the terms and conditions set forth in this Agreement), including without limitation, the offset rights set forth in Sections 1.15.7, and 31.2 of the Lease and Section 6.1 of Exhibit C-2 of the Lease and Landlord’s obligation to fund any remaining allowance and/or financial responsibilities of Landlord (including, but not limited to, abatement and conversion rights); and

(c) Lender will not name or join Tenant as a party to any foreclosure or other legal action or proceeding, unless required to complete the Foreclosure, but in any event subject to Section 3(a).

Exhibit J, Page 2 of 16

4. Attornment.

(a) Tenant covenants and agrees that if the Mortgage is foreclosed, whether by power of sale or by court action, or if there is a transfer of the Property by conveyance in lieu of foreclosure (a “Foreclosure” and the purchaser at foreclosure or the transferee in lieu of foreclosure, including Lender or an affiliate, nominee or designee of Lender, if it is the purchaser or transferee, is referred to as a “New Owner” and the Property being the “Foreclosed Property”), then in such event, the Lease shall continue in full force and effect and Tenant shall recognize any New Owner as Tenant’s new landlord. Notwithstanding the foregoing, in no event shall any New Owner be:

(i) responsible for the performance of any covenant or obligation of any previous landlord (including Landlord) under the Lease that is either personal to the previous landlord (including Landlord) or otherwise not susceptible to performance by such New Owner (Lender acknowledging that all monetary obligations shall be deemed susceptible to performance);

(ii) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing as to the Property prior to New Owner’s actual ownership of the Property, except for any default of a continuing nature that is curable (Lender acknowledging that all monetary obligation shall be deemed curable) and continues after the date New Owner acquires an interest in the Property for which New Owner, as landlord, would be responsible under the Lease as of such date;

(iii) subject to any recoupment, estoppel, defense, claim or counterclaim that Tenant might be entitled to assert against any previous landlord (including Landlord); provided, however, the foregoing shall not limit either (1) Tenant’s right to exercise against New Owner the offset rights set forth in Sections 1.15.7 and 31.2 of the Lease and Section 6.1 of Exhibit C-2 of the Lease or (2) New Owner’s obligation to correct any conditions that are curable (Lender acknowledging that all monetary obligations shall be deemed susceptible of cure) and existed as of the date of attornment and violate New Owner’s obligations as landlord under the Lease;

(iv) bound by any payment of rent, additional rent, supplemental rent or other charges or payments any Tenant may have made to any previous landlord (including Landlord) for more than one (1) month in advance except (1) to the extent such monies actually have been received by New Owner, or (2) such prepayment shall have been expressly approved by New Owner (either before, on, or after the date of attornment);

(v) liable for the return or application of any security deposit or other deposit or security that Tenant may have given to any previous landlord (including Landlord) that has not been transferred to New Owner; or

(vi) bound by any amendment or modification of the Lease or any termination or cancellation of the Lease, in each case made, given or done during the term of this Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed, unless such amendment or modification is an exercise of any rights or options expressly granted to Tenant under the Lease (including, without limitation, any right of renewal, expansion, termination, and any first refusal/first offer to lease).

Exhibit J, Page 3 of 16

(b) Notwithstanding anything to the contrary in this Agreement, (i) New Owner shall be bound by all obligations imposed by the Lease upon Landlord therein, including without limitation, the offset rights set forth in Sections 1.15.7 and 31.2 of the Lease and Section 6.1 of Exhibit C-2 of the Lease and Landlord’s obligation to fund any remaining allowance and/or financial responsibilities of Landlord (including, but not limited to, abatement and conversion rights), and (ii) New Owner’s obligations and liability under the Lease shall never extend beyond New Owner’s interest in the Property. If Tenant obtains any money judgment against New Owner with respect to the Lease or the relationship between New Owner and Tenant, as landlord and tenant, then Tenant shall look solely to New Owner’s interest in the Property (including proceeds and rental revenue derived therefrom) to collect such judgement and shall not collect or attempt to collect any such judgment out of any other assets of New Owner.

(c) The provisions of this Agreement regarding recognition by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party to this Agreement or the respective heirs, legal representatives, successors or assigns of any such party, immediately upon New Owner succeeding to Landlord’s interest in the Property. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the prior written request of Lender or any New Owner or any prospective New Owner, (i) any commercially reasonable instrument or certificate which, in the reasonable judgment of Lender or any New Owner or any prospective New Owner, may be necessary or appropriate in or following any Foreclosure to evidence such recognition, including, if requested, one or more new leases (between New Owner and Tenant) (each a “New Lease”) of the Foreclosed Property on the same terms and conditions as the Lease for the then unexpired term of the Lease, provided that such new lease shall in no way adversely affect the rights of Tenant under the Lease or increase the obligations of Tenant under the Lease and (ii) a Subordination, Non-Disturbance, Recognition and Attornment Agreement with any lender on such Foreclosed Property consistent with the terms hereof and otherwise reasonably acceptable to Tenant.

5. Acknowledgement and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due date therefor (excluding the advance rent deposit, if any, due upon execution of the Lease), unless Lender consents to such prepayment. Tenant acknowledges that Lender will rely upon this Agreement in providing the Loan to Borrower under the Loan Agreement.

(b) From and after the date of this Agreement, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease to which it is a party or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Lender, which notice Tenant shall send contemporaneously with the notice sent to Landlord; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender (which cure period may be concurrent with the cure period of Landlord). Notwithstanding the foregoing, Lender shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Lender, anticipate or require cure of any such default that is personal to Landlord or otherwise not reasonably susceptible to cure by Lender.

Exhibit J, Page 4 of 16

(c) Tenant and Landlord hereby agree that upon receipt of written notice from Lender of the occurrence of an Event of Default (as defined in the Loan Agreement), Tenant shall make all payments of rent and other sums coming due under the Lease from and after the date of such notice directly into an account specified by Lender in such written notice, or such other account or location as Lender may designate in writing to Tenant from time to time with reasonable advance written notice. Thereafter, Tenant shall pay the full amount of its rent and all other sums due under the Lease directly into such account without offset, credit or deduction (except as may be expressly permitted under the Lease) until notified otherwise by Lender in writing, notwithstanding any contrary instructions of or demands from Landlord, and Landlord hereby agrees that Tenant shall receive credit against rent due under the Lease for any such payments made to Lender and waives any claims against Tenant for the amount of any such payments made by Tenant to Lender. Tenant acknowledges that any notice sent pursuant to this Section 5(c) shall satisfy the requirements of notice set forth in the Lease.

(d) Except as provided in Section 45 of the Lease, Tenant has no right or option of any nature whatsoever to purchase any of the Property, or any portion of or any interest in the Property, and, notwithstanding the rights set forth in Section 45 of the Lease, to the extent that Tenant has had (including, without limitation, the rights set forth in Section 45 of the Lease), or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Lender.

(e) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement from the Lender.

(f) Nothing in this Agreement is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by any Tenant in the payment of rent and/or any other sums due under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.

(g) Except to the extent expressly stated in the Lease, Landlord has not agreed to any abatement of rent or other sums or period of “free rent” for the Property or to pay any tenant improvement allowance or to commence or complete any initial construction of improvements or any expansion or rehabilitation of existing improvements thereon. Tenant agrees that if Lender or any New Owner becomes the owner of the Property and succeeds to the landlord’s interest under the Lease, no agreement for abatement of rent or any other sum not expressly stated in the applicable Lease (or an amendment consented to by Lender, such consent not to be unreasonably withheld, conditioned or delayed), and no agreement to pay any tenant improvement allowance or to commence or complete any initial construction of improvements or any expansion or rehabilitation of existing improvements not expressly stated in the applicable Lease (or an amendment consented to by Lender, such consent not to be unreasonably withheld, conditioned or delayed), shall be binding on Lender or New Owner.

Exhibit J, Page 5 of 16

(h) Tenant agrees that Lender and its representatives, at their sole cost and expense, shall have the same rights to inspect the Property which is the subject of the Lease as Landlord, upon the same prior notice requirements to Tenant, subject to the same security rules as Landlord (e.g. must be accompanied by a representative of Tenant), and during normal business hours, provided, that if no Event of Default shall have occurred and be continuing under the Loan Agreement, such inspections with respect to the Property and such inspections shall occur no more than twice annually.

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease, acknowledges and agrees for itself and its heirs, representatives, successors and assigns: (i) that this Agreement does not constitute a waiver by Lender of any of its respective rights under the Loan Agreement, Mortgages, Notes or other Loan Documents (as defined in the Loan Agreement), or in any way release Borrower from their obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Loan Agreement, Mortgages, Notes or other Loan Documents and (ii) that Tenant is hereby authorized and directed to pay its rent and all other sums due under the Lease directly to an account designated by Lender to the extent directed by Lender as set forth in Section 5(c). Landlord hereby releases and discharges Tenant from any liability to Landlord resulting from Tenant’s payments to Lender in accordance with this Agreement.

7. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, in connection with a sale, assignment or other participation of Lender’s interest in the Loan or in connection with any Foreclosure or other exercise of remedies by Lender, upon not less than fifteen (15) days prior written notice from Lender, a certificate substantially in the form attached to the Lease as Exhibit “F”.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give under this Agreement shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile, by nationally recognized overnight delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses below (unless changed by similar notice in writing given by the particular party whose address is to be changed).

To Landlord:         Tamares 7950 Owner LLC

c/o Tamares Real Estate Holdings Inc.

1500 Broadway

24th Floor

New York, NY 10036

Attn: Itrat Sayeed

Facsimile: [                ]

Exhibit J, Page 6 of 16

With a copy to:	Braunstein Turkish LLP
7600 Jericho Turnpike
Suite 402
Woodbury, NY 11797
Attn: Michael Braunstein, Esq.
Facsimile: [ ]

To Tenant:	Prior to the Commencement Date (as defined in the
Lease)

Appian Corporation
1875 Explorer Street
4th Floor
Reston, Virginia 20190
Attn: Glenda W. Montemayor
Director Real Estate & Facilities
And:
Appian Corporation
1875 Explorer Street
4th Floor
Reston, Virginia 20190
Attn: Chief Financial Officer

With a copy to:

Cooley LLP
11951 Freedom Drive, Suite 1400
Reston, Virginia 20190-5656
Attn: Michelle Garcia Schulman
Facsimile: (703) 456-8100

Exhibit J, Page 7 of 16

To Tenant	On and After the Commencement Date (as defined in
the Lease)

Appian Corporation
7950 Jones Branch Drive, Suite [ ]
Tysons, Virginia 22102
Attn: Glenda W. Montemayor
Director Real Estate & Facilities

And	Appian Corporation
7950 Jones Branch Drive, Suite [ ]
Tysons, Virginia 22102
Attn: Chief Financial Officer

With a copy to:	Cooley LLP
11951 Freedom Drive, Suite 1400
Reston, Virginia 20190-5656
Attn: Michelle Garcia Schulman
Facsimile: (703) 456-8100

To Lender:	AB Commercial Real Estate Debt – B2 S.à r.l.
c/o AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105
Attention: Bryan Donohoe
Facsimile No.: (646) 432-7449

Exhibit J, Page 8 of 16

With a copy to:
Berkadia Commercial Mortgage
323 Norristown Road, Suite 300
Ambler, Pennsylvania 19002
Attention: Jim Governale
Facsimile No.: (215) 328-0349

and:

Cleary Gottlieb Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention: John V. Harrison, Esq.
Facsimile No.: (212) 225-3999

Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided in this Agreement or, in the case of facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement, in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Notes or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Miscellaneous.

(a) This Agreement shall survive any termination of the Lease by operation of law following any Foreclosure.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Loan Agreement, Mortgages, Notes or other Loan Documents.

(c) This Agreement shall inure to the benefit of the parties hereto and Lender, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that if any Lender assigns or transfers its interest, all obligations and liabilities of the assigning Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom such interest is assigned or transferred; and provided that the interests of Tenant under this Agreement may be assigned or transferred without the prior written consent of Lender to the extent such assignment or transfer is permitted under the terms of the Lease.

(d) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by each of the parties to this Agreement or their respective successors in interest.

Exhibit J, Page 9 of 16

(e) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality or unenforceability shall not apply to or affect any other provision of this Agreement, but this Agreement shall be construed as if such invalidity, illegibility, or unenforceability did not exist.

(f) Lender hereby notifies Tenant that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Tenant, which information includes the name and address of Tenant and other information that will allow Lender to identify Tenant in accordance with the Act. Tenant agrees, promptly following a written request by Lender, to provide such documentation and other information as Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(g) This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but which together shall constitute one original Agreement.

(h) The laws of the Commonwealth of Virginia and the applicable federal laws of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of this Agreement.

EXECUTED on the date set forth in the acknowledgment below to be effective as of the date first above written.

[Signatures on the following page]

LENDER:

[ ]
By:
Name:
Title:

[Signatures continue on the following page]

Exhibit J, Page 10 of 16

STATE OF	)
	).	SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this                  day of                     , 20         by                         , the                          of                     , a                     , on behalf of the company.

Seal
Notary Public

My Commission Expires:

[Signatures continue on the following page]

Exhibit J, Page 11 of 16

LANDLORD:

TAMARES 7950 OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

[Signatures continue on the following page]

Exhibit J, Page 12 of 16

STATE OF	)
	).	SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this                              day of                         , 20         by                         , the                          of Tamares 7950 Owner LLC, a Delaware limited liability company, on behalf of the company.

Seal
Notary Public

My Commission Expires:

[Signatures continue on the following page]

Exhibit J, Page 13 of 16

TENANT:

APPIAN CORPORATION,

a Delaware corporation

By:
Name:
Title:

[Signatures continue on the following page]

Exhibit J, Page 14 of 16

STATE OF	)
	).	SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this                  day of                     , 20         by                         , the                                  of Appian Corporation, a Delaware corporation, on behalf of the company.

Seal
Notary Public

My Commission Expires:

Exhibit J, Page 15 of 16

EXHIBIT A

LEGAL DESCRIPTION

Exhibit J, Page 16 of 16

EXHIBIT K

LANDLORD’S CLEANING SPECIFICATIONS

[EXHIBIT APPEARS ON FOLLOWING PAGES]

Exhibit K, Cover Page

JANITORIAL SERVICES

7950 JONES BRANCH DRIVE

TENANT OFFICE CLEANING SPECIFICATIONS

During all nightly activates contractor’s personnel are required to secure all work areas and ensure that all entry doors to the area they are cleaning are locked. Upon completion of all the nightly chores, all lights shall be turned off, doors locked and offices left in a neat and orderly condition. Manager shall be notified in writing of any irregularities. Contractor shall report any identified mechanical deficiencies that are seen throughout the day to Manager (ex: clogged toilet, leaks, burnt out light bulbs, broken doors, etc.) If contractor see any electric space heaters or open flame (ex: candles, sterno, etc.) that are being used by tenants, they are to immediate inform Manager.

Contractor shall perform these services nightly between the hours of 5:00 PM and 6:00 AM, Monday through Friday except Building Holidays.

I.	DAILY SERVICE

A.	TENANT AREAS

1.	Vacuum all carpet twice weekly, carpet sweep all areas three times a week.

2.	All hard surface flooring to be swept using approved dust down preparation Damp mop all flooring in entrance foyers.

3.	Empty and clean all waste baskets and disposal receptacles. Remove trash to designed areas.

4.	Dust all furniture, fixtures, chair rails, window unit covers and trim.

5.	Clean all glass furniture tops.

6.	Dust telephone with anti-bacterial cloth.

7.	Wash clean all water fountains and coolers.

8.	Spot cleaning of carpet as needed.

Ex. K, Page 1 of 4

B.	PUBLIC CORRIDORS

1.	Sweep and damp mop tile, terrazzo and marble flooring.

2.	Vacuum carpet.

3.	Clean all wall surfaces of finger marks, smudges, writing, etc.

4.	Dust elevator doors.

5.	Spot cleaning of carpet as needed.

C.	CORE LAVATORIES

1.	Scour, wash and disinfect both sides of all toilet seats, basins, bowls and urinals.

2.	Wash floors, using proper disinfectants.

3.	Wash and polish all mirrors, powder shelves, bright work including flushometers.

4.	Dust and wash all partitions, tile wall dispensers and receptacles.

5.	Empty paper towel receptacles and remove trash to designated areas.

6.	Empty and clean sanitary disposal receptacles (contractor to furnish napkins).

7.	Fill all paper towel, soap and tissue dispensers.

Ex. K, Page 2 of 4

II.	PERIODIC SERVICES

A.	CORE LAVATORIES

1.	Machine scrub floors monthly, or more frequently as necessary.

2.	Wash all partitions, tile walls and enamel surfaces monthly with proper disinfectant.

3.	High dust all lights, wall and grills monthly.

B.	GENERAL OFFICE AREAS

1.	Wipe clean all aluminum, chrome and other metal work around exterior windows as necessary.

2.	Dust all ventilating louvers and grilles within reach quarterly.

3.	Wash all waste receptacles quarterly.

4.	Wash all lighting fixtures quarterly.

5.	Dust all vertical surfaces not reached nightly, venetian blinds, picture frames, charts and other hangings, quarterly.

6.	Wash all windows in the demised premises inside and outside, twice per year.

C.	TENANT AREAS

1.	Machine scrub floors monthly.

III.	EXCLUDED AREAS & MATERIALS

1.	Private bathrooms

2.	Pantry area.

3.	Hazardous waste.

4.	Medical waste.

Ex. K, Page 3 of 4

ADDITIONAL TENANT SERVICES

It is agreed that contractor may perform special additional services to Tenants in the Building from time to time. Such special day or night service shall be invoiced directly to the Tenant as approved and authorized by the Owner and/or Manager.

Ex. K, Page 4 of 4

INDEX OF DEFINED TERMS

2019 OpEx	41
2019 OpEx Over-Run	41
2019 OpEx Stop	41
Abated Parking Permit Fees	5
Abated Rent	5
Accelerated Fit-Out Exercise Notice	17
Accelerated Fit-Out Right	17
Acceleration Notice	16
ADA Requirements	37
Additional Rent	5
Adjusted Fixed Date Expansion Space TI Allowance	17
Affiliate	62
Aggregate Fixed Date Expansion Space TI Allowance	17
Alterations	56
Amenities OpEx	3
Annual OpEx Credit	41
Antennae Equipment	57
Applicable Laws	43
Auditorium	1
Availability Notice	25
Base Building Work Letter	Ex. C-1, Pg.1
Base Rent	5
Building	2
Business Days	39
business hours	39
Cafeteria	Ex. B-5, Pg. 1
Commencement Date	x
Common Areas	79
Comparable Buildings	38
condemnation	73
Conference Center	1
Connecting Equipment	57
Control	62

Index of Terms, Page 1

Page
Controllable Operating Expenses	41
Controlling	62
Controls	62
Current Lender	71
Declaration	4
Default	68
Default Rate	38
Delayed Repair	76
Delivery	x
Delivery Date	1
Desk Sharing Arrangement	62
Determination Period	53
Discount Rate	70
Disqualifying Sublease	65
Ecosystem Partner	18
Eighth Floor Expansion Option	9
Eighth Floor Expansion Space	9
Eighth Floor Expansion Space Delivery Date	14
Eighth Floor Expansion Space Term	9
Eighth Floor Premises	1
Eleventh Floor Premises	1
Emergency Generator	55
eminent domain	73
Encumbrances	71
Enhanced Design Rights	81
Enhanced Design Rights Trigger	81
Environmental Laws	36
Event of Default	68
Executive Order	86
Exercise Period	87
Existing Tenanted Space	24
Expansion Option Exercise Notice	9
Expansion Rights	24
Expansion Space Delivery Date	13
Expense Statement	42

Index of Terms, Page 2

Page
Expiration Date	xi
Exterior Building Sign Rights	65
F&B Rights	81
Fifth Floor Abated Rent	7
Fifth Floor Abated Rent Period	7
Fifth Floor Must-Take Space	6
Fifth Floor Must-Take Space Commencement Date	6
Fifth Floor Must-Take Space Term	6
Fifth Floor Rent Commencement Date	7
Fifth Floor Tenant Improvement Allowance	8
Fifth Floor Tenant Improvement Allowance Items	6
Fifth Floor Tenant Improvements	Ex. C-2, Pg. 1
Final Fixed Date Expansion Space Delivery Date	16
First Delay Notice	15
First Extended Expansion Space Delivery Date	15
First LC Reduction Event	31
First LC Reduction Trigger	31
First Reduced LC Amount	31
First Renewal Term	29
First Renewal Term Commencement Date	29
First Renewal Term Expiration Date	29
First Repair Self Help Notice	76
Fitness Facility	40
Fixed Date Expansion Option	9
Fixed Date Expansion Options	9
Fixed Date Expansion Space	9
Fixed Date Expansion Space Abated Rent	11
Fixed Date Expansion Space Abated Rent Period	11
Fixed Date Expansion Space Commencement Date	10
Fixed Date Expansion Space Rent Commencement Date	11
Fixed Date Expansion Space Tenant Improvement Allowance	12
Fixed Expansion Space Tenant Improvements	12
FMV	10
FN Space	24
Force Majeure	84

Index of Terms, Page 3

Page
Fourth Floor Outdoor Space	2
Fourth LC Reduction Trigger	32
Fourth Reduced LC Amount	32
Future SNDA	71
Gannett Signage	67
Gannett Space	24
Hazardous Materials	36
hazardous waste	36
holidays	39
Identified ROFR Space	22
Identified ROFR Space Commencement Date	23
Identified ROFR Space Tenant Improvements	24
Identified ROFR Space Term	23
Initial Increased Security Deposit Amount	32
Initial Term	x
Insperity Space	24
Interim Fixed Date Expansion Space Lease	17
Interim Lease Notice	17
Interim Lease TI Funds	17
Interim Space	54
Interim Tenant	17
ISO	1
Land	2
Landlord	1
Landlord Delay	8
Landlord Parties	60
Landlord Work	1
Landlord’s Delivery Conditions	4
Landlord’s Knowledge	36
Landlord’s Offer Notice	87
LC Amendment	31
Lease	1
Lease Expiration Date	xi
Lease Term	4
Lease Terms Deadline	10

Index of Terms, Page 4

Page
Lease Year	30
Letter of Credit	30
Material Terms	87
Measurement Standard	1
Minimum Electrical Standard	40
Monthly Base Rent	xi
Monument Signage Rights	65
Must-Take Accelerated Fit-Out Right	8
Newly Enacted Laws	43
Ninth Floor Expansion Option	9
Ninth Floor Expansion Space	9
Ninth Floor Expansion Space Delivery Date	13
Ninth Floor Expansion Space Term	9
Ninth Floor Premises	1
Non-Controllable Operating Expenses	41
North Tower	2
Objection Notice	46
Octagon	16
Octagon Delay Notice	17
Octagon Lease	16
Octagon Renewal	17
Octagon Space	24
Octagon Surrender	16
Offer Notice	28
Offer Price	87
Officer’s Certificate	31
Operating Expenses	42
Original Premises	1
Original Premises Abated Rent Period	5
Original Premises Approved Working Drawings	3
Original Premises Construction Drawings	4
Original Premises Landlord Supervision Fee	8
Original Premises Tenant Improvement Allowance	Ex. C-2, Pg. 5
Original Premises Tenant Improvements	Ex. C-2, Pg. 1
Parking Permit	xiii

Index of Terms, Page 5

Page
Parking Permit Fees	xiii
Pending Deal	22
Pending Deal Acceptance Notice	22
Pending Deal Notice	22
Permitted Capital Expenditures	43
Permitted Transfer	61
Permitted Transfer Requirements	62
Permitted Transferee	61
Premises	1
Prepaid Fifth Floor Base Rent	35
Prepaid Original Premises Base Rent	35
Prepaid Rent	35
present fair market value of the Premises	69
Prime Rate	38
Profit	64
Project	2
Project Amenities	3
Purchase Agreement	87
Purchase Commitment	87
Real Estate Taxes	47
regulations	37
Renewal Notice	29
Renewal Option	29
Renewal Term	29
Rent	6
Rent Commencement Date	xi
Repair Costs	77
Required Information	63
Required SNDA	71
Requisition	7
Rescission Notice	10
Restaurant	Ex. B-5, Pg. 1
Restoration Notice	53
Restrictive Sign Rights	67
Review Meeting	80

Index of Terms, Page 6

Page
Review Notice	46
Right of First Offer	87
Right of First Offer Property	87
Right of First Refusal	22
Rights Reduction Sublease	64
ROFO	28
ROFO Space	28
ROFR	22
Rooftop Equipment	57
Rooftop Equipment Area	57
Sale Period	88
Satellite Equipment	57
Second Delay Notice	15
Second LC Reduction Trigger	31
Second Reduced LC Amount	32
Second Renewal Term	29
Second Renewal Term Commencement Date	29
Second Renewal Term Expiration Date	29
Second Repair Self Help Notice	77
Security Deposit Amount	30
Server Room	2
Service Interruption	40
Seventh Floor Expansion Option	9
Seventh Floor Expansion Space	9
Seventh Floor Expansion Space Delivery Date	15
Seventh Floor Expansion Space Term	9
Seventh Floor Premises	1
Signage Rights Tenant	67
Site Plan	2
Sixth Floor Premises	1
SNDA	72
South Tower	2
Special Equipment	58
Specialty Alterations	57
Storage Space	82

Index of Terms, Page 7

Page
Storage Space Rent	82
Substantial Completion	4
Summary	viii
Superior Additional Parking Rights	3
Supplemental HVAC Equipment	57
SVB	34
taken	73
Tax Protest	49
Tax Statement	48
Tenant	1
Tenant Delays	Ex. B-5, Pg. 1
Tenant Fit-Out Period	4
Tenant Improvements	7
Tenant Parties	60
Tenant’s Architectural Matters Rights	80
Tenant’s Building Illumination Rights	66
Tenant’s Notes	81
Tenant’s Rooftop Advertising Area	65
Tenant’s Rooftop Branding	65
Tenant’s Rooftop Branding Rights	65
Tenant’s Share	6
Tenanted Space	24
Tenanted Space Abated Rent	25
Tenanted Space Abated Rent Period	25
Tenanted Space Commencement Date	26
Tenanted Space Option	24
Tenanted Space Option Exercise Notice	24
Tenanted Space Option Period	24
Tenanted Space Rent Commencement Date	26
Tenanted Space Tenant Improvement Allowance	27
Tenanted Space Tenant Improvements	27
Tenanted Space Term	26
Tenth Floor Premises	1
Term	4
Third LC Reduction Trigger	31

Index of Terms, Page 8

Page
Third Reduced LC Amount	32
TI Funds Conversion Notice	5
Transfer Expenses	64
Triggering Credit Rating	31
Twelfth Floor Premises	1
unaffiliated third-party purchaser	87
Unilateral Expansion Option	18
Unilateral Expansion Right Exercise Notice	18
Unilateral Expansion Space	18
Unilateral Expansion Space Abated Rent	19
Unilateral Expansion Space Abated Rent Period	19
Unilateral Expansion Space Commencement Date	20
Unilateral Expansion Space Rent Commencement Date	20
Unilateral Expansion Space Tenant Improvement Allowance	21
Unilateral Expansion Space Tenant Improvements	21
Unilateral Expansion Space Term	20
waste products	37
Work Letter	Ex. C-2, Pg. 1
worth at the time of award	70

Index of Terms, Page 9